As filed with the Securities and Exchange Commission on June 15, 2009
Registration No. 333-157375

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

GRUBB & ELLIS APARTMENT REIT, INC.
(Exact name of registrant as specified in its governing instruments)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stanley J. Olander, Jr.
Chief Executive Officer, President and Chairman
Grubb & Ellis Apartment REIT, Inc.
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(866) 405-6905 (Facsimile)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lauren B. Prevost
Heath D. Linsky
Morris, Manning & Martin, LLP
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
(404) 365-9532 (Facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effectiveness of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 15, 2009

PROSPECTUS

Maximum Offering of 105,000,000 Shares of Common Stock

We are a Maryland corporation organized to invest in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan markets. We are externally managed by Grubb & Ellis Apartment REIT Advisor, LLC, our advisor, which is our affiliate. We have qualified and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes and we intend to continue to be taxed as a REIT.

We are offering to the public up to 100,000,000 shares of our common stock pursuant to our primary offering for $10.00 per share and up to 5,000,000 shares of common stock to be issued pursuant to the distribution reinvestment plan, or the DRIP, for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

This investment involves a high degree of risk.  You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 23 to read about risks you should consider before purchasing shares of our common stock. The most significant risks include the following:

•	There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	This may be considered a “blind pool” offering because we have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	As of the date of this prospectus, we have acquired only a limited number of properties. If we are unable to acquire suitable properties, or suffer a delay in making acquisitions, we may not have any cash flows available for distribution to you as a stockholder.

•	We have paid distributions from sources other than our cash flows from operations, including from the net proceeds from our initial public offering or from borrowed funds. Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We also may be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•	We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•	This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We rely on our advisor and its affiliates to manage our business and assets. We pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers and directors of our sponsor, our advisor, our dealer manager or their affiliates, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by our sponsor.

•	If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•	The amount of distributions we may pay to you in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose the amount you invest.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

				Net Proceeds
	Price to Public	Selling Commissions*	Dealer Manager Fee*	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$47,500,000	$—	$—	$47,500,000

*	The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares of our common stock sold pursuant to our primary offering to or for the account of our directors and officers, our affiliates and certain persons affiliated with broker-dealers participating in the primary offering. Selling commissions will not be charged for shares of our common stock sold pursuant to our primary offering to investors that have engaged the services of a financial advisor paid on a fee-for-service or assets under management basis by the investor. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares of common stock. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price; however, the net proceeds to us will remain unchanged. See the “Plan of Distribution” section of this prospectus.

Shares of our common stock will be offered to investors on a best efforts basis through Grubb & Ellis Securities, Inc., our affiliate and an affiliate of our advisor, and the dealer manager for this offering. The minimum initial investment is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor or any of our sponsor’s affiliates, which may be in lesser amounts. We will sell shares of our common stock in this offering until          , 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or extended with respect to shares of our common stock offered pursuant to the DRIP.

Grubb & Ellis Securities, Inc.

The date of this Prospectus is          , 2009.

SUITABILITY STANDARDS

General

An investment in shares of our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. There is no public market for shares of our common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares of our common stock. This investment is not suitable for persons who require immediate liquidity or guaranteed income, who seek a short-term investment, or who cannot bear the loss of their entire investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares of our common stock from third parties. These suitability standards require that a purchaser of shares of our common stock have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Some states have established suitability standards different from those we have established. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama — In addition to meeting any suitability requirements described above, an investor’s investment in shares of our common stock pursuant to this offering and in other similar programs cannot exceed 10.0% of that investor’s liquid net worth.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that investors limit their aggregate investment in shares of our common stock and other similar investments to not more than 10.0% of their liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of an investor’s total net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky and Pennsylvania — In addition to meeting any suitability requirements described above, an investor’s investment in shares of our common stock pursuant to this offering cannot exceed 10.0% of that investor’s liquid net worth.

Ohio and Oregon — In addition to meeting any suitability requirements described above, an investor’s investment in shares of our common stock pursuant to this offering and in affiliated programs cannot exceed 10.0% of that investor’s liquid net worth.

The minimum initial investment is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for residents of New York is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, unless such purchase is made by an individual retirement account, or IRA, in which case the minimum initial investment is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is made in increments of 10 shares of our common stock, which generally equals $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Any retirement plan trustee or individual

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considering purchasing shares of our common stock for a retirement plan or an IRA should read carefully the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, an investment in shares of our common stock is an appropriate investment for those of you who become stockholders.

Each of the participating broker-dealers, authorized registered representatives or any other person selling shares of our common stock on our behalf, and our sponsor, is required to:

•	make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain, for at least six years, records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling shares of our common stock on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in shares of our common stock.

In addition, by signing the subscription agreement, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed subscription agreement to your participating broker-dealer.

•	Make your check payable to “Grubb & Ellis Apartment REIT, Inc.”

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and “Plan of Distribution — Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on net income that it distributes to stockholders; and

•	enables individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	What is Grubb & Ellis Apartment REIT, Inc.?

A:	Grubb & Ellis Apartment REIT, Inc., or Grubb & Ellis Apartment REIT, is a Maryland corporation formed on December 21, 2005, which has qualified and elected to be taxed as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 2006 and intends to continue to be taxed as a REIT. We primarily invest in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas.

Q:	Who will choose and manage your real estate investments?

A:	Grubb & Ellis Apartment REIT Advisor, LLC, or Grubb & Ellis Apartment REIT Advisor, which we also refer to as our advisor, makes recommendations on all property acquisitions to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our property acquisitions. Our advisor or its affiliates receive, among other fees, an asset management fee for supervising the management and operation of properties that we acquire and an acquisition fee for the due diligence, selection and acquisition of properties that we acquire.

Q:	What types of real estate properties do you plan to acquire?

A:	We expect to use substantially all of the net proceeds from this offering to invest in a diversified portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan markets. We also may originate and invest in secured loans and other real estate-related investments. Because we have not yet identified any properties we intend to purchase with the net proceeds from this offering, we may be considered to be a “blind pool” investment.

Q:	How does Grubb & Ellis Apartment REIT own its real estate properties?

A:	We own our current real estate properties, and expect to own all of our future real estate properties, through Grubb & Ellis Apartment REIT Holdings, L.P., or Grubb & Ellis Apartment REIT Holdings, or through its subsidiaries. We organized Grubb & Ellis Apartment REIT Holdings, which we also refer to as our operating partnership, to own, operate and manage real estate properties on our behalf. We are the sole general partner of our operating partnership. Our advisor currently is the only limited partner and the only special partner of our operating partnership.

Q:	What is an UPREIT?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

The benefits of our UPREIT structure include the following:

•	We believe our structure provides us with access to capital for refinancing and growth. Because an UPREIT structure includes a partnership as well as a corporation, we can access the markets through our operating partnership issuing equity or debt as well as our company issuing capital stock or debt securities. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements.

•	Our structure allows stockholders through their ownership of common stock, and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through a diversified and ongoing business enterprise.

•	The UPREIT structure will provide property owners who transfer their real properties to our operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that otherwise would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Q:	What will you do with the money raised in this offering?

A:	We will use the net offering proceeds primarily to invest in apartment communities with stable cash flows and growth potential in select U.S. metropolitan markets, and for real estate-related investments. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We expect that at least 86.4% of the money you invest will be used to acquire our targeted investments and the remaining 13.6% will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the net proceeds in properties.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering up to 100,000,000 shares of our common stock pursuant to the primary offering on a “best efforts” basis at $10.00 per share. We are also offering up to 5,000,000 shares of our common stock pursuant to the DRIP at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the DRIP.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the securities. Because this is a “best efforts” offering, we cannot guarantee that any specific number of shares of our common stock will be sold. We intend to admit stockholders periodically as subscriptions for shares of our common stock are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:	We will sell shares of our common stock in this offering until the earlier of , 2011, or the date on which the maximum offering amount has been sold; provided, however, that the amount of shares of our common stock registered pursuant to this offering is the amount which we reasonably expect to be offered and sold within two years from the initial effective date of this offering, and we may extend this offering for an additional year or as otherwise permitted under applicable law. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares of Grubb & Ellis Apartment REIT common stock?

A:	Generally, you can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” beginning on page i of this prospectus.

Q:	For whom is an investment in shares of Grubb & Ellis Apartment REIT common stock appropriate?

A:	An investment in shares of our common stock may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in shares of our common stock will not meet those needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your IRA, simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. The minimum investment is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided, however, that the minimum initial investment for residents of New York is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, unless such purchase is made by an IRA, in which case the minimum initial purchase is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000.

Q:	How do I subscribe for shares of Grubb & Ellis Apartment REIT common stock?

A:	You must meet the suitability standards described in the “Suitability Standards” section of this prospectus in order to purchase shares of our common stock in this offering. If you would like to purchase shares of our common stock, please proceed as directed in the “How to Subscribe” section of this prospectus.

Q:	If I buy shares of common stock, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to you. Our distribution policy is set by our board of directors and is subject to change based on available cash flow. We declare distributions with a daily record date so your distribution benefits begin to accrue immediately upon becoming a stockholder. However, we cannot guarantee the amount of distributions we will pay, if any. Currently, we pay distributions monthly.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock. For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares of our common stock) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares of our common stock or we liquidate, assuming we do not pay any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares of our common stock is zero. If you are a tax-exempt entity, distributions from us generally will not constitute UBTI unless you have borrowed to acquire or carry your stock or have used the shares of our common stock in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders,” the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders,” and the “Distribution Reinvestment Plan” sections of this prospectus.

Q:	May I reinvest my distributions?

A:	Yes. See the “Distribution Reinvestment Plan” section of this prospectus for more information regarding the DRIP.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares of our common stock, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares of our common stock to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Suitability Standards” and “Description of Capital Stock — Restrictions on Ownership and Transfer” sections of this prospectus. We have adopted a share repurchase plan, as discussed under the “Share Repurchase Plan” section of this prospectus, which may provide limited liquidity for some of our stockholders.

Q:	Do you intend to list the shares of your common stock on a securities exchange? If not, is there any other planned liquidity event?

A:	We will seek to list the shares of our common stock on a national securities exchange if and when our board of directors determines that such listing would be in the best interest of our stockholders. If by 2013, the shares of our common stock are not listed on a national securities exchange, then our board of directors will seek stockholder approval of either (a) an extension of this listing deadline or (b) the liquidation of our company and distribution of the net proceeds to our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

•	four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions paid and the amount of distributions reinvested pursuant to the DRIP, as applicable;

•	an annual report after the end of each year; and

•	an annual IRS Form 1099-DIV after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have any questions regarding this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Investor Services Department Grubb & Ellis Apartment REIT Advisor, LLC 1551 N. Tustin Ave., Ste. 300 Santa Ana, CA 92705 Telephone: (877) 888-7348 or (714) 667-8252 Facsimile: (714) 667-6843

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read this entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Grubb & Ellis Apartment REIT, Inc. and our subsidiaries, including Grubb & Ellis Apartment REIT Holdings, L.P., except where the context otherwise requires.

Our Company

We are a Maryland corporation formed on December 21, 2005. We seek to provide investors the potential for income and growth through investment in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. We have qualified and elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2006 and we intend to continue to be taxed as a REIT. As of March 31, 2009, we owned 13 properties with an aggregate of 3,531 units that we acquired for an aggregate purchase price of $340,530,000.

We commenced our initial public offering of shares of our common stock on July 19, 2006. As of June 5, 2009, we had received and accepted subscriptions for 15,612,165 shares of our common stock, or approximately $155,956,000, in our initial public offering, excluding shares of our common stock issued pursuant to the DRIP. As of June 5, 2009, approximately 84,387,835 shares of our common stock remained available for sale to the public pursuant to our initial public offering, excluding shares of our common stock available pursuant to the DRIP. We intend to sell shares of our common stock pursuant to our initial public offering until the earlier of July 19, 2009, or the date on which the maximum number of shares of our common stock offered have been sold. We will not commence sales of shares of our common stock to the public pursuant to this offering until we have terminated our initial public offering.

Our headquarters are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 and our telephone number is (714) 667-8252. Our sponsor maintains a web site at www.gbe-reits.com/apartment/ where you can find additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

Our Business and Objectives

Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flows available for distribution to our stockholders;

•	preservation, protection and return of capital; and

•	growth of income and principal without taking undue risk.

Additionally, we intend to:

•	invest in income-producing real estate and real estate-related investments in a manner which permits us to maintain our qualification as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.

We believe the following will be key factors for our success in meeting our objectives:

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets

According to the U.S. Census Bureau, nearly 80.0% of total U.S. population growth between 2000 and 2030 will occur in the South and West, with three states, Florida, California and Texas, each gaining more than 12,000,000 people. Included in the top five growth states are Arizona and North Carolina, projected to add 5,600,000 and 4,200,000 people, respectively. Accordingly, we will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We believe these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances.

Leveraging the Experience of Our Management

We believe that a critical success factor in property acquisition lies in having a management team that possesses the flexibility to move quickly when an opportunity presents itself to buy or sell a property. The owners and officers of our advisor possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate opportunities to buy and sell properties to meet our objectives and goals.

Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Stanley J. Olander, Jr., has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for almost 30 years, and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Gustav G. Remppies and David L. Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust, Inc., where they oversaw the growth of that company from an ownership of approximately 12,000 apartment units mainly concentrated in four major markets at year-end 1997, when the company’s shares of common stock were listed on the New York Stock Exchange, to an ownership of approximately 23,000 apartment units across 17 major markets in 2004, when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14.0% per year.

Summary Risk Factors

An investment in our common stock is subject to a number of risks. Listed below are some of the most significant risks relating to your investment.

•	There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	This may be considered a “blind pool” offering because we have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	As of the date of this prospectus, we have acquired only a limited number of properties. If we are unable to acquire suitable properties, or suffer a delay in making acquisitions, we may not have any cash flows available for distribution to you as a stockholder.

•	We have paid distributions from sources other than our cash flows from operations, including from the net proceeds from our initial public offering or from borrowed funds. Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. We also may be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distribution.

•	We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•	This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We rely on our advisor and its affiliates to manage our business and assets. We pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers and directors of our sponsor, our advisor, our dealer manager or their affiliates, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by our sponsor.

•	If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate tax rates, which would adversely affect our operations and our ability to pay distributions to you.

•	The amount of distributions we may pay to you in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose the amount you invest.

•	Our board of directors may change our investment objectives without seeking your approval.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your investment in shares of our common stock, and our ability to pay distributions to you, will be reduced.

Our Property Acquisition Strategy

We primarily invest in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas. However, we may invest in other markets as well, and there is no limitation on the geographic areas in which we may acquire apartment communities. We will generally seek to acquire well-located and well-constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located.

Our primary investment focus is existing apartment communities that produce immediate rental income. However, we may acquire newly developed apartment communities with some lease-up risk if we believe the investment will result in long-term benefits for our stockholders. We generally purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance stockholder returns. We do not anticipate a significant focus on such properties.

We believe that our strategy for acquiring apartment communities will benefit our company and our stockholders for the following reasons:

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value-enhancing and income-producing capital improvements where appropriate, and control operating costs and capital expenditures.

•	We intend to purchase apartment communities in growth markets, at attractive prices relative to replacement cost, and obtain immediate income from tenant rents with the potential for appreciation in value over time.

We anticipate that the purchase price of properties we acquire will vary depending on a number of factors, including size and location. In addition, the amount of fees paid to our advisor, its affiliates and third parties will vary based on the amount of debt we incur in connection with financing the acquisition. If we fail to raise significant proceeds from this offering, we will not be able to purchase a diverse portfolio of properties. If we sell the maximum amount of this offering, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will acquire because the purchase prices of properties vary and our investment in each will vary based on the amount of leverage we use.

Our Properties

As of March 31, 2009, we owned the following properties:

	Ownership	Type of	Number		Purchase	Contract	Mortgage	Maturity
Property Name	Interest	Property	of Units	Occupancy	Date	Purchase Price	Debt	Date	Location

Walker Ranch Apartment Homes	100%	apartment	325	88.9%	10/31/2006	$30,750,000	$20,000,000	5/11/2017	San Antonio, TX
Hidden Lake Apartment Homes	100%	apartment	380	88.2%	12/28/2006	$32,030,000	$19,218,000	1/11/2017	San Antonio, TX
Park at Northgate	100%	apartment	248	96.0%	6/12/2007	$16,600,000	$10,295,000	8/1/2017	Spring, TX
Residences at Braemar	100%	apartment	160	91.3%	6/29/2007	$15,000,000	$9,474,000	6/1/2015	Charlotte, NC
Baypoint Resort	100%	apartment	350	84.6%	8/2/2007	$33,250,000	$21,612,000	8/1/2017	Corpus Christi, TX
Towne Crossing Apartments	100%	apartment	268	93.3%	8/29/2007	$21,600,000	$14,981,000	11/1/2014	Mansfield, TX
Villas of El Dorado	100%	apartment	248	91.5%	11/2/2007	$18,000,000	$13,600,000	12/1/2016	McKinney, TX
The Heights at Olde Towne	100%	apartment	148	90.5%	12/21/2007	$17,000,000	$10,475,000	1/1/2018	Portsmouth, VA
The Myrtles at Olde Towne	100%	apartment	246	93.9%	12/21/2007	$36,000,000	$20,100,000	1/1/2018	Portsmouth, VA
Arboleda Apartments	100%	apartment	312	86.9%	3/31/2008	$29,250,000	$17,651,000	4/1/2015	Cedar Park, TX
Creekside Crossing	100%	apartment	280	98.2%	6/26/2008	$25,400,000	$17,000,000	7/1/2015	Lithonia, GA
Kedron Village	100%	apartment	216	91.7%	6/27/2008	$29,600,000	$20,000,000	7/1/2015	Peachtree City, GA
Canyon Ridge Apartments	100%	apartment	350	93.1%	9/15/2008	$36,050,000	$24,000,000	10/1/2015	Hermitage, TN

Real Estate-Related Investments

Although our focus is on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate properties, including, but not limited to, income-producing commercial properties. The purchase of any apartment community or other property type will be based upon the best interest of our company and our stockholders as determined by our board of directors. In addition, we may make real estate-related investments, such as mortgage, mezzanine, bridge and other loans, common and preferred equity securities, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. Regardless of the mix of properties we may own, our primary business objectives are to maximize stockholder value and to preserve capital.

Estimated Use of Proceeds

Depending primarily on the number of shares of our common stock we sell pursuant to this offering and assuming no shares of our common stock are sold pursuant to the DRIP, we estimate that at least 86.4% of the money you invest will be used to purchase real estate and real estate-related investments. We expect that the remaining 13.6% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP; therefore, a greater percentage of the proceeds to us from such sales will be used to purchase real estate and real estate-related investments, and to fund our share repurchase plan.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$1,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions	70,000,000	7.0
Dealer Manager Fee	30,000,000	3.0
Other Organizational and Offering Expenses	10,000,000	1.0

Amount Available for Investment	$890,000,000	89.0%

Less Acquisition Costs:
Acquisition Fees	$25,922,000	2.6%
Initial Working Capital Reserve	—	—

Amount Invested in Assets	$864,078,000	86.4%

Our Advisor

Grubb & Ellis Apartment REIT Advisor, our advisor, is a Virginia limited liability company formed in December 2005. Our advisor is a subsidiary of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, and is also partially owned by certain members of the management of Grubb & Ellis Realty Investors through Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, and by ROC REIT Advisors, LLC, or ROC REIT Advisors. Grubb & Ellis Realty Investors is an indirect wholly owned subsidiary of Grubb & Ellis, our sponsor. Key members of the management of Grubb & Ellis, Grubb & Ellis Realty Investors and ROC REIT Advisors provide us with extensive experience in the real estate industry through their roles with our advisor. Our day-to-day operations are managed by our advisor under an advisory agreement. Our advisor may engage affiliated entities, including Triple Net Properties Realty, Inc., or Realty, and Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services for our properties.

Our Board of Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have five directors, including Mr. Olander, our Chairman of the Board of Directors, Andrea R. Biller, Glenn W. Bunting, Jr., Robert A. Gary, IV and W. Brand Inlow. Messrs. Bunting, Gary and Inlow are independent of us, our advisor and our advisor’s affiliates. Our stockholders elect directors annually.

We have five executive officers, including Mr. Olander, our Chief Executive Officer and President, who also serves as a director, as well as Mr. Carneal, our Executive Vice President and Chief Operating Officer, Mr. Remppies, our Executive Vice President and Chief Investment Officer, Shannon K S Johnson, our Chief Financial Officer, and Cora Lo, our Assistant Secretary.

Our Operating Partnership

We operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly owned by our operating partnership) owns all of the properties that we acquire. Our operating partnership is Grubb & Ellis Apartment REIT Holdings, which was formed as a Virginia limited partnership in December 2005, and we are its sole general partner and have control over its affairs. Our advisor currently is the only limited partner and the sole special limited partner in our operating partnership, entitling it to specified incentive distributions. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. We will use the net proceeds of this offering to purchase suitable properties, to repay debt we may assume when acquiring properties and to pay the amounts due to our advisor, its affiliates, and the dealer manager.

Our Sponsor and Grubb & Ellis Realty Investors

Our sponsor, Grubb & Ellis, is headquartered in Santa Ana, California and is one of the nation’s leading commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

Grubb & Ellis Realty Investors, the parent and manager of our advisor; Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, our dealer manager; Realty, which provides real estate brokerage, property management and other services for our properties; and Residential Management, which provides property management services to our properties, are each indirect wholly owned subsidiaries of Grubb & Ellis. Grubb & Ellis Realty Investors offers a diverse line of investment products as well as a full range of services, including identification and acquisition of investments, asset and property management, brokerage, leasing, analysis and consultation. Grubb & Ellis Realty Investors and its affiliates manage a growing portfolio of over 46,000,000 square feet of commercial properties located in more than 30 states, including more than 13,000 apartment units, with a combined value of approximately $6,800,000,000 based on purchase price, as of March 31, 2009. Grubb & Ellis Realty Investors is also an active seller of real estate, bringing many of its investment programs full cycle. Grubb & Ellis Realty Investors owns a 50.0% managing member interest in our advisor.

Our Dealer Manager

Grubb & Ellis Securities, an indirect wholly owned subsidiary of Grubb & Ellis, an affiliate of our advisor and a registered broker-dealer, assists us in selling shares of our common stock by serving as the dealer manager of this offering.

This Offering

We are offering for sale a maximum of 100,000,000 shares of our common stock pursuant to our primary offering for $10.00 per share. We are also offering up to 5,000,000 shares of our common stock pursuant to the DRIP for $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP. The minimum initial investment is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided, however, that the minimum initial investment for residents of New York is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, unless such purchase is made by an IRA, in which case the minimum initial purchase is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares of our common stock and, therefore, no specified dollar amount is guaranteed to be raised. We will sell shares of our common stock until the earlier of          , 2011, or the date on which the maximum offering has been sold; provided, however, that the amount of shares of our common stock registered pursuant to this offering is the amount which, as of the date of the prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and we may extend this offering for an additional year or as otherwise permitted under applicable law. We also reserve the right to terminate this offering at any time.

Prior Investment Programs

The “Prior Performance Summary” section of this prospectus contains a discussion of the experience of real estate and notes programs managed by our sponsor, Grubb & Ellis, including its subsidiaries, which we refer to collectively as the Grubb & Ellis Group, through December 31, 2008. Certain financial data relating to the Grubb & Ellis Group programs is also provided in the “Prior Performance Tables” in Exhibit A to this prospectus. The prior performance of our affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in the shares of our common stock.

Distribution Reinvestment Plan

During this offering, you may participate in the DRIP and elect to have the distributions you receive reinvested in shares of our common stock at a reduced price of $9.50 per share. We may terminate the DRIP at our discretion at any time upon ten days notice to you. See the “Distribution Reinvestment Plan” section of this prospectus for a further explanation of the DRIP, a copy of which is attached as Exhibit C to this prospectus.

Distribution Policy

In order to remain qualified as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis or at all. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. See the “Investment Objectives, Strategy and Criteria — Distributions” section of this prospectus for a further discussion of our distribution policy.

Liquidity Events

On a limited basis, you may be able to sell your shares of our common stock through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including (1) a listing of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company and (3) the sale of all or substantially all of our assets for cash or other consideration. We will seek to list the shares of our common stock on a national securities exchange if and when our board of directors determines that such listing would be in the best interest of our stockholders. If by 2013, the shares of our common stock are not listed on a national securities exchange, then our board of directors will seek stockholder approval of either (a) an extension of this listing deadline or (b) the liquidation of our company and distribution of the net proceeds to our stockholders. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation and dissolution would require the affirmative vote of holders of a majority of the outstanding shares of our common stock. We cannot guarantee that a liquidity event will occur.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares of our common stock, we have adopted a share repurchase plan to allow stockholders to sell shares of our common stock, subject to limitations and restrictions. Repurchases of shares of our common stock, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or qualifying disability. Repurchases would be limited to (1) those that could be funded from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the

DRIP and (2) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the lower of $9.25 or 92.5% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the lower of $9.50 or 95.0% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the lower of $9.75 or 97.5% of the price paid per share to acquire shares of our common stock from us; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire shares of our common stock from us.

If shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be: (1) for stockholders who have continuously held their shares of our common stock for less than four years, 100% of the price paid to acquire the shares of our common stock from us; or (2) for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares of our common stock from us.

If funds are not available to repurchase all shares of our common stock for which repurchase requests were received by the end of the calendar quarter, shares of our common stock will be purchased on a pro rata basis and any unfulfilled requests will be held until the next calendar quarter, unless withdrawn; provided, however, we may give priority to the repurchase of a deceased stockholder’s shares of our common stock or shares of a stockholder with a qualifying disability.

At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sales proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will occur only upon the sale of a property and the subsequent distribution of the net sale proceeds.

We will terminate our share repurchase plan if and when the shares of our common stock become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interest to terminate the program. We may amend or modify any provision of the plan at any time, in our board’s discretion. See the “Share Repurchase Plan” section of this prospectus for further explanation of our share repurchase plan and Exhibit D to this prospectus for a copy of our share repurchase plan.

Compensation to Our Advisor, Our Dealer Manager and Their Affiliates

We pay, and will pay in the future, to our advisor, the dealer manager and their affiliates, substantial compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation we pay or expect to pay to our advisor, the dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The table below assumes the shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on shares of our common stock sold pursuant to the DRIP.	Actual amount depends upon the number of shares of our common stock sold. We estimate that we will pay a total of $70,000,000 if we sell the maximum offering.

Dealer Manager Fee (our dealer manager)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.	Actual amount depends upon the number of shares of our common stock sold. We estimate that we will pay a total of $30,000,000 if we sell the maximum offering.

Other Organizational and Offering Expenses (our advisor or its affiliates)	Up to 1.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.	Actual amount depends upon the number of shares of our common stock sold. We estimate that we will pay a total of $10,000,000 if we sell the maximum offering.
Acquisition Stage
Acquisition Fees (our advisor or its affiliates)	Up to 3.0% of the contract purchase price of each property we acquire, up to 4.0% of the total development cost of any development property or up to 2.0% of the origination or purchase price of any real estate-related investment, as applicable.	$25,922,000 assuming no debt or $74,064,000 assuming leverage of 65.0% of the contract purchase price if we sell the maximum offering.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Operational Stage
Asset Management Fee (our advisor or its affiliates)	Subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of our invested capital, an amount equal to 0.5% per annum of average invested assets. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our advisor or one of its affiliates, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter; provided that, effective January 1, 2009, our advisor has agreed to waive the right to receive an asset management fee until the quarter following the quarter in which we generate funds from operations, or FFO, sufficient to cover 100% of the distributions declared to our stockholders for such quarter. For purposes of calculating FFO, non-recurring charges including, but not limited to, acquisition-related expenses, amortization of deferred financing fees on our line of credit or other equivalent mezzanine financing, interest expense associated with our line of credit, our loans from NNN Realty Advisors, Inc., or NNN Realty Advisors, an affiliate of our advisor, or other mezzanine loans, and gains or losses on future interest rate swaps, will be excluded. Average invested assets include any property-related debt; therefore, fully leveraging our portfolio could increase the asset management fee payable to our advisor or one of its affiliates.	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Property Management Fees (Realty or Residential Management)	Up to 4.0% of the gross monthly cash receipts from each property managed by the respective property manager, some of which may be reallowed to a third-party property manager.	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Compensation for Additional Services (our advisor or its affiliates)	If we request our advisor or one of its affiliates to render services for our company other than those required to be rendered by our advisor under the advisory agreement, the additional services, if our advisor elects to perform them, will be compensated separately on terms to be agreed upon between our advisor or its affiliate and us. The rate of compensation for these services must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed the amount that would be paid to unaffiliated third parties for similar services.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.

Operating Expenses (our advisor or its affiliates)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)	Up to the lesser of 1.75% of the contract sales price of each property or 50.0% of a competitive real estate commission that would have been paid to a third party. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest in our operating partnership pursuant to which our advisor will receive cash distributions from our operating partnership under the following circumstances:

• Incentive Distribution upon Sales	Equal to 15.0% of the net proceeds of the sale of the property after we have received, and paid to our stockholders, the sum of:	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.
• the gross proceeds from the sale of shares of our common stock; and

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

• any shortfall in our 8.0% annual cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds.
Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.

• Incentive Distribution upon Listing	In the event of termination of the advisory agreement due to listing of the shares of our common stock on a national securities exchange, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an 8.0% per annum cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. This distribution may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock.	Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

•Fees Payable upon Termination of the Advisory Agreement	In the event of termination of the advisory agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. In connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may cause our operating partnership to redeem our advisor’s special limited partner units, for cash, units of limited partnership interests in our operating partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if our operating partnership immediately sold all of its assets at fair market value.	Actual amount depends upon many factors to be negotiated between our advisor and our independent directors and, therefore, cannot be determined at this time.

The compensation we pay, and will pay in the future, to our advisor, our dealer manager and their affiliates is more fully described in the “Compensation Table” section of this prospectus. Except as described above, we do not intend to pay our affiliates with shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines in its good faith that it is in our best interest to do so.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

Regulation

Our apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Conflicts of Interest

Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT II, Inc., NNN 2002 Value Fund, LLC, NNN 2003 Value Fund, LLC, G REIT Liquidating Trust and T REIT Liquidating Trust, which own and operate real estate investments and may compete with us for the time and attention of these executives, as well as other private real estate investment programs that may compete with us or otherwise have similar business interests. Each of these key persons also may become involved in advising additional REITs and/or other real estate entities. Some of our officers and directors are also owners and officers of our advisor and affiliates of our advisor, including: Grubb & Ellis Realty Investors, the parent and manager of our advisor; Grubb & Ellis Securities, our dealer manager; Realty, which provides real estate brokerage, property management, and other services for our properties; Residential Management, which provides property management services to our properties; NNN Realty Advisors, the parent company of Grubb & Ellis Realty Investors, Grubb & Ellis Securities, Realty and Residential Management; and Grubb & Ellis, our sponsor. Ownership of these various entities by our officers and directors and the owners and officers of our advisor is set forth below in the sections entitled “Organizational Chart for Our Company and Our Advisor” and “Organizational Chart for Our Advisor’s Affiliates.” These conflicts of interest could limit the time and services that our officers and directors and our advisor and its officers devote to our company because of the similar services they will be providing to other real estate entities. Conflicts of interest related to investment opportunities presented to both our advisor and other real estate entities that are advised or sponsored by Grubb & Ellis could impair our ability to compete for acquisitions and tenants with these entities.

Organizational Chart for Our Company and Our Advisor

The following chart shows the ownership of our company and our advisor as of the date of this prospectus.

Organizational Chart for Our Advisor’s Affiliates

The following chart shows the ownership of the various entities that are affiliated with our advisor’s affiliates as of the date of this prospectus.

Tax-Exempt Entities and ERISA Considerations

The “Tax-Exempt Entities and ERISA Considerations” section of this prospectus describes certain considerations associated with a purchase of shares of our common stock by a pension, profit sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an IRA, subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares of our common stock for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares of stock that prevent any single stockholder from acquiring beneficial ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of shares of our stock.

About this Prospectus

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the “Where You Can Find Additional Information” section of this prospectus.

RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Investment Risks

There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount.

There currently is no public market for the shares of our common stock, and we do not expect a market to develop prior to the listing of the shares of our common stock on a national securities exchange. We have no current plans to cause shares of our common stock to be listed on any securities exchange or quoted on any market system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may attempt to cause shares of our common stock to be listed or quoted if our board of directors determines this action to be in our stockholders’ best interest, there can be no assurance that this event will ever occur. In addition, there are restrictions on the transfer of shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan but it is limited in terms of the amount of shares of our common stock which may be repurchased annually. Our board of directors may also limit, suspend, terminate or amend our share repurchase plan upon 30 days written notice. Therefore, it will be difficult for you to sell your shares of our common stock promptly or at all. If you are able to sell your shares of our common stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares of our common stock for an indefinite length of time. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 11.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses, asset management fees and property management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares of our common stock will ever appreciate in value to equal the price you paid for your shares of our common stock.

This may be considered a “blind pool” offering because we have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering.

We have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, this may be considered a “blind pool” offering and we cannot give you information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.

We have a limited operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

We were incorporated on December 21, 2005 and we commenced our initial public offering in July 2006, and thus we have a limited operating history. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a substantial operating history. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	build, expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors in us; and

•	build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and the value of your investment may fluctuate more widely with the performance of specific investments.

This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantial funds, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to you.

Our ability to achieve our investment objectives and to pay distributions to you is dependent upon the performance of our advisor in selecting additional investments for us to acquire in the future, selecting property managers for our properties and securing financing arrangements. Investors must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying additional suitable investments on financially attractive terms or that, if it identifies suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable additional investments, we will hold the net proceeds of this offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to you would be adversely affected.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net operational losses, and we may not be profitable or realize growth in the value of our investments. Many of our initial losses can be attributed to start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue, and many of our recent losses can be attributed to the current economic environment and capital constraints. Please see the

“Selected Financial Data” and “Our Performance” sections of this prospectus, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, for a discussion of our operational history and the factors for our losses.

We have paid distributions from sources other than our cash flows from operations, including from the net proceeds from our initial public offering and from borrowed funds. We may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment.

Distributions payable to you may include a return of capital, rather than a return on capital. We expect to pay distributions to you. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to maintain our qualification as a REIT. As a result, our distribution rate and payment frequency may vary from time to time. We expect to have little cash flows from operations available for distribution until we make substantial investments. Therefore, we may use proceeds from this offering or borrowed funds to pay cash distributions to you, including to maintain our qualification as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.

For the three months ended March 31, 2009, we paid distributions of $2,718,000 ($1,499,000 in cash and $1,219,000 in shares of our common stock pursuant to the DRIP), as compared to cash flows from operations of $299,000. From inception through March 31, 2009, we paid cumulative distributions of $14,117,000 ($7,818,000 in cash and $6,299,000 in shares of our common stock pursuant to the DRIP), as compared to cumulative cash flows from operations of $4,362,000. The distributions paid in excess of our cash flows from operations were paid using proceeds from our initial public offering. Our distributions of amounts in excess of our taxable income have resulted in a return of capital to our stockholders. See the “Our Performance” section of this prospectus.

As of March 31, 2009, we had an amount payable of $108,000 to our advisor and its affiliates for operating expenses, on-site personnel payroll and property management fees, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of March 31, 2009, no amounts due to our advisor or its affiliates have been deferred or forgiven. Effective January 1, 2009, our advisor waived the asset management fee it is entitled to receive from us until the quarter following the quarter in which we generate FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our stockholders for such quarter. See the “Compensation Table” section of this prospectus for a description of how we calculate FFO. Our advisor and its affiliates have no other obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with proceeds from our offerings or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the three months ended March 31, 2009, our FFO was $1,611,000. From inception through March 31, 2009, our cumulative FFO was $77,000. From inception through March 31, 2009, we paid cumulative distributions of $14,117,000. Of this amount, $77,000 was covered by our FFO. The distributions paid in excess of our FFO were paid using proceeds from our initial public offering. See the “Our Performance” section of this prospectus for a discussion of FFO.

We face competition from other apartment communities and housing alternatives for tenants, and we face competition from other acquirers of apartment communities for investment opportunities, both of which may limit our profitability and distributions to you.

The residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We face competition from many sources, including from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities are and will be located. Overbuilding of apartment communities may occur. If so, this would increase the number of apartment units available and may decrease occupancy and unit rental rates.

Furthermore, apartment communities we acquire most likely compete, or will compete, with numerous housing alternatives in attracting tenants, including owner occupied single- and multi-family homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our tenants, lease apartment units and increase or maintain rental rates.

The competition for apartment communities may significantly increase the price we must pay for assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger apartment REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for our properties, our business, financial condition and results of operations and our ability to pay distributions to you may be materially and adversely affected.

You are limited in your ability to sell your shares of our common stock pursuant to our share repurchase plan, and repurchases are made at our sole discretion.

Our share repurchase plan includes significant restrictions and limitations. Except in cases of death or qualifying disability, you must hold your shares of our common stock for at least one year. You must present at least 25.0% of your shares of our common stock for repurchase and until you have held your shares of our common stock for at least four years, repurchases will be made for less than you paid for your shares of our common stock. Shares of our common stock are repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year. Funds for the repurchase of shares of our common stock come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days written notice. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of our common stock back to us pursuant to our share repurchase plan, and you also should understand that the repurchase prices will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares of our common stock even if you deem it necessary or desirable to do so.

Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement.

In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of the shares of our common stock, and any shortfall in an 8.0% annual cumulative, non-compounded return to stockholders. In the event of a termination of the advisory agreement in connection with the listing of our common stock, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an 8.0% annual cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by us and our advisor, shares of our common stock or units of limited partnership interests in our operating partnership equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and any shortfall in the 8.0% return to stockholders. Finally, upon the termination of the advisory agreement as a result of the internalization of our advisor into us, the advisory agreement provides that a special committee, comprised of all of our independent directors, and our advisor will negotiate the compensation to be payable to our advisor pursuant to such termination. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time, but such amounts, if paid, will reduce cash available for distribution to you.

The business and financial due diligence investigation of us was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

Because our advisor and our dealer manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Morris, Manning & Martin, LLP has acted as counsel to us, our advisor and our dealer manager in connection with this offering and, therefore, investors will not have the benefit of due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, Morris, Manning & Martin, LLP may be precluded from representing us due to a conflict of interest between us and our affiliates. If any situation arises in which our interests are in conflict with those of our affiliates, we would be required to retain additional legal counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Our board of directors may change our investment objectives without seeking your approval.

Our board of directors may change our investment objectives without seeking your approval. Although our board of directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our board of directors determines that a change is in your best interest, a change in our investment objectives could reduce our payment of cash distributions to you or cause a decline in the value of our investments.

Risks Related to Our Business

We may suffer from delays in locating suitable investments, which may have adverse effects on our results of operations and our ability to pay distributions to you.

There may be a substantial period of time before the net proceeds of this offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or pay distributions to you.

We are uncertain of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

We intend to use the gross proceeds of this offering to buy a diversified portfolio of real estate and real estate-related investments and to pay various fees and expenses. In addition, to maintain our qualification as a REIT, we must distribute to our stockholders at least 90.0% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. Sources of debt or equity for funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

The recent market disruptions may adversely affect our operating results and financial condition.

The global financial markets are currently undergoing pervasive and fundamental disruptions. The continuation or intensification of any such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to a further weakening of the U.S. and global economies. To the extent that turmoil in the financial markets continues and/or intensifies, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market disruption could also affect our operating results and financial condition as follows:

•	Debt and Equity Markets — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold commercial mortgage-backed securities in the market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to you. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Valuations — The recent market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•	Government Intervention — The pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them with additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to you. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our success is dependent on the performance of our advisor.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor has broad discretion over the use of proceeds from this offering, and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations or the operations of our sponsor unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to you. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s key executives. Our advisor’s key executives are Messrs. Olander, Remppies and Carneal. The loss of any or all of Messrs. Olander, Remppies or Carneal, and our advisor’s inability to find, or any delay in finding, a replacement with equivalent skills and experience, could adversely impact our ability to acquire properties and the operation of our properties. Furthermore, our advisor may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services, and you should note that such contractors have no fiduciary duty to them and may not perform as expected or desired. Any such services provided by independent contractors will be paid for by us as an operating expense.

Our advisor may terminate the advisory agreement, which could require us to pay substantial fees and may require us to find a new advisor.

Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. However, if the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an 8.0% annual cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor’s interest as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by us and our advisor, shares of our common stock or units of limited partnership interest in our operating partnership equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Finally, upon the termination of the advisory agreement as a result of our advisor’s internalization into us, the advisory agreement provides that a special committee, comprised of all of our independent directors, and our advisor will agree on the compensation payable to our advisor pursuant to such termination. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.

If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions. If we internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of shares of our common stock.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor may not be employed by us, but instead may remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Our success is dependent on the performance of our sponsor.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor, Grubb & Ellis. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in our sponsor’s industry, which our sponsor anticipates will continue through 2009. In May 2009, due to the disruptions in the credit markets, the severe and extended general economic recession, and the significant decline in the commercial real estate market in 2008, our sponsor reported a significant decline in operating earnings and net income for the fourth calendar quarter of 2008 as compared to the fourth quarter of 2007 and for the year ended December 31, 2008 as compared to the year ended December 31, 2007. In addition, our sponsor recognized significant impairment charges to goodwill, impairments on the value of real estate assets held as investments, and additional charges related to its activities as a sponsor of investment programs in the quarter ended December 31, 2008. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that our sponsor has already experienced, and would continue to put downward pressure on our sponsor’s revenues and operating results. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We seek to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally-insured levels. If any of the banking institutions in which we have deposited funds ultimately fail, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.

In the past, our sponsor or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by our sponsor or its affiliates. Our advisor and its affiliates, including our sponsor, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.

Risks Related to Conflicts of Interest

Throughout this prospectus, references to affiliates of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10.0% or more of the outstanding voting securities of such other person;

•	any person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, manager, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean we are not managed solely in your best interest, which may adversely affect our results of operations and the value of an investment in shares of our common stock.

Many of our officers and all of our non-independent directors and our advisor’s officers have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your best interest. Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, an owner and officer of our advisor is involved in the management and advising of Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT II, Inc., NNN 2002 Value Fund, LLC, NNN 2003 Value Fund, LLC, G REIT Liquidating Trust and T REIT Liquidating Trust. These and other private real estate investment programs may compete with us for the time and attention of these executives, or otherwise compete with us or have similar business interests. Each of these officers also may advise additional REITs and/or other real estate entities. Additionally, some of these key personnel are also owners and officers of affiliates of our advisor with whom we do business, including Grubb & Ellis, NNN Realty Advisors, Grubb & Ellis Realty Investors, Grubb & Ellis Securities, Realty and Residential Management. The officers of our advisor also may advise other real estate investment programs sponsored by Grubb & Ellis.

Messrs. Olander, Carneal and Remppies, and Ms. Biller, Ms. Johnson and Ms. Lo each own a less than 1.0% interest in our sponsor. Mss. Biller, Johnson and Lo each hold options to purchase a de minimis amount of additional shares of our sponsor’s common stock. Messrs. Olander, Carneal and Remppies are each a member of ROC REIT Advisors, which owns a 25.0% non-managing membership interest in our advisor, and each own a de minimis interest in several other Grubb & Ellis Group programs. Ms. Biller also owns an 18.0% membership interest in Grubb & Ellis Apartment Management, which owns a 25.0% non-managing membership interest in our advisor, and she owns a de minimis interest in several other Grubb & Ellis Group programs.

Grubb & Ellis and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the Grubb & Ellis affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction approving the transaction as being fair and reasonable and on substantially the same terms and conditions as those received by the co-investment entity.

As officers, directors, managers and partial owners of entities with which we do business or with interests in competition with our own interests, these individuals experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our advisor and their affiliated entities. These conflicts of interest could limit the time and services that some of our officers devote to our company and the affairs of our advisor, because they will be providing similar services to other entities.

We may compete with other Grubb & Ellis Group programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.

Our sponsor, Grubb & Ellis, or its affiliates, have sponsored existing programs with investment objectives and strategies similar to ours, and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other Grubb & Ellis Group programs managed or advised by affiliates of our advisor. If our advisor or its affiliates breach their fiduciary or contractual obligations to us, or do not resolve conflicts of interest, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you. For example, our advisor has a duty to us to present us with the first opportunity to purchase any Class A income-producing apartment communities placed under contract by our advisor or its affiliates that satisfy our investment objectives. If our advisor did not comply with our right of first opportunity, this may result in some attractive properties not being presented to us for acquisition. This may adversely affect our results of operations and financial condition.

Our advisor’s officers will face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.

Certain of the officers of our advisor will face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the value of ownership of shares of our common stock.

Our advisor will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in your long-term best interest.

Under the advisory agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and your long-term best interest. The fees to which our advisor or its affiliates are entitled include acquisition fees, asset management fees, property management fees and disposition fees. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to you, the listing of the shares of our common stock, certain merger transactions or the termination of the advisory agreement. See the “Compensation Table” section of this prospectus for a description of the fees and distributions payable to our advisor and its affiliates. However, our advisor or its affiliates receive fees based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions.

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

Our advisor is a special limited partner in our operating partnership. The special limited partner is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of the gross proceeds from the sale of shares of our common stock and an 8.0% annual cumulative, non-compounded return. We bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.

The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.

Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in your long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which you would receive shares that are traded on a national securities exchange, if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in your best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to the advisor.

The absence of arm’s-length bargaining may mean that our agreements may not be as favorable to you as they otherwise could have been.

Any existing or future agreements between us and our advisor, our dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may require us to pay more than we would if we were using unaffiliated third parties. The advisory agreement, the dealer manager agreement, the property management agreements with Realty and Residential Management and the terms of the compensation to our advisor and our dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your best interest and may be overly favorable to the other party to such agreements, including in terms of the substantial compensation to be paid to these parties under these agreements.

Any joint venture arrangements may not solely reflect your best interest.

The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your best interest. We may acquire an interest in a property through a joint venture arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both us and its affiliate participating in the joint venture. The terms of such joint venture arrangement may be more favorable to the other joint venturer than to you. Our joint venture partners may have rights to take certain actions over which we have no control and may take actions contrary to our interests.

Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated;

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our strategies or objectives, including our strategy to qualify and maintain our qualification as a REIT; and

•	the joint venture may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

Risks Related to Our Organizational Structure

Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.

Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 50,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our 2006 Incentive Award Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, you may also experience dilution in the book value and fair market value of your shares of our common stock.

Your interests may be diluted in various ways, which may reduce your returns.

Our board of directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities, (1) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (2) to our advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us, except that while shares of our common stock are offered by us to the public, the public offering price of the shares of our common stock will be deemed their value.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which you could profit.

Our charter authorizes our board of directors to issue up to 50,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.

Upon investment in shares of our common stock, you will experience an immediate dilution of $1.00 per share.

The offering price for shares of our common stock is $10.00 per share. After the payment of selling commissions and dealer manager fee, we receive $9.00 per share. As a result of these expenses, you will experience immediate dilution of $1.00 in book value per share or 10.0% of the offering price, not including other organizational and offering expenses. We also will reimburse our advisor for certain organizational and offering expenses. These organizational and offering expenses include advertising and sales expenses, legal and accounting expenses, printing costs, formation costs, SEC, Financial Industry Regulatory Authority, or FINRA, and blue sky filing fees, investor relations and other administrative expenses. We will not reimburse our advisor for any organizational and offering expenses in excess of 1.0% of the gross proceeds of this offering. To the extent that our stockholders do not participate in any future issuance of our securities, they experience dilution of their ownership percentage.

Your ability to control our operations is severely limited.

Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under our charter and Maryland law, you will have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock, increase or decrease the number of our shares of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

The limitation on ownership of our common stock prevents any single stockholder from acquiring more than 9.9% of our capital stock or more than 9.9% of our common stock and may force him or her to sell stock back to us.

Our charter limits direct and indirect ownership of our common stock by any single stockholder to 9.9% of the value of the outstanding shares of our capital stock and 9.9% of the value or number (whichever is more restrictive) of the outstanding shares of our common stock. We refer to these limitations as the ownership limits. Our charter also prohibits transfers of our stock that would result in (1) the shares of our common stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50.0% of the shares of our common stock, applying broad attribution rules imposed by the federal income tax laws, (3) directly or indirectly owning 9.9% or more of one of our tenants or (4) before our common stock qualifies as a class of “publicly-offered securities,” 25.0% or more of the shares of our common stock being owned by ERISA investors. If a stockholder acquires shares of our stock in excess of the ownership limits or in violation of the restrictions on transfer, we:

•	may consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to him or her with respect to those excess shares of stock;

•	will not recognize his or her voting rights for those excess shares of stock; and

•	may consider the excess shares of stock held in trust for the benefit of a charitable beneficiary.

If such shares of stock are transferred to a trust for the benefit of a charitable beneficiary, he or she will be paid for such excess shares of stock a price per share equal to the lesser of the price he or she paid or the “market price” of our stock. Unless shares of our common stock are then traded on a national securities exchange, the market price of such shares of our common stock will be a price determined by our board of directors in good faith. If shares of our common stock are traded on a national securities exchange, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

If a stockholder acquires our stock in violation of the ownership limits or the restrictions on transfer described above:

•	he or she may lose his or her power to dispose of the stock;

•	he or she may not recognize profit from the sale of such stock if the “market price” of the stock increases; and

•	he or she may incur a loss from the sale of such stock if the “market price” decreases.

Limitations on share ownership and transfer may deter a sale of our common stock in which you could profit.

The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for your common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Maryland takeover statutes may deter others from seeking to acquire us and prevent you from making a profit in such transaction.

The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to our affiliates. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.

The MGCL and our organizational documents limit your right to bring claims against our officers and directors.

The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. However, our charter also provides that we may not indemnify or hold harmless our directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register, as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We intend to qualify for an exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55.0% of our portfolio must be comprised of qualifying real estate assets and at least another 25.0% of our portfolio must be comprised of additional qualifying real estate assets and real estate-related assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, we may not be able to maintain this exclusion from registration. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. Further, we may not be able to invest in a sufficient number of qualifying real estate assets and/or real estate-related assets to comply with the exclusion from registration.

We may determine to operate through our majority owned operating partnership or other wholly owned or majority owned subsidiaries. If so, our subsidiaries will be subject to restrictions similar to those discussed in the prior paragraph so that we do not come within the definition of an investment company under the Investment Company Act.

As part of our advisor’s obligations under the advisory agreement, our advisor will agree to refrain from taking any action which, in its sole judgment made in good faith, would subject us to regulation under the Investment Company Act. Failure to maintain an exclusion from registration under the Investment Company Act would require us to significantly restructure our business plan. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we may be required to terminate our advisory agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions.

Risks Related to Investments in Real Estate

Our results of operations, our ability to pay distributions to you and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our properties, our ability to dispose of properties, and yields from our properties:

•	poor economic times may result in defaults by tenants of our properties and borrowers. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	periods of high interest rates may reduce cash flows from leveraged properties; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay distributions to you or our ability to dispose of our investments.

We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to you.

The underlying value of our properties and the ability to pay distributions to you generally depend upon the ability of the tenants of our properties to pay their rents in a consistent and timely manner. Their inability to do so may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to pay distributions to you. These changes include, among others, changes in national, regional or local economic conditions. An increase in the number of tenant defaults or premature lease terminations could, depending upon the market conditions at the time and the incentives or concessions we must make in order to find substitute tenants, have a material adverse effect on our revenues and the value of shares of our common stock or our cash available for distribution to you.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to pay cash distributions to you.

We expect that substantially all of our apartment leases will continue to be for a term of one year or less. Because these leases generally permit the tenants to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Some or all of our properties have incurred, and will incur, vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties have incurred, and will incur, vacancies. If vacancies of a significant level continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to you.

In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on our investment in a single asset class, making our performance more vulnerable to economic downturns in the apartment industry than if we had diversified investments.

Our current strategy is to acquire interests primarily in apartment communities in select U.S. metropolitan markets. As a result, we are subject to the risks inherent in investing in a single asset class. A downturn in demand for residential apartments may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments across different asset classes.

Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.

Geographic concentration of properties exposes us to economic downturns in the areas where our properties are located. Because we intend to acquire apartment communities in select U.S. metropolitan markets, our portfolio of properties may not be geographically diversified. Additionally, if we fail to raise significant proceeds under this offering, we may not be able to geographically diversify our portfolio. A regional recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to pay cash distributions to you.

In order to attract and maintain tenants, we may be required to expend funds for capital improvements to the apartment units and common areas. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to you may be adversely affected.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to you. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to you.

Dramatic increases in our insurance rates could adversely affect our cash flows and our ability to pay future distributions to you.

Recently, prices for insurance coverage have increased dramatically. We may not be able to renew our insurance coverage at our current or reasonable rates nor can we estimate the amount of potential increases of policy premiums. As a result, our cash flows could be adversely impacted by increased premiums.

If one of our insurance carriers does not remain solvent, we may not be able to fully recover on our claims.

An insurance subsidiary of American International Group, or AIG, provides coverage under an umbrella insurance policy we have obtained that covers our properties. AIG has announced that it has suffered from severe liquidity problems. Although the U.S. Treasury and Federal Reserve have announced measures to assist AIG with its liquidity problems, such measures may not be successful. If AIG were to become insolvent, it could have a material adverse impact on AIG’s insurance subsidiaries. In the event that AIG’s insurance subsidiary that provides coverage under our policy is not able to cover our claims, it could have a material adverse impact on the value of our properties and our financial condition.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight and approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property.

Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

You may not receive any profits resulting from the sale of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such properties.

You may experience a delay before receiving your share of the proceeds of such liquidation. In liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to you.

Because we intend to continue to own and operate real estate, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to you.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and

•	substantially reduce our revenues and cash available for distribution to you.

Costs required to become compliant with the Americans with Disabilities Act at our properties may affect our ability to pay distributions to you.

We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990, as amended, or the ADA. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving. The U.S. Department of Justice is expected to issue new ADA regulations that could impact existing buildings. Any such changes in state or federal laws in this area could place a greater cost or burden on us as landlord of the properties we acquire. In addition, although we generally do not expect to engage in substantial renovation or construction work, any new construction at a property would need to be ADA compliant and a certain percentage of the construction costs may need to be allocated to the property’s overall ADA compliance.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flows.

Our real properties are subject to property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If property taxes increase, a reduction of our cash flows will occur.

Risks Related to Debt Financing

We have incurred, and intend to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.

We have financed, and we intend to continue to finance, a portion of the purchase price of our investments in real estate by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of the offerings of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for you sooner, our overall leverage will not exceed 65.0% of the combined market value of our real estate and real estate-related investments. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of the value of our net assets, without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can pay to you.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations reduces cash available for distributions. Whenever we incur variable rate debt, increases in interest rates increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.

We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.

Hedging activity may expose us to risks.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to you.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We have and may continue to finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to you because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to you.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to Other Real Estate-Related Investments

We do not have substantial experience in acquiring mortgage loans or investing in real estate-related securities, which may result in our real estate-related investments failing to produce returns or incurring losses.

None of our officers or the officers of our advisor have any substantial experience in acquiring mortgage loans or investing in the real estate-related securities in which we may invest. We may make such investments to the extent that our advisor, in consultation with our board of directors, determines that it is advantageous for us to do so. Our and our advisor’s lack of expertise in acquiring real estate-related investments may result in our real estate-related investments failing to produce returns or incurring losses, either of which would reduce our ability to pay distributions to you.

Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.

We may invest in the common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described in the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The commercial mortgage-backed securities in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.

Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the securities may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.

If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Federal Income Tax Risks

Failure to remain qualified as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to you.

We have qualified and elected to be taxed as a REIT under the Internal Revenue Code for federal income tax purposes beginning with our taxable year ended December 31, 2006 and we intend to continue to be taxed as a REIT. To continue to qualify as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to you. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to maintain our qualification as a REIT or revoke our REIT election, which it may do without stockholder approval.

If we fail to remain qualified as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

As a result of all these factors, our failure to remain qualified as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to you.

To remain qualified as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To maintain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our REIT taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our qualification as a REIT and to avoid the payment of federal income and excise taxes.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to you.

In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See the “Federal Income Tax Considerations — Taxation of Our

Company” section of this prospectus. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service, or IRS, could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to you or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to you. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to you. As a result, the amount available for distribution to you would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal income tax rate currently is 35.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to you from the sale of property through a TRS after the effective date of any increase in such tax rates.

If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to remain qualified as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25.0% of the value of all of our assets at the end of any calendar quarter. If the IRS were to determine that the value of our interests in all of our TRSs exceeded 25.0% of the value of total assets at the end of any calendar quarter, then we would fail to remain qualified as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25.0% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to remain qualified as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to remain qualified as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for maintaining our qualification as a REIT. Our failure to remain qualified as a REIT would adversely affect your return on your investment.

You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in the DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of our common stock received.

Legislative or regulatory action with respect to taxes could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by companies to individuals to a maximum of 15.0% prior to 2011. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35.0% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute to you, and we thus expect to avoid the “double taxation” to which other companies are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in your best interest.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt stockholders may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of our common stock should generally constitute unrelated business taxable income to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute unrelated business taxable income if the stockholder incurs debt in order to acquire shares of our common stock; and

•	part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

See the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.

A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will continue to qualify as a “domestically controlled” REIT. If we were to fail to continue to so qualify, gain realized by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus.

Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gains dividends paid to foreign stockholders, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See the “Federal

Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus for further discussion.

Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks

We, and our stockholders that are employee benefit plans, individual retirement accounts, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below. See the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus for a more detailed discussion of these Benefit Plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in shares of our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If you are investing the assets of a Benefit Plan or IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your Benefit Plan or IRA, including your Benefit Plan or IRA’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the Benefit Plan or IRA;

•	whether your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the Benefit Plan or IRA; and

•	your need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Internal Revenue Code) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Internal Revenue Code) of your Benefit Plan or IRA, you should not purchase shares of our common stock unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under the “Risk Factors” section of this prospectus, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering, assuming that we sell 100,000,000 shares of our common stock pursuant to the primary offering. The number of shares of our common stock offered pursuant to our primary offering may vary from this assumption since we have reserved the right to reallocate the shares of our common stock offered between the primary offering and the DRIP.

Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share. We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fee for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See the “Plan of Distribution” section of this prospectus for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares of our common stock pursuant to the DRIP. As long as the shares of our common stock are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares of our common stock pursuant to the DRIP will be used to fund repurchases of shares of our common stock pursuant to our share repurchase plan. Because we do not pay selling commissions or a dealer manager fee, or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares of our common stock pursuant to the DRIP than pursuant to the primary offering. As a result, if we reallocate shares of our common stock from the DRIP to the primary offering, the net proceeds from the sale of the reallocated shares of our common stock could be less than we currently estimate.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 86.4% of the money you invest will be used to purchase real estate and real estate-related investments. We expect that the remaining 13.6% will be used to pay expenses and fees, including the payment of fees to our advisor and the dealer manager for this offering.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. Our independent directors are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of our independent directors.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$1,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	70,000,000	7.0
Dealer Manager Fee(1)	30,000,000	3.0
Other Organizational and Offering Expenses(2)	10,000,000	1.0

Amount Available for Investment(3)	$890,000,000	89.0%

Less Acquisition Costs:
Acquisition Fees(4)	$25,922,000	2.6%
Initial Working Capital Reserve(5)	—	—

Amount Invested in Assets(6)	$864,078,000	86.4%

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced under certain circumstances for volume discounts and other types of sales. See the “Plan of Distribution” section of this prospectus for a description of these provisions.

(2)	Other organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing shares of our common stock to be sold in this offering. Activities of our advisor that may be reimbursed include, but are not limited to, development of marketing materials and marketing presentations, participating in due diligence and coordinating generally the marketing process for this offering. Our advisor will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us.

(3)	Until required in connection with the acquisition of real estate or real estate-related investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(4)	Acquisition fees include any and all fees paid by any party to any person in connection with the purchase, development or construction of real properties. Acquisition fees do not include acquisition expenses. We will pay our advisor or one of its affiliates acquisition fees of up to 3.0% of the contract purchase price of each property we acquire. Our advisor or its affiliates will be entitled to receive acquisition fees for properties acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. We may pay our advisor or its affiliates up to 4.0% of the total development cost of any development property and up to 2.0% of the origination or purchase price of any real estate-related investment. For purposes of this table, we have assumed that (a) no real estate-related investments will be originated or acquired, (b) no payments for development fees will be made and (c) no debt will be incurred with respect to any property acquisition. However, as disclosed throughout this prospectus, we have used, and expect to continue to use, leverage, which results in higher fees paid to our advisor and its affiliates. Assuming, in addition to our other assumptions, a maximum leverage of 65.0% of our assets, the maximum acquisition fees would be approximately $74,064,000. These assumptions may change due to different factors including changes in the allocation of shares of our common stock between the primary offering and the DRIP, the extent to which proceeds from the DRIP are used to repurchase shares of our common stock pursuant to our share repurchase plan and the extent to which we make real estate-related investments. To the extent that we issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report on Form 10-K that is incorporated into this prospectus for a discussion of the capital plan that our advisor will establish for each of our investments.

(6)	Includes amounts anticipated to be invested in assets and all expenses actually incurred in connection with selecting, evaluating and acquiring such assets, which will be reimbursed regardless of whether an asset is acquired.

SELECTED FINANCIAL DATA

The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, incorporated by reference into the prospectus. Our historical results are not necessarily indicative of results for any future period.

The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data in a format consistent with our consolidated financial statements.

	March 31,
	2009	December 31,			January 10, 2006
Selected Financial Data	(Unaudited)	2008	2007	2006	(Date of Inception)

BALANCE SHEET DATA:
Total assets	$342,208,000	$344,685,000	$228,814,000	$67,214,000	$201,000
Mortgage loan payables, net	$217,643,000	$217,713,000	$139,318,000	$19,218,000	$—
Stockholders’ equity	$106,232,000	$106,705,000	$66,056,000	$14,247,000	$201,000

				Period from
				January 10, 2006
	Three Months			(Date of Inception)
	Ended March 31,			through
	2009	Years Ended December 31,		December 31,
	(Unaudited)	2008	2007	2006

STATEMENT OF OPERATIONS DATA:
Total revenues	$9,378,000	$31,878,000	$12,705,000	$659,000
Net loss from continuing operations	$(1,478,000)	$(12,827,000)	$(5,579,000)	$(523,000)
Net loss attributable to controlling interest	$(1,478,000)	$(12,826,000)	$(5,579,000)	$(523,000)
Net loss per share — basic and diluted(1):
Net loss from continuing operations	$(0.09)	$(1.04)	$(1.10)	$(1.99)
Net loss attributable to controlling interest	$(0.09)	$(1.04)	$(1.10)	$(1.99)
STATEMENT OF CASH FLOWS DATA:
Cash flows provided by operating activities	$299,000	$1,567,000	$2,195,000	$301,000
Cash flows used in investing activities	$(202,000)	$(126,638,000)	$(126,965,000)	$(63,991,000)
Cash flows provided by financing activities	$790,000	$126,041,000	$125,010,000	$65,144,000
OTHER DATA:
Distributions declared	$2,614,000	$8,633,000	$3,519,000	$145,000
Distributions declared per share	$0.17	$0.70	$0.68	$0.14
Funds from operations(2)	$1,611,000	$(1,106,000)	$(194,000)	$(234,000)
Net operating income(3)	$5,020,000	$15,832,000	$6,482,000	$393,000

(1)	Net loss per share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s common stock.

(2)	For additional information on FFO, refer to the “Our Performance — Funds from Operations” section of this prospectus, which includes a reconciliation of our GAAP net income (loss) to FFO for each of our last four fiscal quarters ended March 31, 2009.

(3)	For additional information on net operating income, refer to the “Our Performance — Net Operating Income” section of this prospectus, which includes a reconciliation of our GAAP net income (loss) to net operating income for the three months ended March 31, 2009 and for the year ended December 31, 2008.

OUR PERFORMANCE

Funds From Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which it believes more accurately reflects the operating performance of a REIT. FFO is not equivalent to our net income or loss as defined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flows available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

The following is the calculation of FFO for each of our last four fiscal quarters ended March 31, 2009, as reconciled to net loss, which we believe is the most comparable GAAP measurement.

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008

Net loss	$(1,478,000)	$(3,677,000)	$(3,169,000)	$(3,060,000)
Add:
Net loss attributable to noncontrolling interests	—	—	—	—
Depreciation and amortization — consolidated properties	3,089,000	3,437,000	3,164,000	2,525,000

FFO	$1,611,000	$(240,000)	$(5,000)	$(535,000)

FFO per share — basic and diluted	$0.10	$(0.02)	$—	$(0.05)

Weighted average common shares outstanding — basic and diluted	15,688,833	14,998,194	13,499,942	11,368,448

FFO reflects acquisition related expenses of interest expense on the Wachovia Loan, interest expense on the unsecured note payables to affiliate, amortization of deferred financing fees associated with acquiring the lines of credit, the write off of deferred financing fees in connection with the termination of our line of credit and mezzanine line of credit, unused fees on our line of credit, and other acquisition related expenses, as well as amortization of debt discount.

Net Operating Income

As of March 31, 2009 and December 31, 2008, we owned 13 properties. The aggregate occupancy for the properties was 91.1% as of March 31, 2009 versus 90.3% as of December 31, 2008.

The aggregate net operating income for the properties for the three months ended March 31, 2009 was $5,020,000 compared to $15,832,000 for the year ended December 31, 2008.

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, general and administrative expenses, depreciation, amortization, interest and dividend income and other income, net. We believe that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. To facilitate understanding of this financial measure, a reconciliation of net loss to net operating income has been provided for the three months ended March 31, 2009 and for the year ended December 31, 2008.

	Three Months Ended	Year Ended
	March 31, 2009	December 31, 2008

Net loss	$(1,478,000)	$(12,827,000)
Add:
General and administrative	549,000	5,354,000
Depreciation and amortization	3,089,000	11,720,000
Interest expense	2,861,000	11,607,000
Less:
Interest and dividend income	(1,000)	(22,000)

Net operating income	$5,020,000	$15,832,000

Information Regarding Our Distributions

The amount of the distributions we pay to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for the payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

Our board of directors approved a 6.0% per annum, or $0.60 per common share, distribution to be paid to our stockholders beginning on October 5, 2006, the date we reached our minimum offering of $2,000,000 in our initial offering. The first distribution was paid on December 15, 2006 for the period ended November 30, 2006. On February 22, 2007, our board of directors approved a 7.0% per annum, or $0.70 per common share, distribution to be paid to our stockholders beginning with our March 2007 monthly distribution, which was paid on April 15, 2007. Distributions are paid to our stockholders on a monthly basis. On February 10, 2009, our board of directors approved a decrease in our distribution to a 6.0% per annum, or $0.60 per common share, distribution to be paid to our stockholders beginning with our March 2009 monthly distribution, which was paid in April 2009.

For the three months ended March 31, 2009, we paid distributions of $2,718,000 ($1,499,000 in cash and $1,219,000 in shares of our common stock pursuant to the DRIP), as compared to cash flows from operations of $299,000. For the three months ended March 31, 2008, we paid distributions of $1,537,000 ($826,000 in cash and $711,000 in shares of our common stock pursuant to the DRIP), none of which were paid from cash flows from operations. From inception through March 31, 2009, we paid cumulative distributions of $14,117,000 ($7,818,000 in cash and $6,299,000 in shares of our common stock pursuant to the DRIP), as compared to cumulative cash flows from operations of $4,362,000. The distributions paid in excess of our cash flows from operations were paid using proceeds from our initial offering. Our distributions of amounts in excess of our taxable income have resulted in a return of capital to our stockholders. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distribution.

The distributions paid during each of the last four fiscal quarters ended March 31, 2009, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions were as follows:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2009	2008	2008	2008

Distributions paid in cash	$1,499,000	$1,363,000	$1,211,000	$1,014,000
Distributions reinvested	1,219,000	1,193,000	1,044,000	854,000
Total distributions	$2,718,000	$2,556,000	$2,255,000	$1,868,000
Source of distributions:
Cash flow from operations	$299,000	$—	$1,750,000	$1,445,000
Offering proceeds	2,419,000	2,556,000	505,000	423,000
Total sources	$2,718,000	$2,556,000	$2,255,000	$1,868,000

The income tax treatment for distributions reportable for the years ended December 31, 2008, 2007 and 2006 was as follows:

	Years Ended December 31,
	2008		2007		2006

Ordinary income	$—	—%	$—	—%	$—	—%
Capital gain	—	—	—	—	—	—
Return of capital	8,216,000	100	3,115,000	100	68,000	100

	$8,216,000	100%	$3,115,000	100%	$68,000	100%

As of March 31, 2009, we had an amount payable of $108,000 to our advisor and its affiliates for operating expenses, on-site personnel payroll and property management fees, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of March 31, 2009, no amounts due to our advisor or its affiliates have been deferred or forgiven. Effective January 1, 2009, our advisor waived the asset management fee it is entitled to receive from us until the quarter following the quarter in which we generate FFO, excluding non-recurring charges, sufficient to cover 100% of the distributions declared to our stockholders for such quarter. Our advisor and its affiliates have no other obligations to defer, waive or forgive amounts due to them. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, with proceeds from our offerings or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the three months ended March 31, 2009 and 2008, our FFO was $1,611,000 and $(326,000), respectively. From inception through March 31, 2009, our cumulative FFO was $77,000. From inception through March 31, 2009, we paid cumulative distributions of $14,117,000. Of this amount, $77,000 was covered by our FFO. The distributions paid in excess of our FFO were paid using proceeds from our initial offering.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flows available for distribution to our stockholders;

•	preservation, protection and return of capital; and

•	growth of income and principal without taking undue risk.

Additionally, we intend to:

•	invest in income-producing real estate and real estate-related investments in a manner which permits us to continue to qualify as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.

We may not attain these objectives and the value of our investments may decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if we raise significantly less than the maximum offering amount, we may not be able to purchase a diverse portfolio of properties.

We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets

According to the U.S. Census Bureau, nearly 80.0% of the estimated total U.S. population growth between 2000 and 2030 will occur in the South and West. We will emphasize property acquisitions in regions of the U.S. that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances. For example, they may be baby-boomers or retirees who desire freedom from home maintenance costs and property taxes or they may be service employees who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment. They may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flows to our investors as well as increasing the value of our properties.

The current market environment has made it more difficult to qualify for a home loan, and the down payment required to purchase a new home may be substantially greater than it has in the past, potentially making home ownership more expensive. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we may acquire.

Leveraging the Experience of Our Management

We believe that a critical success factor in property acquisition lies in having a management team that possesses the flexibility to move quickly when an opportunity presents itself to buy or sell a property. The owners and officers of our advisor possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate opportunities to buy and sell properties to meet our objectives and goals.

Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for almost 30 years, and previously served as President and Chief Financial Officer and a member of the board of directors of

Cornerstone Realty Income Trust, Inc. Likewise, Mr. Remppies and Mr. Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust, where they oversaw the growth of that company from an ownership of approximately 12,000 apartment units mainly concentrated in four major markets at year-end 1997, when the company’s shares of common stock were listed on the New York Stock Exchange, to an ownership of approximately 23,000 apartment units across 17 major markets in 2004, when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14.0% per year.

Current Market Opportunities

The national apartment rental market was generally resilient in 2008 despite a loss of approximately 2.6 million jobs during the year, as reported by the Bureau of Labor Statistics, or BLS, due to the significantly reduced availability of mortgages and a stronger preference in favor of apartment renting over home ownership. These conflicting forces are likely to define the apartment market during the next several years. The apartment market will be most sensitive to the length of the current recession and the severity of its future job losses. We believe that the inability or lack of desire among households to purchase or maintain ownership of homes in the next several years will continue to exert a positive impact on the apartment market. According to Reis, Inc., “Households’ bias in favor of homeownership will not reassert until such time as expectations of price appreciation reemerge” (Reis Apartment First Glance 2008 Quarter 3).

Although apartment completions are expected to begin to moderate in 2009 according to Marcus & Millichap, some local markets may be affected by deliveries of relatively large additional new apartment inventories. Looking forward, completions in 2010 and 2011 are expected to be significantly lower than historical levels due to the lack of construction financing available today (Marcus & Millichap, 2009 National Apartment Report). The significant reduction of new supply should support strong performance of apartment communities in the medium term.

In the medium and long term, demographic trends will support greater demand for apartments. The aging of the echo boomer generation into young adulthood will have a long term positive impact on the multifamily market. Echo boomers, who are generally identified as the children of baby boomers, represent a number about the same as their parents’ generation — nearly 80 million people according to the National Multi Housing Council (A Plan for Tomorrow: Creating Stronger, Healthier Cities Today). Echo boomers will most likely form households and enter the housing market during a prolonged period, through approximately 2020. As large numbers of echo boomers enter the housing market upon leaving home or completing school, they are much more likely to rent due to their age profile.

Changes in baby boomers’ housing preferences are also likely to increase demand for apartments. As this generation retires, they are more likely to re-enter the multifamily rental market.

Although distress in the housing, financial and labor markets has been experienced nationwide, performance of particular apartment markets has differed depending on the strength of local key industries, population and job growth, the levels of shadow supply and apartment inventory additions, and demographic trends.

Limited Supply

According to the National Association of Homebuilders, in 2008, multifamily housing building fell to one of its lowest numbers on record. In fact, over the last 10 years, as reported by Reis, Inc. in its United States Apartment 1Q 2009 Metro Trend Futures, new apartments delivered to the marketplace declined by more than 50.0%. Reis, Inc.’s report further indicates that this trend is expected to continue, and over the next five years new apartment delivery will remain historically low.

New Apartment Delivery
(in Thousands)

Source: Reis, Inc., “United States Apartment 1Q 2009 Metro Trend Futures.” March 31, 2009.

In 2008, as reported by the National Multi Housing Council, almost one third of the U.S. population rented. According to the U.S. Census Bureau, over the next 10 years there will be 15 million new households, translating to about 1.5 million new households per year. Therefore, even if only 30.0% of these households rent over the next 10 years, approximately 450,000 new rental units will need to be built each year to meet the housing needs of the U.S. population.

•	According to Professor Arthur Nelson, Director of Metropolitan Research at the University of Utah, to meet emerging housing demands, half of all new homes built between now and 2020 will have to be rental units.

We believe that this limited supply should support strong performance in the apartment sector, particularly as the demand for rental housing continues to increase.

Growing Demand

The American population is growing at an unprecedented rate and by 2030 the U.S. will be home to 94 million more people than in 2000, according to National Multi Housing Council President, Doug Bibby. Mr. Bibby further reported that 60 million new housing units will need to be built to accommodate this population growth. In its State of the Nation’s Housing 2007 report, Harvard’s Joint Center for Housing Studies predicted an increase of 1.8 million renters by 2015. Mr. Bibby reported, instead, there was a surge of 1.5 million renters between 2005 and 2007 alone. Furthermore, we believe that growth among key demographic groups is likely to result in even greater demand for apartments. Why?

•	According to Mr. Bibby, by 2015, there will be 67 million people aged 20-34, an age group highly likely to rent. Prime renters are those considered to be aged 20 to 29, according to CB Richard Ellis-Torto Wheaton Research.

•	A trend towards “lifestyle renting” is emerging for the baby boom generation, 78 million strong, according to CB Richard Ellis-Torto Wheaton Research and Mr. Bibby.

•	More than 80 percent of the 1.6 million immigrants living in the U.S. in 2005 rented, according to Harvard’s Joint Center for Housing Studies.

We believe that increased growth in population, coupled with tighter lending conditions and uncertainty in the housing markets, should help drive further demand for apartments. Furthermore, we believe with a reduction of new supply coming on-line in coming years, the apartment sector may be poised to benefit from these favorable supply and demand characteristics.

Investment Strategy

We invest primarily in existing apartment communities. To the extent it is in your best interest, we intend to invest in a geographically diversified portfolio of apartment communities that will satisfy our primary investment objectives of (1) providing our stockholders with stable cash flows, (2) preservation, protection and return of capital, and (3) growth of income and principal without taking undue risk. Because a significant factor in the valuation of income-producing real estate is the potential for future income, we anticipate that the majority of properties we acquire will have both current income and the potential for long-term net income.

We anticipate that approximately 86.4% of the offering proceeds will be used to acquire real estate and the balance will be used to pay various fees and expenses described in the “Estimated Use of Proceeds” section of this prospectus.

We do not intend to enter into purchase and leaseback transactions, under which we would purchase a property from an entity and lease the property back to such entity under a net lease.

We do not intend to purchase interests in hedge funds.

Our advisor and its affiliates may purchase properties in their own names, assume loans in connection with the purchase of properties and temporarily hold title to such properties in order to facilitate our acquisition of such properties, financing of such properties, completing construction of such properties, or for any other purpose related to our business.

Although we have not, and do not currently intend to do so, we also may acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor or its affiliates. In such an event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, must determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to our advisor, such affiliates of our advisor or such entities advised or managed by our advisor or its affiliates, or, if in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. Such acquisitions also must be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by our independent directors. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive acquisition fees of up to 3.0% of the contract purchase price of each property we acquire or up to 4.0% of the total development cost of any development property acquired. We also will reimburse our advisor for expenses actually incurred related to selecting, evaluating or acquiring such properties. The total of all acquisition fees and expenses paid to our advisor or affiliates of our advisor, including any real estate commissions or other fees paid to third parties, but excluding any development fees and construction fees paid to persons affiliated with our sponsor in connection with the actual development and construction of a project, will not exceed an amount equal to 6.0% of the contract purchase price of the property, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such limits are determined to be commercially competitive, fair and reasonable to us by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction.

Although our focus is on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income-producing commercial properties. The purchase of any apartment community or other property type will be based upon the best interest of our company and our stockholders as determined by our board of directors. Regardless of the mix of properties we may own, our primary business objectives are to maximize stockholder value by acquiring apartment communities that have stable cash flows and growth potential, and to preserve capital.

Acquisition Standards

We generally invest in metropolitan areas that are projected to have population growth rates in excess of the national average and that we believe will continue to perform well over time. While our acquisitions will not be limited to any state or geographic region, we will emphasize property acquisitions in regions of the United States that seem likely to benefit from shifts of population and assets and/or are poised for strong economic growth.

Our primary investment focus is existing apartment communities that produce immediate income. However, we may acquire newly developed apartment communities with some lease-up risk if we believe the investment will result in long-term benefits for our stockholders. We generally will purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance our returns. Because these properties may have short-term decreases in income during the lease-up or renovation phase, we will acquire them only when management believes there is long-term growth potential of the investment after necessary lease-up or renovations is completed. We do not anticipate a significant focus on such properties.

We generally intend to engage property management companies with expertise in our property markets that we believe can help maximize property performance and the internal growth of our portfolio as discussed above.

We generally seek to acquire well located and well constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located. We expect that all of our apartment communities will lease to their tenants under similar lease terms, which range from month-to-month to 12-month leases. We believe that the relatively short lease terms that are customary in most markets may allow us to aggressively raise rental rates in appropriate circumstances.

We also may consider purchasing apartment communities that include land or development opportunities as part of the purchase package. Acquisitions of unimproved real property will comprise no more than 10.0% of our aggregate portfolio value, and our company’s intent in those circumstances is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by our board of directors because of their increased risk.

We believe that our acquisition strategy will benefit our company and our stockholders for the following reasons:

•	We intend to purchase apartment communities at favorable prices and obtain immediate income from tenant rents, with the potential for appreciation in value over time.

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value-enhancing and income-producing capital improvements, where appropriate, and control operating costs and capital expenditures.

•	We seek to acquire apartment communities in growth markets, at attractive prices relative to replacement cost, that provide the opportunity to improve operating performance through professional management, marketing and selective leasing and renovation programs.

We believe, based on our management’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flows. We will also consider a number of other factors, including:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	the general credit quality of current and potential tenants;

•	the potential for rent increases;

•	the interest rate environment;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Our advisor has substantial discretion with respect to the selection of specific properties.

We do not purchase any property unless and until we obtain an environmental assessment, at a minimum, a Phase I review, and generally are satisfied with the environmental status of the property, as determined by our advisor.

We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate specified cash flows, the seller or developer will pay us cash in an amount necessary to reach the specified cash flows level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on the property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.

In purchasing properties, we will be subject to risks generally incidental to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

We anticipate that the purchase price of properties we acquire will vary depending on a number of factors, including the size and location of the property. In addition, the amount of fees paid to our advisor, its affiliates and third parties will vary based on the amount of debt we incur in connection with financing the acquisition. If we raise significantly less than the maximum offering amount, we may not be able to purchase a diverse portfolio of properties. If we are able to raise the maximum offering amount, we will likely acquire a substantial number of properties; however, it is difficult to predict the actual number of properties that we will acquire because of variables such as purchase price and the amount of leverage we use.

Property Acquisition

Our advisor makes recommendations on all property acquisitions to our board of directors. Our board of directors, including a majority of our independent directors must approve all of our property acquisitions.

We primarily acquire properties through wholly owned subsidiaries of our operating partnership. We intend to acquire fee ownership of our apartment communities; however, we may acquire properties subject to long-term ground leases. Other methods of acquiring a property may be used when advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that in turn owns a real property.

We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) an agreed upon percentage of the property is leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. Our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the board of directors because of their increased risk.

If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion of the remodeling. Such amount will be based on the estimated cost of such remodeling. In such instances, we also will have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, we may negotiate an adjustment in the purchase price.

We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering and our initial public offering.

Demographic Investing

We incorporate a demographic-based investment approach to our overall investment strategy. This approach enables us to consider demographic analysis when acquiring apartment communities. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing assists us in investing in the properties needed by the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.

Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group state that this group controls approximately 75.0% of the United States’ assets.

•	Echo boomers — Born between 1982 and 1994, this group represents the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for apartment communities:

•	Seniors — Older retirees may prefer the ease of living associated with renting such as senior housing and small apartments, instead of dealing with the expenses and burden of home ownership.

•	Boomers — This aging population, currently the largest, controls the largest percent of U.S. financial assets according to the American Hospital Association and First Consulting Group. As their children reach adulthood and move out or go off to college, they may be more likely to consider renting smaller, luxury apartments or condominiums.

•	Echo Boomers — This group, most likely to rent apartments, is entering their household formation years which is helping to fuel new demand for apartments, according to the Joint Center for Housing Studies of Harvard University, or JCHS. With approximately 4,000,000 echo boomers turning 21 every year, in fast growing areas, the existing housing stock will be unable to accommodate the rising number of young households according to a study by the JCHS.

The combination of an increase in the number of households and the changing age distributions of these households produces a significant increase of ten percent in the total number of renters from 2005 to 2015, or a rise from 35,400,000 in 2005 to 39,200,000 in 2015. The National Multi Housing Council also states that there is currently an increase in the number of younger renters (under age 35) but an even bigger increase in the number of older renters (55 and older).

Geographic Regions.  The U.S. Census Bureau projects that the South and the West regions of the U.S. will dominate all other geographic regions in population growth for the foreseeable future. In recent years, the largest proportionate increases in senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. Although we intend to acquire real estate throughout the U.S., it is likely that a significant portion of our portfolio will be located in Southern and Western states.

Joint Ventures

We may invest in general partnership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition. However, we will not acquire interests in properties that are the subject of tenant in common syndications.

We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions as those received by other joint venturers; and

•	we have a right of first refusal to acquire the property if the other joint venturers wish to sell their interests in the property.

We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates to enable us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we have the right to enter into joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

You should note that there is a potential risk that our company or its joint venture partner will be unable to agree on a matter material to the joint venture and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

Consistent with the multi-family industry, we anticipate that our lease terms will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.

Our Operating Partnership

We conduct our business and own properties through our operating partnership, Grubb & Ellis Apartment REIT Holdings, and its wholly owned subsidiaries. Our operating partnership is governed by its limited partnership agreement, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we have control over the affairs of our operating partnership. We have delegated to our advisor the management of the day-to-day affairs of our operating partnership. Our advisor has no voting rights by virtue of its status as a special limited partner. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units have the right to redeem their units for cash or shares of our common stock on terms set forth in the limited partnership agreement. Under specified circumstances, holders of these units may exercise their redemption rights by delivering a written notice of redemption to both the operating partnership and our company, as general partner of the operating partnership. Upon receipt of the redemption notice, our company may elect to purchase those units of limited partnership interest for either cash or shares of our common stock in amounts determined in accordance with certain definitions and formulae set forth in the limited partnership agreement. If we decline to purchase those units, then the operating partnership must purchase the units of limited partnership, subject to certain limitations designed to protect our status as a REIT. Our operating partnership will use the net proceeds of this offering to, among other things, purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties acquired by or contributed to our operating partnership.

Our Strategies and Policies With Respect to Borrowing

We intend to acquire properties with cash and mortgage loans or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. With respect to properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. In such event, the proceeds from the loans will be used to acquire additional properties in order to increase our cash flows and provide further diversification.

We generally anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. However, we may incur higher leverage during the period prior to the investment of all of the net proceeds from our offerings of common stock.

Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. Our borrowing policies provide that the maximum amount of such borrowings in relation to our net assets cannot exceed 300%, unless any excess in such borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

When incurring secured debt, we generally expect to incur recourse indebtedness, which means that the lenders’ rights upon our default generally will not be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

Our board of directors controls our strategies with respect to borrowing and may change such strategies at any time without stockholder approval, subject to the maximum borrowing limit of 300% of our net assets described above.

Sale or Disposition of Properties

Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general strategy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flows derived from such assets to pay distributions to our stockholders.

Despite this strategy, our board of directors, in its discretion, may distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our stockholders’ capital indefinitely. However, the affirmative vote of stockholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may provide seller financing on certain properties if, in our judgment, it is prudent to do so, and we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, to the extent contemplated by our board of directors, may be delayed until such time. Also, our taxable income may exceed the cash received in the sale. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	we believe the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flows through the disposition of the property; or

•	we believe the sale of the property is in our best interest.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized.

Our Long-Term Investment Objectives

Our long-term investment objective is to provide stockholders with (1) stable cash flows throughout the term of the investment, (2) preservation, protection and return of capital, and (3) growth of income and principal without taking undue risk. Our goal is to purchase interests in real estate that will provide immediate income to our stockholders from tenant rents but that will also appreciate in value such that we can sell them after several years at a profit.

We anticipate that by 2013, our board of directors will determine when, and if, to apply to have the shares of our common stock listed for trading on a national securities exchange, if we meet the then applicable listing requirements. We believe that an exchange listing may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and to decrease our operating costs. However, we cannot assure that such listing will ever occur. If by 2013, the shares of our common stock are not listed for trading on a national securities exchange, then our board of directors must either (a) adopt a resolution that sets forth a proposed amendment to our charter extending or eliminating this deadline, declare that such amendment to the charter is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders, or (b) adopt a resolution that declares a proposed liquidation and dissolution is advisable on substantially the terms and conditions set forth, or referred to, in the resolution and direct that the proposed liquidation be submitted for consideration at either an annual or special meeting of the stockholders. If the board of directors seeks an amendment to the charter to extend or eliminate the listing deadline and the stockholders do not approve such amendment, then the board of directors shall seek a liquidation and dissolution as described above. If the stockholders do not then approve the liquidation and dissolution, we shall continue our business. If the board of directors seeks the liquidation and dissolution as described above and the stockholders do not approve such resolution, then the board of directors shall seek the amendment to the charter to extend or eliminate the listing deadline as described above. If the stockholders do not then approve such amendment, we shall continue our business.

Changes in Our Investment Objectives

Subject to the limitations in our charter, our bylaws and the MGCL, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish strategies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, our charter can be amended only if the proposed amendment is declared advisable by the board of directors and approved by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend, alter or repeal the bylaws and to make new bylaws.

Within the express restrictions and prohibitions of the bylaws, the charter and applicable law, the board of directors has significant discretion to modify our investment objectives, as stated in this prospectus. We have no present intention to modify any of our investment objectives, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire other types of commercial properties in addition to apartment communities.

Thus, while this prospectus discloses our current investment objectives, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives from time to time. Any such action by the board of directors would be based upon the best interest of our company and our stockholders.

Review of Investment Policies

Our board of directors has established written policies on investments and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. Implementation of our investment policies also may vary as new investment techniques are developed. Our investment policies may not be altered by our board of directors without the approval of the stockholders.

Investment Policies and Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Until our common stock is listed, we will not:

•	make investments in unimproved property in excess of 10.0% of our total assets (as used herein, “unimproved property” means any investment with the following characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned to commence within one year);

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor, our sponsor or any of our affiliates;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares of our stock to our advisor, any of our directors, our sponsor or any of their respective affiliates except on the same terms, if any, as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor, our sponsor or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act; or

•	make any investment that is inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest.

Real Estate-Related Investments

In addition to our acquisition of apartment communities and other income-producing commercial properties, we may make real estate-related investments, such as mortgage, mezzanine, bridge and other loans, common and preferred equity securities, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities.

Making Loans and Investments in Mortgages

We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85.0% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans. All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20- to 40-year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20- to 30-year period; or

•	payment of a portion of the current stated interest and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20- to 35-year period.

The value of our investments in secured loans, including mezzanine loans, as shown on our books in accordance with GAAP, after all reasonable reserves but before provision for depreciation, will not exceed 5.0% of our total assets.

Investing in Securities

We may invest in the following types of securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgage-backed securities and debt securities issued by other real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, debt securities and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real estate and securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macroeconomic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

Commercial mortgage-backed securities are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage-backed securities generally are pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They typically are issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received in the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. Commercial mortgage-backed securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade commercial mortgage-backed securities classes.

Appraisals

The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. In cases in which a majority of our independent directors require, and in all cases in which we acquire property from or sell one of our properties to our officers, directors, advisor or any affiliate of our officers, directors or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by our independent directors.

Reserves

When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of the offerings of our common stock, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Other Strategies

In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

Assuming the maximum offering is sold, we generally do not intend to invest more than 20.0% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

We hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.

We do not intend to make distributions-in-kind, except for:

•	distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the MGCL; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each stockholder of the risks associated with direct ownership of the property;

•	our board of directors offers each stockholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those stockholders who accept the directors’ offer.

Distributions

In order to continue to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90.0% of our taxable income, other than net capital gain. We do not intend to maintain cash reserves to fund distributions to stockholders.

We intend to avoid, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. Accordingly, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain regular and predictable distributions will depend upon the availability of cash flows and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, there may not be cash flows available to pay distributions or distributions may fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions are taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

Monthly distributions are calculated with daily record dates so your distribution benefits begin to accrue immediately upon becoming a stockholder. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. Subject to applicable REIT rules, generally we intend to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

The amount of distributions we pay to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

DESCRIPTION OF REAL ESTATE

We invest in a geographically diverse portfolio of apartment communities in select U.S. metropolitan areas. Although we have not yet done so, in the future we may also originate and invest in secured loans and other real estate-related investments. Each of our apartment communities has similar economic characteristics, tenants and products and services. As of March 31, 2009, we owned 13 properties with an aggregate of 3,531 units for an aggregate purchase price of $340,530,000. We have not completed any acquisitions since March 31, 2009.

	Ownership	Type of	Number		Purchase	Contract	Mortgage	Maturity
Property Name	Interest	Property	of Units	Occupancy	Date	Purchase Price	Debt(1)	Date	Location

Walker Ranch Apartment Homes	100%	apartment	325	88.9%	10/31/2006	$30,750,000	$20,000,000	5/11/2017	San Antonio, TX
Hidden Lake Apartment Homes	100%	apartment	380	88.2%	12/28/2006	$32,030,000	$19,218,000	1/11/2017	San Antonio, TX
Park at Northgate	100%	apartment	248	96.0%	6/12/2007	$16,600,000	$10,295,000	8/1/2017	Spring, TX
Residences at Braemar	100%	apartment	160	91.3%	6/29/2007	$15,000,000	$9,474,000	6/1/2015	Charlotte, NC
Baypoint Resort	100%	apartment	350	84.6%	8/2/2007	$33,250,000	$21,612,000	8/1/2017	Corpus Christi, TX
Towne Crossing Apartments	100%	apartment	268	93.3%	8/29/2007	$21,600,000	$14,981,000	11/1/2014	Mansfield, TX
Villas of El Dorado	100%	apartment	248	91.5%	11/2/2007	$18,000,000	$13,600,000	12/1/2016	McKinney, TX
The Heights at Olde Towne	100%	apartment	148	90.5%	12/21/2007	$17,000,000	$10,475,000	1/1/2018	Portsmouth, VA
The Myrtles at Olde Towne	100%	apartment	246	93.9%	12/21/2007	$36,000,000	$20,100,000	1/1/2018	Portsmouth, VA
Arboleda Apartments	100%	apartment	312	86.9%	3/31/2008	$29,250,000	$17,651,000	4/1/2015	Cedar Park, TX
Creekside Crossing	100%	apartment	280	98.2%	6/26/2008	$25,400,000	$17,000,000	7/1/2015	Lithonia, GA
Kedron Village	100%	apartment	216	91.7%	6/27/2008	$29,600,000	$20,000,000	7/1/2015	Peachtree City, GA
Canyon Ridge Apartments	100%	apartment	350	93.1%	9/15/2008	$36,050,000	$24,000,000	10/1/2015	Hermitage, TN

(1)	As of March 31, 2009, we had 10 fixed rate and three variable rate mortgage loans with effective interest rates ranging from 2.61% to 5.94% per annum and a weighted average effective interest rate of 4.76% per annum. Most of the mortgage loan payables may be prepaid in whole but not in part, subject to prepayment premiums. In the event of prepayment, the amount of the prepayment premium will be paid according to the terms of the applicable loan document.

	Properties Owned
		As a Percentage of Aggregate
State	Number	Purchase Price

Texas	7	53.3%
Georgia	2	16.1
Virginia	2	15.6
Tennessee	1	10.6
North Carolina	1	4.4

Total	13	100%

The table below describes the average effective monthly rent per unit and the occupancy rate for each of the last four years ended December 31, 2008 and through March 31, 2009, for which we owned properties:

	2005(1)	2006(2)	2007(2)	2008(2)	2009(2)

Average Effective Monthly Rent per Unit	N/A	$889.38	$891.01	$934.06	$938.18
Occupancy Rate	N/A	97.7%	91.5%	90.3%	91.1%

(1)	We were initially capitalized on January 10, 2006 and therefore we consider that our date of inception. We purchased our first property on October 31, 2006.

(2)	Based on leases in effect as of December 31, 2006, 2007, and 2008, and March 31, 2009, respectively.

As of March 31, 2009, no single tenant accounted for 10.0% or more of the rentable square feet of our real estate properties. Currently, we have no plans for any significant renovations, improvements or development with respect to any of our properties. We believe that each of our properties is adequately covered by insurance.

Unsecured Note Payables to Affiliate

On June 27, 2008, in connection with the acquisition of Kedron Village, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $3,700,000. The unsecured note provided for a maturity date of December 27, 2008. The unsecured note originally bore interest at a fixed rate of 4.95% per annum and required monthly interest-only payments for the term of the unsecured note. In the event of default, the unsecured note originally provided for a default interest rate equal to 6.95% per annum. On November 10, 2008, we executed an extension agreement to the unsecured note with NNN Realty Advisors in the principal amount of $3,700,000. The agreement extended the maturity date to May 10, 2009 and changed the interest rate to 5.26% per annum and the default interest rate to 7.26% per annum. We executed an extension agreement, effective May 10, 2009, to this unsecured note with NNN Realty Advisors to further extend the maturity date to November 10, 2009. The extension agreement also changed the interest rate to 8.43% per annum and the default interest rate to 10.43% per annum.

On September 15, 2008, in connection with the acquisition of Canyon Ridge Apartments, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $5,400,000. The unsecured note provided for a maturity date of March 15, 2009. The unsecured note originally bore interest at a fixed rate of 4.99% per annum and required monthly interest-only payments for the term of the unsecured note. In the event of default, the unsecured note originally provided for a default interest rate equal to 6.99% per annum. On March 9, 2009, we executed an extension agreement to the unsecured note with NNN Realty Advisors in the principal amount of $5,400,000. The agreement extended the maturity date to September 15, 2009 and changed the interest rate to 5.00% per annum and the default interest rate to 7.00% per annum.

Because these loans are related party loans, the terms of the loans and the unsecured notes, including any extensions thereof, were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

On March 18, 2009, we received a letter from NNN Realty Advisors expressing its intent to renew the unpaid balance of the unsecured note payables if any such amounts remain unpaid as of the related maturity dates, so long as our net equity proceeds from this offering, less funds to conduct our operations, are first applied toward the payoff of the Wachovia Loan and then to NNN Realty Advisors.

Wachovia Loan

On November 1, 2007, we entered into a loan agreement with Wachovia, or the Wachovia Loan Agreement, for a loan in the principal amount of up to $10,000,000 with a maturity date of November 1, 2008, or the Wachovia Loan. We also entered into a Pledge Agreement with Wachovia to initially secure the Wachovia Loan with (i) a pledge of 49.0% of our partnership interests in Apartment REIT Walker Ranch, L.P., Apartment REIT Hidden Lakes, L.P. and Apartment REIT Towne Crossing, LP, and (ii) 100% of our partnership interests in Apartment REIT Park at North Gate, L.P. We also agreed that we would pledge as security 100% of our ownership interests in our subsidiaries that have acquired or will acquire properties in the future if financed in part by the Wachovia Loan. Accrued interest under the Wachovia Loan is payable monthly and at maturity. Advances under the Wachovia Loan bear interest at the applicable LIBOR Rate plus a spread, as defined in the Wachovia Loan Agreement.

On December 21, 2007, March 31, 2008, June 26, 2008 and September 15, 2008, we entered into amendments to the Wachovia Loan Agreement and Pledge Agreement, in connection with our borrowings under the Wachovia Loan to finance our acquisitions of: (i) The Heights at Olde Towne and The Myrtles at Olde Towne; (ii) Arboleda Apartments; (iii) Creekside Crossing and Kedron Village; and (iv) Canyon Ridge Apartments, respectively. The material terms of the amendments: (i) grant a security interest in 100% of the Class B membership interests held by our operating partnership in each of our respective subsidiaries that acquired the properties, which constitute a 49.0% interest in each subsidiary; (ii) waive the requirement of pledging as security 100% of our ownership interests in our subsidiaries that have acquired properties using financing from the Wachovia Loan and (iii) temporarily extended the aggregate principal amount available under the Wachovia Loan to $16,250,000 and $16,000,000 for the acquisition of Arboleda Apartments and the acquisitions of Creekside Crossing and Kedron Village, respectively. The material terms of the amendment to the Wachovia Loan Agreement entered into on September 15, 2008 also provided for an extension of the maturity date of the Wachovia Loan to November 1, 2009, at Wachovia’s sole and absolute discretion, in the event the outstanding principal amount of the Wachovia Loan was less than or equal to $6,000,000 on November 1, 2008, certain financial covenants and requirements were met and upon our payment of a $100,000 extension fee. On October 30, 2008, Wachovia extended the maturity date of the Wachovia Loan to November 1, 2009.

As of March 31, 2009, the outstanding principal amount under the Wachovia Loan was $3,200,000, at a variable interest rate of 6.00% per annum.

Depreciation

As of December 31, 2008, for federal income tax purposes, the depreciable basis in the properties noted above is approximately $310,169,000 in total. When we calculate depreciation expense for tax purposes, we use the modified accelerated cost recovery system method. We depreciate buildings and land improvements for tax purposes based upon estimated useful lives of 27.5 years and 15 years, respectively. For tax purposes, we depreciate furniture and fixtures based upon an estimated useful life of seven years and equipment based upon an estimated useful life of five years. The depreciable basis in the properties noted above is as follows as of December 31, 2008:

Property Name	Depreciable Tax Basis

Walker Ranch Apartment Homes	$28,790,000
Hidden Lake Apartment Homes	30,242,000
Park at Northgate	13,703,000
Residences at Braemar	13,510,000
Baypoint Resort	29,447,000
Towne Crossing Apartments	20,368,000
Villas of El Dorado	17,019,000
The Heights at Olde Towne	15,294,000
The Myrtles at Olde Towne	33,703,000
Arboleda Apartments	26,352,000
Creekside Crossing	21,255,000
Kedron Village	26,748,000
Canyon Ridge Apartments	33,738,000

$310,169,000

MANAGEMENT OF OUR COMPANY

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management of our business and affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors’ supervision. Our charter was reviewed and ratified by at least a majority of our board of directors, including our independent directors. This ratification by our board of directors is required by the NASAA Guidelines.

Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interest and with the care of an ordinarily prudent person in a like position under similar circumstances. Our board of directors currently is comprised of five members, three of whom are independent directors. We consider a director to be independent if in the last two years he or she is not associated directly or indirectly, with our company or our advisor. Serving as an independent director of an affiliated company does not, by itself, preclude a director from being considered an independent director, so long as such independent director is not an independent director of more than three REITs organized by our sponsor or advised by our advisor, in accordance with the NASAA Guidelines.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange. However, shares of our common stock are not listed on the New York Stock Exchange.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

No member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares of our stock owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Our independent directors will nominate replacements for vacancies in our independent director positions.

Duties of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as (1) allocation of percentages of capital to be invested in real estate and real estate-related investments, (2) allocation of percentages of capital to be invested in apartment communities and other income-producing commercial properties, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real estate acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate-related investments that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution strategy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of the shares of our common stock on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Members of our board of directors are not required to devote all of their time to our business and only are required to devote the time to our affairs as their duties may require. Our directors meet quarterly or more frequently if necessary in order to discharge their duties. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and to approve the payment of compensation to directors for services rendered to us.

Our board of directors has written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, our independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

Our independent directors determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination is reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our total assets, other than intangibles, calculated at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.

In addition, our independent directors determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by our charter. Our board of directors, including a majority of our independent directors, also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The directors base each determination on the factors set forth below and other factors that they deem relevant. This determination is also reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the amount of the advisory fee in relation to the size, composition and performance of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including acquisition fees, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

Directors and Executive Officers

The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age*	Position

Stanley J. (“Jay”) Olander, Jr.	54	Chief Executive Officer, President and Chairman of the Board of Directors
David L. Carneal	45	Executive Vice President and Chief Operating Officer
Gustav G. Remppies	48	Executive Vice President and Chief Investment Officer
Shannon K S Johnson	31	Chief Financial Officer
Andrea R. Biller	59	Secretary and Director
Cora Lo	34	Assistant Secretary
Glenn W. Bunting, Jr.	64	Independent Director
Robert A. Gary, IV	55	Independent Director
W. Brand Inlow	55	Independent Director

*	As of June 15, 2009.

There are no family relationships between any directors, executive officers or between any director and executive officer.

Stanley J. (“Jay”) Olander, Jr. has been the Chief Executive Officer and a director of our company and the Chief Executive Officer of our advisor since December 2005. Since December 2006, he has also served as Chairman of our Board of Directors and since April 2007, he has served as our President and President of our advisor. Mr. Olander has also served as a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, since January 2006. Since July 2007, Mr. Olander has also served as Chief Executive Officer, President and Chairman of the Board of Directors of Grubb & Ellis Residential Management, Inc., or Residential Management. Since December 2007, Mr. Olander has also served as the Executive Vice President, Multifamily Division of Grubb & Ellis. He served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, the company’s shares of common stock were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He received a B.S. degree in Business Administration from Radford University and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University.

David L. Carneal has been the Executive Vice President and Chief Operating Officer of our company and our advisor since December 2005. Mr. Carneal has also been a managing member of ROC REIT Advisors since January 2006. Since July 2007, Mr. Carneal has also served as an Executive Vice President of Residential Management. From 1998 to 2003, Mr. Carneal served as Senior Vice President of Operations of Cornerstone Realty Income Trust, Inc., and from 2003 to April 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multifamily property management companies including Trammell Crow Residential. Mr. Carneal received a B.A. degree in History and Government from the University of Virginia.

Gustav G. Remppies has been the Executive Vice President and Chief Investment Officer of our company and our advisor since their formation. Mr. Remppies has also been a managing member of ROC REIT Advisors since January 2006. Since July 2007, Mr. Remppies has also served as an Executive Vice President of Residential Management. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. He is a graduate of the University of Richmond, where he received a B.S. degree in Business Administration.

Shannon K S Johnson has served as our Chief Financial Officer since April 2006. Ms. Johnson has also served as a Financial Reporting Manager for Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, since January 2006 and Chief Financial Officer of Grubb & Ellis Healthcare REIT II, Inc., or Grubb & Ellis Healthcare REIT II, since January 2009. Ms. Johnson also served as the Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. from August 2006 to March 2009. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers, LLP. Prior to joining PricewaterhouseCoopers, LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen, LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and received a B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Andrea R. Biller has been a director since June 2008 and has also served as our Secretary since April 2009 and from December 2005 to February 2009. She has also served as General Counsel of our advisor since December 2005. She has also served as the General Counsel, Executive Vice President and Secretary of our sponsor since December 2007, and of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since September 2006 and a director of NNN Realty Advisors since December 2007. She has served as general counsel for Grubb & Ellis Realty Investors since March 2003 and as Executive Vice President since January 2007. Ms. Biller has also served as the Secretary of Residential Management and Grubb & Ellis Securities since October 2008 and March 2004, respectively. Ms. Biller has also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. since April 2006, the Executive Vice President of Grubb & Ellis Healthcare REIT Advisor, LLC since July 2006 and as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II since January 2009. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, to January 2008, and as the Secretary of T REIT, Inc. from May 2004 to July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California and Virginia State Bar Associations and the District of Columbia Bar Association.

Cora Lo has served as our Assistant Secretary since June 2008. Ms. Lo has also served as Senior Corporate Counsel for Grubb & Ellis since December 2007, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. Ms. Lo has also served as Assistant Secretary of Grubb & Ellis Healthcare REIT II since March 2009. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to September 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement, in 1998. Ms. Lo received a B.A. degree in Political Science from the University of California, Los Angeles and a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

Glenn W. Bunting, Jr. has been an independent director since December 2005. He has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been

President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., and Apple REIT Six, Inc., and a former director of Cornerstone, where he served on that company’s audit committee. Mr. Bunting received a B.S. degree in Business Administration from Campbell University.

Robert A. Gary, IV has been an independent director since December 2005. He is the chairperson and financial expert for our audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary and Shreaves, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary is a former director of Cornerstone, where he served as chairperson of the company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. He is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.

W. Brand Inlow has been an independent director of our company since December 2005. He is a principal, co-founder, and serves as Director of Acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the southeast formed in October 2004. Since November 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with LAS Realty in Richmond, Virginia conducts commercial real estate brokerage. Mr. Inlow also is President of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as President of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through November 2003. Prior to joining Summit Realty, from December 1999 to August 2001, he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia, where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, LLC, from December 1992 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded REIT, as Assistant Vice President and Senior Acquisition Analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a trustee of G REIT Liquidating Trust and as the sole trustee of T REIT Liquidating Trust.

Committees of Our Board of Directors

We have two standing committees of our board of directors, the audit committee and the executive committee. From time to time our board of directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee.  We have an audit committee which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the audit committee includes Messrs. Gary, Bunting, and Inlow, all of whom are independent directors. Mr. Gary is designated as the audit committee financial expert and the audit committee chairman. The audit committee:

•	makes recommendations to our board of directors concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees; and

•	consults with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Committee.  We have an executive committee comprised of Mr. Olander, the chairman, and Messrs. Bunting, Gary and Inlow, our independent directors. The executive committee has all of the powers of the full board of directors except for those that may not be delegated to a committee as provided under the MGCL.

Acquisition Committee.  We currently do not have, but we may have in the future, an acquisition committee comprised of members of our board of directors to approve acquisitions that do not require approval by the full board of directors. Currently, each of our acquisitions must be approved by a majority of our board of directors, including a majority of our independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Compensation Committee.  We currently do not have, but we may have in the future, a compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee.  We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the board of directors, conducting candidate searches and interviews, overseeing and evaluating the board of directors and our management, evaluating from time to time the appropriate size and composition of the board of directors and recommending, as appropriate, increases, decreases and changes to the composition of the board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 incentive award plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting and executive committee meeting attended in person or by telephone, and $500 for each committee meeting, other than an executive committee meeting, attended in person or by telephone, and an additional $2,000 to the audit committee chairman for each audit committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the audit committee chairman.

•	Equity Compensation. Upon initial election to the board, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.

Executive Officer Compensation

We have no employees and our company’s executive officers are all employees of our advisor and/or its affiliates. Our day-to-day management is performed by our advisor and its affiliates. We do not directly compensate our executive officers for services rendered to us. However, our officers and the executive officers of our advisor are eligible for awards pursuant to our 2006 incentive award plan, which is summarized below. As of the commencement of this offering, no awards have been granted to our executive officers or our advisor’s executive officers pursuant to this plan.

Compensation Committee Interlocks

We do not currently have a compensation committee, and therefore, there are no compensation committee interlocks.

2006 Incentive Award Plan

The following is a summary of the principal features of the 2006 incentive award plan, as amended, or the 2006 plan.

Awards pursuant to the 2006 plan are made in shares of our common stock. Under the terms of the 2006 plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.

Awards Pursuant to the 2006 Plan

Our board of directors administers the 2006 plan. The 2006 plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award.

Our officers, employees, consultants and independent directors, as well as the executive officers and key employees of our advisor, are eligible to receive awards pursuant to the 2006 plan. The administrator determines which of our officers, employees, consultants, independent directors and the executive officers and key employees of our advisor will be granted awards.

Nonqualified stock options, or NQSOs, provide for the right to purchase our common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may not be less than fair market value on the date of grant, and usually become exercisable, in the discretion of the administrator, in one or more installments after the grant date. In any event, the exercise price of a NQSO may not be less than 85.0% of the fair market value on the date of grant. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

Incentive stock options, or ISOs, are designed to comply with the provisions of Section 422 of the Internal Revenue Code and are subject to certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10.0% of the total combined voting power of all of our classes of stock, the 2006 plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must expire within five years from the date of grant.

Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred and will be held in escrow until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions.

Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not issued until the deferred stock award has vested, and recipients of deferred stock generally have no voting or distribution rights prior to the time when the vesting conditions are satisfied.

SARs may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Internal Revenue Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the 2006 plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or our common stock or a combination of both.

Distribution equivalents represent the value of the distributions per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or our common stock or a combination of both. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or our common stock or a combination of both.

Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.

The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for our company, or any subsidiary, division or operating unit of our company related to one or more of the following performance criteria:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flows;

•	earnings per share;

•	earnings before interest, taxes, depreciation and/or amortization;

•	return on equity;

•	return on invested capital or assets;

•	FFO;

•	cost reductions or savings; or

•	appreciation in the fair market value of a share of our common stock.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted pursuant to the 2006 plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.

Automatic Grants of Restricted Stock to Independent Directors

Each of our current independent directors received an automatic grant of 1,000 shares of restricted stock on July 19, 2006 and an automatic grant of 1,000 shares of restricted stock upon their subsequent election each year. Each person who thereafter is elected as an independent director will receive an automatic grant of 1,000 shares of restricted stock on the date such person is first elected as an independent director and an automatic grant of 1,000 shares of restricted stock upon their subsequent election each year. To the extent allowed by applicable law, the independent directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20.0% at the time of grant and 20.0% on each anniversary thereafter over four years from the date of grant. All restricted stock may receive distributions, whether vested or unvested.

Amendment and Termination of the 2006 Plan

The board of directors may not, without stockholder approval given within 12 months of the board’s action, amend the 2006 plan to increase the number of shares of our common stock that may be issued pursuant to the 2006 plan.

The board of directors may terminate the 2006 plan at any time. The 2006 plan will be in effect until terminated by the board of directors. However, in no event may any award be granted pursuant to the 2006 plan after ten years following the 2006 plan’s effective date. Except as indicated above, the board of directors may modify the 2006 plan from time to time.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. To the extent that non-mandatory provisions of the MGCL applicable to us conflict with the provisions related to indemnifying and holding harmless our directors, our advisor and its affiliates set forth in the NASAA Guidelines and our charter, the provisions of the NASAA Guidelines and our charter will control. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, and as set forth in the NASAA Guidelines, our charter provides that our directors, our advisor and its affiliates may be indemnified or held harmless for losses or liability suffered by them only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We expect to enter into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.

Grubb & Ellis and Grubb & Ellis Realty Investors

Our sponsor, Grubb & Ellis, is headquartered in Santa Ana, California and is one of the nation’s leading commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts, real estate investment funds and tax-deferred 1031 tenant in common exchanges. As of March 31, 2009, more than $4.3 billion in investor equity had been raised for these investment programs.

Grubb & Ellis is listed on the New York Stock Exchange under the ticker symbol “GBE.”

Grubb & Ellis Realty Investors, the real estate investment and asset management subsidiary of Grubb & Ellis, offers a diverse line of investment products as well as a full range of services including identification and acquisition of investments, asset and property management, brokerage, leasing, analysis and consultation. As of March 31, 2009, Grubb & Ellis Realty Investors and its affiliates managed a growing portfolio of over 46,000,000 square feet of commercial properties located in more than 30 states, including more than 13,000 apartment units, with a combined value of approximately $6,800,000,000 based on purchase price.

The following individuals serve as the executive officers of Grubb & Ellis, Grubb & Ellis Realty Investors, or other Grubb & Ellis affiliated entities, and, as such, perform services for us.

Name	Age*	Position

Gary H. Hunt	60	Interim Chief Executive Officer and Director of Grubb & Ellis
Richard W. Pehlke	55	Executive Vice President and Chief Financial Officer of Grubb & Ellis
Jacob Van Berkel	49	Executive Vice President, Chief Operating Officer and President, Real Estate Services, of Grubb & Ellis
Andrea R. Biller	59	General Counsel, Executive Vice President and Secretary of Grubb & Ellis; General Counsel and Executive Vice President of Grubb & Ellis Realty Investors; and Secretary of Grubb & Ellis Securities
Jeffrey T. Hanson	38	Executive Vice President, Investment Programs, of Grubb & Ellis; President and Chief Investment Officer of Grubb & Ellis Realty Investors; President and Chief Executive Officer of Realty
Stanley J. Olander, Jr.	54	Executive Vice President, Multifamily Division, of Grubb & Ellis
Dylan Taylor	38	President of Global Client Services of Grubb & Ellis; President of Grubb & Ellis Management Services, Inc.
Kevin K. Hull	42	Chief Executive Officer and President of Grubb & Ellis Securities

*	As of June 15, 2009.

For biographical information regarding Mr. Olander and Ms. Biller, see “— Directors and Executive Officers.” Below is a brief description of the other executive officers of Grubb & Ellis and Grubb & Ellis Realty Investors and other Grubb & Ellis affiliated entities identified above.

Gary H. Hunt was appointed as interim Chief Executive Officer of Grubb & Ellis in July 2008. Previously, Mr. Hunt was appointed to the board of directors of Grubb & Ellis in December 2007 to serve as an independent director. Mr. Hunt also served as an independent director of NNN Realty Advisors from November 2006 to December 2007. Mr. Hunt served as a director of G REIT, Inc. from July 2005 until January 2008, when he began serving as a trustee of G REIT Liquidating Trust. Since 2001, Mr. Hunt has served as managing partner of California Strategies, LLC, a privately held consulting firm that works with large homebuilders, real estate companies and government entities. Prior to serving with California Strategies, LLC, Mr. Hunt was Executive Vice President and served on the board of directors and on the executive committee of the board of directors of The Irvine Company, a privately held company that plans, develops and invests in real estate, for 25 years. He also currently serves on the board of directors of Glenair Inc. and William Lyon Homes. Mr. Hunt received a Bachelor of Laws degree and a J.D. degree from the Irvine University School of Law.

Richard W. Pehlke has served as the Executive Vice President and Chief Financial Officer of Grubb & Ellis since February 2007. Prior to joining Grubb & Ellis, Mr. Pehlke served as Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business, from 2003 to December 2005. From 2001 to 2003, Mr. Pehlke operated his own consulting business specializing in financial strategy and leadership development. In 2000, he was Executive Vice President and Chief Financial Officer of ONE, Inc., a privately held software implementation business. Prior to 2000, Mr. Pehlke held senior financial positions in the telecommunications, financial services and food and consumer products industries. He received a B.S. degree in Business

Administration — Accounting from Valparaiso University and an M.B.A. degree in Finance from DePaul University.

Jacob Van Berkel has served as the Executive Vice President, Chief Operating Officer and President, Real Estate Services of Grubb & Ellis since February 2008, having served as the Executive Vice President, Human Resources and Operations, of Grubb & Ellis since December 2007 and as Senior Vice President, Human Resources, of NNN Realty Advisors since August 2007. Mr. Van Berkel joined NNN Realty Advisors to oversee the integration of Grubb & Ellis and NNN Realty Advisors. From 2002 until he joined NNN Realty Advisors, Mr. Van Berkel served as the Senior Vice President, Human Resources, of CB Richard Ellis. Including his experience at CB Richard Ellis, he has more than 25 years of experience in human resources. Mr. Van Berkel is responsible for the strategic direction of all Grubb & Ellis human resources initiatives, including training, recruiting, employee relations, compensation and benefits. He received a B.S. degree in Business Administration — Finance from San Diego State University.

Jeffrey T. Hanson has served as the Executive Vice President, Investment Programs, of Grubb & Ellis since December 2007. In addition, he has served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors since December 2007 and January 2007, respectively, and has served as the President and Chief Executive Officer of Realty since July 2006 and as its Chairman of the Board of Directors since April 2007. Mr. Hanson’s responsibilities include managing Grubb & Ellis’ real estate portfolio and directing acquisitions and dispositions nationally for Grubb & Ellis’ public and private real estate programs. He has also served as the Chief Investment Officer of NNN Realty Advisors since September 2006 and as a director of NNN Realty Advisors since November 2008. From 1996 to July 2006, Mr. Hanson served as Senior Vice President with Grubb & Ellis Company’s Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout Southern California and other Western U.S. markets for major private and institutional clients. Mr. Hanson is a member of the Sterling College Board of Trustees and formerly served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.

Dylan Taylor has served as the President of Global Client Services of Grubb & Ellis since May 2008. He is also the President of the Corporate Services Group of Grubb & Ellis. Mr. Taylor joined Grubb & Ellis in October 2005 as Executive Vice President, Regional Managing Director, Corporate Services. He was named President of the Corporate Services Group in October 2007. Prior to joining Grubb & Ellis, Mr. Taylor served as Senior Vice President, Corporate Solutions at Jones Lang LaSalle from July 2000 to October 2005. Earlier, he spent nearly seven years at SAIA Burgess, a global supplier of electronics based in Switzerland, where he rose to become part of the firm’s senior management team. Mr. Taylor received a B.S. degree with honors in Engineering from the University of Arizona and an M.B.A. degree from the University of Chicago.

Kevin K. Hull has served as the Chief Executive Officer and President of Grubb & Ellis Securities since February 2005. From January 2001 to January 2005, Mr. Hull was a senior associate at Dechert LLP, a large international law firm. Mr. Hull began his career in the securities industry in 1988 as an examiner in the Los Angeles office of the Financial Industry Regulatory Authority, or FINRA, and then served in a registered capacity as chief operating officer and chief financial officer of an independent broker-dealer. Mr. Hull is a member of the SIFMA Compliance and Legal Division and holds securities registrations as a general securities principal, financial and operations principal, municipal principal and options principal. Mr. Hull received a B.A. degree in Business Administration from California State University, Fullerton and a J.D. degree from The Catholic University of America, Columbus School of Law. He is a licensed real estate broker in California and is admitted to practice law in California, New York and Massachusetts.

Our Advisor

Our advisor, Grubb & Ellis Apartment REIT Advisor, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our advisor is a Virginia limited liability company that was formed in December 2005. Our advisor does not provide management services to any other entities and does not intend to do so in the future. However, there are no limitations in our charter, bylaws or policies prohibiting or limiting our advisor in providing these services to another entity, with the exception of our advisor’s fiduciary duties to us and our right of first opportunity to acquire Class A income-producing apartment communities. Our advisor is affiliated with our company in that several of our officers and directors, Messrs. Olander, Remppies and Carneal, and Ms. Biller, also are indirect owners and officers of our advisor. Mr. Olander and Ms. Biller also own interests in and serve as an officer or key employee of Grubb & Ellis, the parent of Grubb & Ellis Realty Investors, the parent and manager of our advisor, and certain of its affiliates. Our advisor may engage Realty, its affiliated real estate brokerage and management company, or Residential Management, its affiliated property management company, both of which are owned by Grubb & Ellis, to provide a number of services in connection with our properties.

The following table sets forth information with respect to our advisor’s executive officers:

Name	Age*	Position

Stanley J. (“Jay”) Olander, Jr.	54	Chief Executive Officer and President
David L. Carneal	45	Executive Vice President and Chief Operating Officer
Gustav G. Remppies	48	Executive Vice President and Chief Investment Officer

*	As of June 15, 2009.

The background of each of our advisor’s executive officers is described under “— Directors and Executive Officers.”

The Advisory Agreement

Under the terms of the advisory agreement, our advisor generally:

•	is responsible for our day-to-day operations;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with strategic decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	renders other property-level services if our board of directors requests.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor has a fiduciary duty to our company and its stockholders as provided pursuant to the advisory agreement and our charter.

Expenses.  Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including administrative expenses incurred in supervising, monitoring and inspecting real estate or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year, unless our independent directors find that, based on unusual and non-recurring factors that they deem sufficient, a higher level of expenses is justified. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the trailing twelve-months exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, we will send to our stockholders written disclosure of the excess and an explanation of the factors our independent directors considered in arriving at the conclusion that the higher operating expenses were justified. Any amount exceeding the greater of 2.0% of average invested assets or 25.0% of net income paid to our advisor during a fiscal quarter for which our independent directors do not determine was justified will be repaid to us within 60 days after the end of the fiscal year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. This limitation does not apply to our organizational and offering expenses, which have a separate limitation equal to 15.0% of our gross offering proceeds. Our board of directors, including a majority of our independent directors, must determine at least annually that the expenses incurred by our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

Term.  The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of our independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

The advisory agreement may be terminated by our advisor or a majority of our independent directors upon 60 days prior written notice without cause or penalty.

If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of our independent directors, will determine that any successor advisor possess sufficient qualifications to:

•	perform the advisory function for our company; and

•	justify the compensation provided for in the contract with our company.

If we liquidate all or a portion of our assets, our advisor shall be entitled to compensation pursuant to the “incentive distribution upon sales” described in the “Compensation Table” section of this prospectus. Additionally, if the advisory agreement is terminated in connection with the listing of the shares of our common stock on a national exchange, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an 8.0% per annum cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. A listing for these purposes means the listing of our common stock on a national securities exchange (or tier or segment thereof) that has listing standards that the SEC has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, our company may choose to redeem our advisor’s special limited partnership units in our operating partnership, which would entitle it to receive cash, or if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described in the “Compensation Table” section of this prospectus if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the advisor’s internalization into our company, the advisory agreement provides for the appointment of a special committee of our board of directors comprised of all of our independent directors. This special committee will be authorized to engage its own independent financial advisor and/or legal counsel to, among other things, negotiate with the advisor regarding a possible internalization and the compensation payable to the advisor. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. In addition, our advisor or its affiliates will be entitled to receive acquisition fees for properties acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.

Our Right of First Opportunity.  The advisory agreement gives us the first opportunity to purchase any Class A income-producing multi-family properties placed under contract by our advisor that satisfy our investment objectives, so long as our board of directors votes to make the purchase within seven days of being offered such property by our advisor. If our board of directors does not vote to make such purchase within seven days of being offered such property, the advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.

Possible Internalization.  Many REITs that are listed on a national securities exchange are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have the shares of our common stock listed for trading on a national securities exchange, it may be in our best interest to become self-administered. If our independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor. In the event our advisor is internalized into our company, some of our advisor’s executives may become executives and/or employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our executives and employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

Indemnification.  We have agreed to indemnify our advisor and its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in our best interest;

•	the indemnified person was acting on behalf of, or performing services for, our company;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Other Services.  In addition to the services described above to be provided by our advisor and its affiliates, if we request, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation for other such services exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of our independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

COMPENSATION TABLE

The following table summarizes and discloses all of the compensation, fees and expense reimbursements that we pay or will pay in the future to our advisor, our dealer manager and their affiliates during various stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)(1)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on shares of our common stock sold pursuant to the DRIP.	Actual amount depends upon the number of shares of our common stock sold. We estimate that we will pay a total of $70,000,000 if we sell the maximum offering.

Dealer Manager Fee (our dealer manager)(1)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.	Actual amount depends upon the number of shares of our common stock sold. We estimate that we will pay a total of $30,000,000 if we sell the maximum offering.

Other Organizational and Offering Expenses (our advisor or its affiliates)(2)	Up to 1.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.	Actual amount depends upon the number of shares of our common stock sold. We estimate that we will pay a total of $10,000,000 if we sell the maximum offering.
Acquisition Stage
Acquisition Fees (our advisor or its affiliates)(3)(4)	Up to 3.0% of the contract purchase price of each property we acquire, up to 4.0% of the total development cost of any development property, or up to 2.0% of the origination or purchase price of any real estate-related investment, as applicable.	$25,922,000 assuming no debt or $74,064,000 assuming leverage of 65.0% of the contract purchase price if we sell the maximum offering.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)(4)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be paid regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Operational Stage
Asset Management Fee (our advisor or its affiliates)(5)	Subject to our stockholders receiving distributions in an amount equal to 5.0% per annum of our invested capital, an amount equal to 0.5% per annum, cumulative, non-compounded, of average invested assets. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our advisor or one of its affiliates, not to exceed one-twelfth of 0.5% of our average invested assets as of the last day of the immediately preceding quarter; provided that effective January 1, 2009, our advisor has agreed to waive the right to receive an asset management fee until the quarter following the quarter in which we generate funds from operations, or FFO, sufficient to cover 100% of the distributions declared to our stockholders for such quarter. For purposes of calculating FFO, non-recurring charges including, but not limited to, acquisition-related expenses, amortization of deferred financing fees on our line of credit or other equivalent mezzanine financing, interest expense associated with our line of credit, our loans from NNN Realty Advisors, an affiliate of our advisor, or other mezzanine loans, and gains or losses on future interest rate swaps, will be excluded. Average invested assets include any property-related debt; therefore, fully leveraging our portfolio could increase the asset management fee payable to our advisor or one of its affiliates.	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Property Management Fees (Realty or Residential Management)(6)	Up to 4.0% of the gross monthly cash receipts from each property managed by the respective property manager, some of which may be reallowed to a third-party property manager.	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Compensation for Additional Services (our advisor or its affiliates)	If we request our advisor or one of its affiliates to render services for our company other than those required to be rendered by our advisor under the advisory agreement, the additional services, if our advisor elects to perform them, will be compensated separately on terms to be agreed upon between our advisor or its affiliate and us. The rate of compensation for these services must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed the amount that would be paid to unaffiliated third parties for similar services.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.

Operating Expenses (our advisor or its affiliates)(5)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)(7)	Up to the lesser of 1.75% of the contract sales price of each property or 50.0% of a competitive real estate commission that would have been paid to a third party. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest in our operating partnership pursuant to which our advisor will receive cash distributions from our operating partnership under the following circumstances:

•Incentive Distribution upon Sales(8)	Equal to 15.0% of the net proceeds of the sale of the property after we have received, and paid to our stockholders, the sum of:

•our invested capital; and

•any shortfall in our 8.0% annual cumulative, non-compounded return on our adjusted invested capital.

	Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

•Incentive Distribution upon Listing(9)	In the event of termination of the advisory agreement due to listing of the shares of our common stock on a national securities exchange, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an 8.0% per annum cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. This distribution may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock.	Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

•Fees Payable upon Termination of the Advisory Agreement	In the event of termination of the advisory agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. In connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may cause our operating partnership to redeem our advisor’s special limited partner units, for cash, units of limited partnership interests in our operating partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if our operating partnership immediately sold all of its assets at fair market value.	Actual amount depends upon many factors to be negotiated between our advisor and our independent directors and, therefore, cannot be determined at this time.

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. See the “Plan of Distribution” section of this prospectus.

(2)	Other organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and director expenses of our advisor’s employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock. Activities of our advisor that may be reimbursed include, but are not limited to, development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our advisor will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us.

(3)	This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a maximum offering and that all of the assets purchased are real properties. We have assumed that no financing will be used to acquire assets. However, as disclosed throughout this prospectus, we have used, and expect to continue to use, leverage, which results in higher fees paid to our advisor and its affiliates. Assuming a maximum leverage of 65.0% of our assets, the maximum acquisition fees would be approximately $74,064,000. We pay our advisor or its affiliates the acquisition fee upon the closing of a real estate acquisition or upon the funding or acquisition of a real estate-related investment.

(4)	Acquisition expenses include any and all expenses actually incurred in connection with the selection, evaluation and acquisition of, and investment in real estate and real estate-related investments, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We estimate acquisition expenses to be 0.5% of the contract purchase price. We reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. The total of all acquisition fees and expenses paid to our advisor or affiliates of our advisor, and real estate commissions and other fees paid to third parties, excluding development fees and construction fees paid to persons not affiliated with our sponsor in connection with the actual development and construction of a project, cannot exceed 6.0% of the contract purchase price of the property, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such amount are determined to be commercially competitive, fair and reasonable to us by a majority of our directors not interested in the transaction and a majority of our independent directors not interested in the transaction.

(5)	We reimburse our advisor or one of its affiliates for:

•	our company’s organizational and offering expenses; provided, however, that within 60 days after the end of the month in which the offering terminates, our advisor will reimburse our company for any organizational and offering expenses reimbursement received by our advisor, to the extent that such reimbursement exceeds the maximum amount permitted or, at the option of our company, such excess shall be subtracted from the next reimbursement of expenses to be made by us;

•	acquisition expenses incurred in connection with the selection, evaluation and acquisition of our properties;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, other than acquisition expenses;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income of our company or its real estate-related investments;

•	costs associated with insurance required in connection with our business or by our directors;

•	expenses of managing and operating properties owned by our company, payable to the property manager, whether or not the property manager is an affiliate of our company;

•	all compensation and expenses payable to our independent directors and all expenses payable to our non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

•	expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;

•	expenses connected with payments of distributions in cash or otherwise made or caused to be made by our company to our stockholders;

•	expenses of amending, converting, liquidating or terminating our company or the charter;

•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);

•	transfer agent and registrar’s fees and charges paid to third parties; and

•	audit, accounting, legal and other professional fees.

We reimburse our advisor for operating expenses; provided, however, we will not reimburse our advisor for any operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year, unless our independent directors find that, based on unusual and non-recurring factors they deem sufficient, a higher level of expenses is justified. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the trailing twelve-months exceeds the greater of 2.0% of our average invested assets or 25.0% of our net income, we will send to our stockholders written disclosure of the excess and an explanation of the factors our independent directors considered in arriving at the conclusion that the higher operating expenses were justified. Any amount exceeding the greater of 2.0% of average invested assets or 25.0% of our net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. “Average invested assets” means, for any period, the average monthly book value of our assets invested directly or indirectly in real estate assets or equity interests in and loans secured by real estate before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including fees paid to our advisor, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real estate and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real estate (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real estate). Therefore, this limitation does not apply to expenses listed above in the first, second, fourth, fifth, seventh and ninth bullets.

(6)	This fee is paid monthly. Realty and Residential Management may subcontract certain property management services to third parties and would be responsible for paying all fees due such third party contractors. Property management fees paid to third parties by Realty or Residential Management may be less than the fee we pay to Realty or Residential Management, as the case may be.

(7)	The amount paid, when added to the sums paid to unaffiliated parties, will not exceed the lesser of (a) the real estate or brokerage commission paid for the purchase or sale of the property which is competitive in light of the size, type and location of such property or (b) an amount equal to 6.0% of the contract sales price. We will pay the disposition fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.

(8)	“Invested capital” means the gross proceeds from the sale of the shares of our common stock in this offering. When a property is sold, invested capital will be reduced by the lesser of (a) the net sale proceeds available for distribution from such sale or (b) the sum of (1) the portion of invested capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our invested capital with respect to prior sales of properties. If we and, in turn, our stockholders have not received a return of our invested capital or if there is a shortfall in the 8.0% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of the invested capital and a full distribution of the 8.0% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

(9)	A listing for these purposes means the listing of our common stock on (a) the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Global Market (or any successor to such entities), or (b) a national securities exchange (or tier or segment thereof) that has listing standards that the SEC has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended.

We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Additional Payments for Additional Services

As specified in the advisory agreement, in extraordinary circumstances, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

•	the goods or services must be necessary to our prudent operation; and

•	the compensation, price or fee must be equal to the lesser of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

Extraordinary circumstances will be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitation on Reimbursements

No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5.0% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of our independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Additional Important Information on Compensation to Our Affiliates

Our advisor and its affiliates are involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a stockholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our stockholders to earn income on their investment in our common stock and may result in our entering into transactions that do not solely reflect your interest as a stockholder. A majority of our independent directors must approve all transactions between our company and our advisor or its affiliates, including property acquisitions and dispositions.

PRIOR PERFORMANCE SUMMARY

The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by the Grubb & Ellis Group through December 31, 2008, unless otherwise indicated. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior real estate and notes programs.

Prior Investment Programs

Beginning in April 1998 through December 31, 2008, the Grubb & Ellis Group served as an advisor, sponsor or manager to 222 real estate investment programs formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment communities. The programs are either (i) public programs that are required to file reports with the SEC, (ii) private programs that have no public reporting requirements, or (iii) institutional private programs that have no public reporting requirements. From inception through December 31, 2008, the Grubb & Ellis Group sponsored six public real estate programs, 213 private real estate programs and three institutional private programs. The Grubb & Ellis Group has also served as sponsor and manager of four private notes programs.

The information in this section and in the Prior Performance Tables attached to this prospectus as Exhibit A provides relevant summary information concerning real estate programs sponsored by the Grubb & Ellis Group. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to the sponsor and its affiliates (Table II); (iii) annual operating results of prior real estate programs (Table III); (iv) results of completed programs (Table IV); and (v) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and is not part of the prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior real estate programs and to disclose any material adverse business developments they sustained.

Additionally, from inception through December 31, 2008, the Grubb & Ellis Group entered into five joint ventures to acquire properties and received fees as a result. These joint ventures were entered into by Grubb & Ellis Realty Investors and do not have public reporting requirements. These joint ventures do not have investment objectives and policies similar to this program, and therefore information regarding these joint ventures is not included in the Prior Performance Tables.

Summary Information

Public Programs

The six public programs consist of (i) G REIT, Inc. (as of January 28, 2008, G REIT Liquidating Trust became the successor to G REIT, Inc.), (ii) T REIT, Inc. (as of July 20, 2007, T REIT Liquidating Trust became the successor to T REIT, Inc.), (iii) Grubb & Ellis Healthcare REIT, Inc., (iv) Grubb & Ellis Apartment REIT, Inc., (v) NNN 2002 Value Fund, LLC and (vi) NNN 2003 Value Fund, LLC. From inception through December 31, 2008, the public programs raised gross offering proceeds of approximately $1,450,812,000 from approximately 42,019 investors. From inception through December 31, 2008, the public real estate programs purchased interests in 119 real estate properties amounting to an investment of $2,646,086,000 (the public programs’ aggregate share of the purchase price). Of the 119 properties, 33 were in Texas, 19 in California, nine in Georgia, six in Nevada, five in each of Florida and Indiana, four in each of Arizona and Ohio, three in each of Colorado and Missouri, two in each of Minnesota, Nebraska, North Carolina, North Dakota, Pennsylvania, Tennessee, Utah and Virginia, one in each of Delaware, Illinois, Maryland, New Hampshire, Oklahoma, Oregon and Washington and five in multiple states. Of the 119 properties purchased, based on share of purchase price, 50.6% were office, 27.1% were medical office, 13.3%

were residential, 6.9% were healthcare-related facilities, 1.7% were retail, 0.3% were industrial and 0.1% were land. As of December 31, 2008, the Grubb & Ellis Group programs’ interests in 56 of these properties had been sold. Each of the public programs has investment objectives and policies similar to those of this program.

FINRA regulations require that we disclose pertinent facts relating to liquidity of our sponsor’s prior publicly offered programs. G REIT, Inc. and T REIT, Inc. each commenced an orderly liquidation prior to their disclosed anticipated liquidation dates. Grubb & Ellis Apartment REIT, Inc., which commenced its initial public offering on July 19, 2006, and Grubb & Ellis Healthcare REIT, Inc., which commenced its initial public offering on September 20, 2006, have not yet reached their anticipated liquidation dates.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K. See Tables III and V under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the operating results of the prior public programs sponsored by the Grubb & Ellis Group and information regarding the sales or disposals of properties by these programs.

Private Programs

Beginning in April 1998 through December 31, 2008, the Grubb & Ellis Group has advised 213 private real estate investment programs and four private notes programs. From inception through December 31, 2008, the private programs raised gross offering proceeds of approximately $2,257,188,000 from approximately 10,313 investors. From inception through December 31, 2008, the private programs purchased interests in 225 real estate properties amounting to an investment of approximately $5,967,797,000 (the private programs’ aggregate share of the purchase price). Of the 225 properties, 50 were in Texas, 39 in California, 17 in Nevada, 16 in Georgia, 15 in Florida, 14 in North Carolina, 13 in Colorado, six in each of Kansas and Ohio, five in each of Arizona and Tennessee, four in each of Illinois, Missouri and Wisconsin, three in each of South Carolina and Virginia, two in each of Hawaii, Massachusetts, New Jersey, Oregon, Pennsylvania and South Dakota and one in each of Arkansas, Delaware, Indiana, Louisiana, Maryland, Minnesota, Nebraska, Oklahoma and Washington. Of the 225 properties purchased, based on share of purchase price, 13.3% were residential, 74.9% were office, 5.0% were medical office, 5.4% were retail, 1.3% were industrial and 0.1% were land. As of December 31, 2008, 101 interests in these real estate properties were sold. Each of these private real estate investment and notes programs has investment objectives and policies similar to those of this program.

See Tables III and IV under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the operating results of the private real estate investment programs and notes programs sponsored by the Grubb & Ellis Group and information regarding the results of the completed programs. See Table V under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the sales or disposals of properties by the private real estate investment programs.

As of December 31, 2008, 63 private real estate investment programs and three private notes programs, have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

In 2008, the Grubb & Ellis Group also sponsored three institutional private programs for extremely high net worth individuals and companies, which are referred to as Wealth Management Programs. Each Wealth Management Program has only one investor, which is generally a limited liability company formed by the high net worth individual or investor. The investor signs an exclusivity agreement with Grubb & Ellis Realty Investors to source and close real estate property acquisitions based on the investor’s investment criteria. Grubb & Ellis Realty Investors receives fees as a result of these transactions. These Wealth Management Programs have raised gross offering proceeds of approximately $193,290,000, and have purchased interests in 15 real estate properties amounting to an investment of approximately $205,129,000 (the Wealth Management Programs’ aggregate share of the purchase price). Of the 15 properties, five were in Illinois, two were in Georgia, two were in Texas, two were in Ohio, two were in Maryland, one was in Colorado and one was in Alabama. Of the 15 properties, based on share of purchase price, 30.6% were retail and 69.4% were office.

Each of the Wealth Management Programs has investment objectives and policies similar to those of this program.

See Table III under Prior Performance Tables attached to this prospectus as Exhibit A for more information regarding the operating results of the institutional private programs sponsored by the Grubb & Ellis Group.

In 2006 and 2007, the Grubb & Ellis Group also entered into five joint ventures to acquire properties and received fees as a result. These joint ventures have purchased interests in five real estate properties amounting to an investment of approximately $272,538,000 (aggregate purchase price), of which the Grubb & Ellis Group’s share was $24,123,000. Of the five properties, three were in Texas, one was in Minnesota and one was in Tennessee. Of the five properties, based on share of purchase price, 87.0% were office and 13.0% were mixed use. Since these joint ventures do not have investment objectives similar to those of this program, information regarding such joint ventures is not included in the Prior Performance Tables.

Adverse Business Developments

Certain of the private programs managed by the Grubb & Ellis Group detailed in Prior Performance Table III had cash flow deficiencies and/or distributions to investors that represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancing. Cash deficiencies after cash distributions shown for various programs in Prior Performance Table III occurred for a variety of reasons, most of which were the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties that exceeded the cash generated by the operations of the remaining properties. Time of rent collections and the payment of expenses affect operating cash flows available after distributions which could cause either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flows after distributions could have been retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flows resulting from the anticipated or unanticipated loss of a tenant. The dramatic increase in construction costs over the last several years paired with the unanticipated loss of a tenant has caused significantly higher tenant improvement costs throughout the various programs.

Many programs have been affected by the current mortgage and credit crisis. The value of properties currently held by three of our public programs in liquidation, G REIT Liquidating Trust, T REIT Liquidating Trust and NNN 2002 Value Fund, LLC, have decreased, thus decreasing the overall liquidation value of each of these entities. The weakening economy has reduced demand for commercial real estate space leading to increased vacancy and declining rental rates. Furthermore, economic challenges have resulted in day-to-day struggles for businesses of all types. This difficult economic environment has forced the Grubb & Ellis Group to extend the hold period of properties held by various programs beyond the projected business plan, causing a reduction in property level reserves and the need for a distribution reduction to replenish the reserves. In 2008, several programs have suffered from the default of tenants, loss of a major tenant, and also reduced leasing rates. Thus, these programs show a cash deficiency and a possible distribution that was a return of capital.

In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

In some circumstances, such as NNN Highbrook, LLC, equity raised is ear-marked to pay for certain future expenses during the operating period of the program. This occurs in master lease apartment programs when reserves are established from investors’ equity to pay for designated repairs when cash from operations is insufficient to pay for them. Deficit cash flows after distributions and return of capital result as these repair reserves are utilized. In other circumstances, such as NNN 300 Four Falls, LLC, it is anticipated that all equity will not be raised by the time a property is acquired. Mezzanine financing is used to cover the equity funding shortfall at the time of closing. The estimated fees and interest on the mezzanine financing are factored into the equity raise. As expenses related to the mezzanine financing are incurred, they may exceed cash flows generated after distributions, resulting in deficit cash flows and return of capital. In both of these scenarios, deficit cash flows after distributions and return of capital result from paying anticipated expenses from equity funded reserves.

Where distributions are made that exceed the cash flows generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or refinancing of properties, distributions of prior years’ excess cash flows or loans from the Grubb & Ellis Group or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. During 2008, NNN 2003 Value Fund, LLC, a public reporting program, suspended cash distributions. In addition, 36 private programs sponsored or managed by the Grubb & Ellis Group decreased, suspended or terminated distributions and 20 private programs sponsored or managed by the Grubb & Ellis Group increased distribution rates. In the first quarter of 2009, the Grubb & Ellis Group continued to believe that a defensive stance was the most prudent course of action and announced decreased distributions for Grubb & Ellis Apartment REIT, Inc., a public program, as well as an additional 42 private programs, a further reduction of distributions for two previously reduced private programs and increased distributions for three private programs.

During 2008, the Grubb & Ellis Group advanced $48,756,000 to certain private real estate investment programs that it sponsors and/or manages. Advances to these programs occurred for a variety of reasons, most of which were the result of capital improvements, leasing costs, tenant improvements and costs for acquisition closings for programs in which the equity had not been fully raised at the time of closing.

Acquisitions of Properties

During 2006, 2007 and 2008, Grubb & Ellis Group-sponsored programs acquired 159 properties, for which the property type, location and method of financing are summarized below. More detailed descriptions of these acquisitions are set forth in Table VI of Part II of the registration statement for this offering, which is not a part of this prospectus. We will furnish copies of such table to any prospective investor upon request and without charge.

No. of
Property Type	Properties

Industrial	1
Office	56
Medical Office	42
Apartment Communities	40
Retail	13
Healthcare Related Facilities	5
Mixed Use	2
Land	—

Total	159

No. of
Location	Properties

Alabama	1
Arizona	5
Arkansas	1
California	7
Colorado	4
Delaware	1
Florida	7
Georgia	22
Illinois	7
Indiana	6
Kansas	1
Louisiana	1
Maryland	3
Massachusetts	2
Minnesota	3
Missouri	4
Multi State	5
Nevada	2
New Hampshire	1
New Jersey	2
North Carolina	11
Ohio	12
Oklahoma	1
Oregon	1
Pennsylvania	2
South Carolina	4
Tennessee	4
Texas	31
Utah	1
Virginia	4
Wisconsin	3

Total	159

No. of
Method of Financing	Properties

All Debt	—
All Cash	37
Combination of cash and debt	122

Total	159

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. See the “Compensation Table” section of this prospectus. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act in the best interest of our stockholders. See the “Management of Our Company” section of this prospectus. However, our independent directors may not be able to eliminate or reduce the risks related to these conflicts of interest. We describe some of these conflicts of interest, and certain restrictions and procedures we have adopted to address these conflicts below.

Our officers and affiliates of our advisor seek to balance our interests with the interests of other Grubb & Ellis Group programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers and directors are officers or employees of our advisor, our sponsor, Grubb & Ellis Realty Investors, which manages our advisor, and/or other affiliated entities that will receive fees in connection with this offering and our operations. These relationships are described in the “Management of Our Company” section of this prospectus. In addition, Messrs. Olander, Carneal and Remppies and Mss. Biller, Johnson and Lo each own a less than 1.0% interest in our sponsor. Mss. Biller, Johnson and Lo each hold options to purchase a de minimis amount of additional shares of our sponsor’s common stock. Messrs. Olander, Carneal and Remppies each is a member of ROC REIT Advisors, which owns a 25.0% non-managing membership interest in our advisor and each holds a de minimis ownership in several other Grubb & Ellis Group programs. Ms. Biller also owns an 18.0% membership interest in Grubb & Ellis Apartment Management, which owns a 25.0% non-managing membership interest in our advisor, and she holds a de minimis ownership interest in several other Grubb & Ellis Group programs. Officers of our advisor also may advise other real estate investment programs sponsored by Grubb & Ellis.

Grubb & Ellis and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the Grubb & Ellis affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approving the transaction as being fair and reasonable and on substantially the same terms and conditions as those received by the co-investment entity.

Allocation of Our Advisor’s Time

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals and management personnel, are presently, and expect to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.

In addition, we have no employees, consultants or independent contractors, and some of our officers are also officers of our advisor and officers and/or members of our sponsor and its affiliates. Our advisor will rely on these officers and employees of its affiliates to manage and operate our business. The same officers and/or employees of our advisor and its affiliates who will manage and operate our business will also be actively involved in activities other than our business. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders.

Competition

We seek to acquire real estate and real estate-related investments at the same time as other Grubb & Ellis Group programs. There is a risk that a potential investment would be suitable for one or more Grubb & Ellis Group programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Grubb & Ellis Group program. In recognition of these potential conflicts, our advisor has agreed that it will provide us the first opportunity to acquire any Class A income-producing multi-family properties that it identifies that satisfy our investment objectives and are placed under contract by our advisor or its affiliates. This right of first refusal and other conflict resolution restrictions and procedures are described below under “— Certain Conflict Resolution Restrictions and Procedures.”

Conflicts of interest may exist to the extent that we may acquire properties in the same geographic areas where other Grubb & Ellis Group programs own the same type of properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to attempt to sell similar properties at the same time including, in particular, in the event another Grubb & Ellis Group program liquidates at approximately the same time as us.

Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that our advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Grubb & Ellis Securities, our dealer manager, is an indirect wholly owned subsidiary of Grubb & Ellis. This relationship may create conflicts of interest in connection with the performance of due diligence by our dealer manager. Although our dealer manager will examine the information in the prospectus for accuracy and completeness, our dealer manager is an affiliate of our advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offer of securities. Accordingly, you will not have the benefit of such independent review and investigation. However, certain of the participating brokers-dealers may make their own independent due diligence investigations.

Our dealer manager is currently involved in, and may become involved in other, offerings for other Grubb & Ellis Group programs. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other programs that may have some or all investment objectives similar to ours.

Affiliated Property Managers

Realty and Residential Management, our property managers, are indirect wholly owned subsidiaries of Grubb & Ellis. We expect that Realty and Residential Management will perform substantially all property management services for us and our operating partnership. Each of our property managers is affiliated with our sponsor and Grubb & Ellis Realty Investors, which manages our advisor, and in the future there is potential for a number of the members of our sponsor’s management team and those that manage either or both of the property managers to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if our sponsor and the property managers are unaffiliated and did not share any employees or managers. In addition, given that our property managers are affiliated with us, our sponsor and our advisor, any agreements with the property managers will not be at arm’s length. As a result, any such agreements will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Further, Realty and Residential Management manage properties for other Grubb & Ellis Group programs, which may result in a conflict for the time and services of its personnel.

Lack of Separate Representation

Morris, Manning & Martin, LLP is counsel to us, our advisor and certain affiliates in connection with this offering and other matters and may in the future act as counsel to us, our advisor and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and our advisor or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

Subject to approval by our board of directors, including a majority of our independent directors, not otherwise interested in such transactions, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, we will not participate in tenant in common syndications or transactions. See the “Investment Objectives, Strategy and Criteria — Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Fees and Distributions to Our Advisor and its Affiliates

A transaction involving either the purchase or sale of a property may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of our independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with our advisor, our directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in this prospectus, we do not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We do not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We do not make any loans to our advisor, any of our directors or any of their respective affiliates except loans, if any, to our wholly owned subsidiaries. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, as described in the “Compensation Table” section of this prospectus.

•	Our advisory agreement provides that if our advisor identifies an opportunity to make an investment in one or more Class A income-producing multi-family properties that satisfy our investment objectives and are placed under contract by our advisor or its affiliates, then our advisor will provide us with the first opportunity to purchase such investment. If our board of directors does not affirmatively authorize us to make such purchase within seven days of being offered such property, then our advisor may offer the investment opportunity to any other person or entity.

DISTRIBUTION REINVESTMENT PLAN

Prior to the commencement of this offering, we intend to adopt an amended and restated distribution reinvestment plan, referred to in this prospectus as the distribution reinvestment plan, or the DRIP. The DRIP will allow you to have your distributions otherwise payable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of the DRIP, which is attached to this prospectus as Exhibit C.

General

Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares of our common stock through the DRIP at any time and will not need to receive a separate prospectus relating solely to the DRIP.

Stockholders are eligible to participate in the DRIP only with respect to 100% of their shares of our common stock. Until the earlier to occur of the termination of this offering and the sale of all the shares of our common stock reserved for issuance pursuant to the DRIP, the purchase price for shares of our common stock purchased pursuant to the DRIP will be $9.50 per share.

Investment of Distributions

Distributions will be used to purchase shares of our common stock on behalf of the participants. All such distributions will be invested in shares of our common stock within 30 days after such payment date. Any distributions not so invested will be returned to the participants in the DRIP.

Participant Accounts, Fee and Allocation of Shares of Our Common Stock

For each participant in the DRIP, we will maintain a record which will reflect, for each distribution period, the distributions received by us on behalf of such participant. Purchases pursuant to the DRIP will not be subject to selling commissions, dealer manager fees or other organizational and offering expenses. All costs of administration of the DRIP will be paid by us.

We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares of our common stock for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares of our common stock then available for purchase, our company will purchase all available shares of our common stock and will return all remaining distributions to the participants within 30 days after the date such distributions are paid. We will allocate the purchased shares of our common stock among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records. The ownership of the shares of our common stock purchased pursuant to the DRIP will be reflected on our books.

Shares of our common stock acquired pursuant to the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

The allocation of shares of our common stock among participants may result in the ownership of fractional shares, computed to four decimal places.

Administration

As of the date of this prospectus, the DRIP will be administered by us or one of our affiliates, but a different entity may act as the DRIP administrator in the future. Any replacement entity which acts as the DRIP administrator will be registered as a broker-dealer with FINRA and in all states in which participants of the DRIP reside. The DRIP administrator will keep all records of your account and send statements of your account to you. Shares of our common stock purchased pursuant to the DRIP will be registered in the name of each participating stockholder.

Reports to Participants

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

•	the distributions reinvested during the year;

•	the number of shares of our common stock purchased during the year;

•	the per share purchase price for such shares of our common stock; and

•	the total number of shares of our common stock purchased on behalf of the participant pursuant to the DRIP.

Tax information with respect to income earned on the shares of our common stock pursuant to the DRIP for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

Stockholders who purchase shares of our common stock pursuant to this offering may become participants in the DRIP by making a written election to participate on their subscription agreements at the time they subscribe for shares of our common stock. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRIP and who has not previously elected to participate in the DRIP may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such stockholder’s desire to participate in the DRIP. Stockholders are eligible to participate in the DRIP only with respect to 100% of their shares of our common stock. Participation in the DRIP will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Subject to the preceding sentence, the election to participate in the DRIP will apply to all distributions attributable to the distribution period in which the stockholder made such written election to participate in the DRIP and to all other distributions from that date. Participants will be able to terminate their participation in the DRIP at any time without penalty by delivering written notice to us no less than ten days prior to the last day of the month to which the distribution relates. We may also terminate the DRIP at our sole discretion, for any reason at any time, upon ten days prior written notice to all participants.

A participant who chooses to terminate his or her participation in the DRIP must terminate his or her entire participation in the DRIP and will not be allowed to terminate in part. If the DRIP is terminated or a participant terminates his or her participation in the DRIP, we will update our stock records to account for all whole shares of common stock purchased by the participant(s) pursuant to the DRIP, and if any fractional shares of common stock exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares of our common stock, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant’s terminating his interest in the DRIP or our termination of the DRIP. A participant in the DRIP who terminates his or her interest in the DRIP will be allowed to participate in the DRIP again by notifying us and completing any required forms.

We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the DRIP.

Federal Income Tax Considerations

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur tax liability for distributions reinvested pursuant to the DRIP even though they will receive no related cash. Specifically, stockholders will be treated as if they have received a cash distribution from our company and then applied such distribution to purchase shares of our common stock pursuant to the DRIP. A stockholder who reinvests distributions will be taxed on such distribution at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.

Amendments and Termination

We reserve the right to amend any aspect of the DRIP at our sole discretion and without the consent of stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. We also reserve the right to terminate the DRIP for any reason at any time by ten days prior written notice of termination to all participants. We may terminate a participant’s participation in the DRIP immediately if in our judgment such participant’s participation jeopardizes in any way our status as a REIT.

SHARE REPURCHASE PLAN

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares of our common stock back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares of our common stock back to us to the extent we have sufficient proceeds to do so and subject to the significant restrictions and conditions described below.

Purchase Price.  Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock are as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the lower of $9.25 or 92.5% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the lower of $9.50 or 95.0% of the price paid per share to acquire shares of our common stock from us;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the lower of $9.75 or 97.5% of the price paid per share to acquire shares of our common stock from us; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire shares of our common stock from us.

At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sale, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.

Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

If shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be: (1) for stockholders who have continuously held their shares of our common stock for less than four years, 100% of the price paid per share to acquire the shares of common stock from us; or (2) for stockholders who have continuously held their shares of our common stock for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid per share to acquire the shares of common stock from us.

Holding Period.  Only shares of our common stock that have been held by the presenting stockholder for at least one year are eligible for repurchase, except in the case of death or qualifying disability.

Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year upon the death of a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares of our common stock through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of the shares of our common stock, the request to repurchase the shares of our common stock may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year requested by a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by our board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or similar entity.

We will make repurchases pursuant to our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to five percent (5.0%) of the weighted average number of shares of our common stock outstanding during the prior calendar year. Funding for our repurchase plan will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.

If there are insufficient funds to honor all repurchase requests, preference will be given to shares of our common stock to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of our board of directors, including a majority of our independent directors.

The funds set aside for our share repurchase plan may not be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares of our common stock to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Shares of our common stock we purchase pursuant to our share repurchase plan will be canceled and will have the status of authorized but unissued shares of our common stock. Shares of our common stock we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, see the copy of our share repurchase plan attached as Exhibit D to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock highlights all material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

Under our charter, we have 300,000,000 authorized shares of common stock, $0.01 par value per share, available for issuance. We have authorized the issuance of up to 105,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to repurchase.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors after payment of, or provision for, full cumulative distributions on and any required repurchases of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company;

•	do not have preference, conversion, exchange, sinking fund or repurchase rights or preemptive rights to subscribe for any of our securities; and

•	do not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. We act as our own transfer agent and registrar. We have entered into an agreement with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. Transfers can be effected simply by mailing a transfer and assignment form to us, which we will provide to you at no charge upon request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors.

Under the MGCL and our charter, we may not, without the affirmative vote of stockholders holding at least a majority of all the shares of stock entitled to vote on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the aggregate number of shares of our stock or the number of shares of stock of any class or series, changes in our name, changes in the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock or certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business or as otherwise permitted by law;

•	cause a merger or reorganization of our company except that where the merger is effected through a wholly owned subsidiary and the consideration to be paid by us in the merger consists solely of cash, the merger may be approved solely by our board of directors unless a party to the merger is an affiliate of Grubb & Ellis Realty Investors or ROC REIT Advisors; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, our stockholders may vote to elect or remove any or all of our directors.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by a proxy executed in writing or in any other manner permitted by law directing the manner in which he or she desires that his or her vote be cast. Any such proxy must be received by the board of directors prior to the date on which the vote is taken. Stockholders may take action without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Preferred Stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares of our stock on such terms as the directors deem advisable subject to certain restrictions in our charter, despite the possible dilution in the value of the outstanding shares of our stock which may result from the exercise of such warrants, options or rights to buy shares of our stock, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to remain qualified as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50.0% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

Our charter provides that, subject to the exceptions described below, any transfer of capital stock will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares of stock being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares of stock, if the transfer would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause our company to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

•	before our shares of stock constitute a class of “publicly-offered securities,” result in 25.0% or more of our shares of stock being owned by ERISA investors.

The record holder of the shares of stock that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred shares that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5.0%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares of stock are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits.

The ownership limits generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares of stock or by our advisor. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limits. However, the ownership limits will continue to apply until our board of directors determines that it is no longer in the best interest of our company to continue to qualify as a REIT.

All certificates representing our common or preferred shares, if any, will bear a legend referring to the restrictions described above.

The ownership limits in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of our common stock or otherwise be in your interest as a stockholder.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of the MGCL, our charter and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the MGCL and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. A majority of our independent directors must approve or ratify any subsequent amendment to our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of our independent directors, and will be called by the secretary upon written request of stockholders holding in the aggregate at least 10.0% of the outstanding shares of our stock. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the secretary will provide all stockholders, within 10 days after receipt of this request, written notice, either in person, by mail or by electronic mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50.0% of the outstanding shares of common stock constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

Our charter provides that the number of directors of our company may not be fewer than three and that a majority of the directors will be independent directors. This provision may only be amended if declared advisable by our board of directors and approved by a vote of a majority of our stockholders. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, our remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders owning at least a majority of the outstanding shares of our stock.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation on Organizational and Offering Expenses

The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15.0% of the gross proceeds raised in this offering.

Limitation of Liability and Indemnification

The MGCL permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that none of our directors or officers will be liable to our company or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to our directors, our officers, our advisor, our advisor’s affiliates and any individual who, while our director or officer at our request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, we will not indemnify or hold harmless our directors, our advisor or our advisor’s affiliates unless all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	our directors, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by directors (other than our independent directors) or our advisor or their affiliates; or

•	gross negligence or willful misconduct by our independent directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and our advisor’s affiliates for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the proceeding legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal proceeding is initiated by a third party who is not a stockholder of our company or the legal proceeding is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above and is not entitled to indemnification.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.

The indemnification provided in our charter is not exclusive of any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our charter.

With respect to the limitation on liability and indemnification for our directors, our advisor and its affiliates described above, to the extent that non-mandatory provisions of the MGCL applicable to us conflict with the provisions related to indemnifying and holding harmless our directors, our advisor and its affiliates set forth in the NASAA Guidelines and in our charter, the provisions of the NASAA Guidelines and our charter will prevail.

Defenses Available

There are defenses available to our directors and officers and our advisor under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in the best interest of our company and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care or a committee of the board of directors on which the director does not serve as to a matter within its authority so long as the director has no knowledge that would cause such reliance to be unwarranted.

Inspection of Books and Records

Our advisor keeps or has caused to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. We maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board and the Alabama Securities Commission, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares of our common stock held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining common stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “— Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of our company and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of our company. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1) a person who makes or proposes to make a control share acquisition,

(2) an officer of the corporation, or

(3) an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a) one-tenth or more but less than one-third,

(b) one-third or more but less than a majority, or

(c) a majority or more of all voting power.

Control shares of stock do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may repurchase any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We cannot assure you that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirements for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, pursuant to Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and a majority of our stockholders. If by 2013, the shares of our common stock are not listed for trading on a national securities exchange, then our board of directors must either (a) adopt a resolution that sets forth a proposed amendment to our charter extending or eliminating this deadline, declare that such amendment to the charter is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders, or (b) adopt a resolution that declares a proposed liquidation and dissolution is advisable on substantially the terms and conditions set forth, or referred to, in the resolution and direct that the proposed liquidation be submitted for consideration at either an annual or special meeting of the stockholders. If the board of directors seeks an amendment to the charter to extend or eliminate the listing deadline and the stockholders do not approve such amendment, then the board of directors shall seek a liquidation and dissolution as described above. If the stockholders do not then approve the liquidation and dissolution, we shall continue our business. If the board of directors seeks the liquidation and dissolution as described above and the stockholders do not approve such resolution, then the board of directors shall seek the amendment to the charter to extend or eliminate the listing deadline as described above. If the stockholders do not then approve such amendment, we shall continue our business.

Transactions with Affiliates

We have established restrictions on dealings between our company, our advisor and any of their officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interest of our company and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between our company and any of our directors or between our company and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

•	the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors;

•	the fact of the common directorship or interest is disclosed to or known by our stockholders and the transaction is authorized approved or ratified by the disinterested stockholders; or

•	the transaction is fair and reasonable to our company.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the discretion of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice as required by the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by or at the direction of the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary description of Grubb & Ellis Apartment REIT Holdings, L.P.’s limited partnership agreement. Currently, our company and our advisor are the only partners of our operating partnership. Our operating partnership may admit additional limited partners and issue additional units of limited partnership interest in exchange for interests in properties.

Management

Grubb & Ellis REIT Holdings, L.P., our operating partnership, is a Virginia limited partnership formed in December 2005. As the sole general partner of our operating partnership, we have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, certain amendments to the limited partnership agreement, including amendments that would affect the limited partners’ redemption rights described below, require the consent of limited partners holding more than 50.0% of the units of limited partnership interest held by such partners.

Transferability of Interests

We may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the limited partnership agreement, we anticipate that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

As of the date of this prospectus, we are the sole general partner of our operating partnership and own a 99.99% general partnership interest in our operating partnership. As of the date of this prospectus, our advisor owns a 0.01% limited partnership interest in our operating partnership and is the sole special limited partner of our operating partnership. Our advisor has no voting rights in our operating partnership, but is entitled to certain distributions from our operating partnership, as described below. We will contribute to our operating partnership all net proceeds of the offering as a capital contribution in exchange for additional partnership interests.

If our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Pursuant to the limited partnership agreement, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

Moreover, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value we conclude in good faith that such issuance is in our best interest and those of our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional partnership units of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as we determine, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the limited partnership agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

Pursuant to the limited partnership agreement, limited partners have redemption rights, which enable them to cause our operating partnership to redeem their units of limited partnership interests in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. Each limited partner is prohibited from exercising its redemption rights if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in us being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10.0% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of shares of our common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act of 1933, as amended.

We may elect to waive this restriction and redeem a limited partner’s units for cash in our sole discretion.

A limited partner may exercise the redemption rights at any time, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

Although the number of shares of common stock issuable upon exercise of the redemption rights is initially one-for-one, this ratio will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our stockholders.

Special Limited Partner

In addition to holding a 0.01% limited partnership interest, our advisor is the sole special limited partner in our operating partnership. Special limited partners have no voting rights.

In its capacity as the special limited partner, our advisor has no limited partnership interest but is entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the sale of a property after we have received, and paid to the stockholders, the sum of:

•	our Invested Capital, as defined below; and

•	any remaining shortfall in an 8.0% per annum cumulative, non-compounded return on adjusted Invested Capital as determined in the paragraph below, or 8.0% return.

Invested Capital equals the gross proceeds from the sale of shares of our common stock. When a property is sold, Invested Capital will be reduced by the lesser of: (A) the net sale proceeds available for distributions; or (B) the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

If we and, in turn, our stockholders, have not received a return of our Invested Capital or if there is a shortfall in the 8.0% return after the sale of the operating partnership’s last asset and our advisor previously received incentive distributions, other than those that were previously repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of our Invested Capital and a full distribution of the 8.0% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor has previously received.

Until such time as our stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that we will be able to pay an annual 8.0% return to our stockholders. Therefore, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.

If the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange, the limited partnership agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock plus an 8.0% per annum cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor’s interest as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interests in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described in the “Compensation Table” section of this prospectus if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the internalization of our advisor into our company, the advisory agreement provides that a special committee, comprised of all of our independent directors, and our advisor will negotiate the compensation to be payable to the advisor pursuant to such termination.

Operations

The limited partnership agreement requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

Distributions

The limited partnership agreement provides that our operating partnership will distribute to the partners cash from operations, excluding net sale or refinancing proceeds, and net proceeds from the sale of our operating partnership’s assets in connection with the liquidation of our operating partnership, on a quarterly basis (or more frequently, if we so elect) in accordance with the percentage interests of the partners. We will determine the amounts of such distributions in our sole discretion. Our operating partnership does not intend to maintain cash reserves to fund distributions. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to the partners (other than the special limited partner) in accordance with their percentage interests until the partners have received an amount equal to the sum of (1) the Invested Capital and (2) any remaining shortfall in the 8.0% return. Any remaining net sale proceeds will be distributed 85.0% to the partners (other than the special limited partner) in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner. Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that our operating partnership will be able to pay an annual 8.0% return to its partners, including our company. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.

Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8.0% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8.0% return to be met.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8.0% return when the operating partnership’s last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8.0% return.

Allocations

Operating Income and Losses.  Operating income and losses of our operating partnership will be allocated to the partners in accordance with their percentage interests.

Depreciation and Amortization Deductions.  All depreciation and amortization deductions of our operating partnership will be allocated to the partners in accordance with their percentage interests.

Gains from Capital Transactions.  Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, to the partners in accordance with their percentage interests in order to offset losses allocated to the partners pursuant to clause (2) under Losses from Capital Transactions below;

(2)	Second, to the partners in accordance with their percentage interests until the partners have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership’s investment in the property sold, and (B) any remaining shortfall in our 8.0% return that is distributed to us in connection with the sale of the property; and

(3)	Thereafter, any remaining gain will be allocated 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner.

Losses from Capital Transactions.  Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor to the extent of gain from property sales previously allocated pursuant to clause (3) under Gains from Capital Transactions above; and

(2)	Thereafter, any remaining loss will be allocated 100% to the partners in accordance with their percentage interests.

Gains from Terminating Capital Transactions.  Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, to the partners in accordance with their percentage interests until their aggregate capital account balances equal the sum of (A) the Invested Capital and (B) the cumulative 8.0% return that has not previously been distributed; and

(2)	Thereafter, any remaining gain will be allocated 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner.

Losses from Terminating Capital Transactions.  Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1)	First, 85.0% to the partners in accordance with their percentage interests and 15.0% to our advisor, as the special limited partner, until the aggregate losses allocated under clause (1) under Losses from Capital Transactions above and allocated pursuant to this clause equals gains allocated pursuant to clause (3) under Gains from Capital Transactions above; and

(2)	Thereafter, any remaining loss will be allocated to the partners in accordance with their percentage interests.

Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

Our operating partnership will continue until December 31, 2055 or until dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

Under the limited partnership agreement, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations associated with an investment in shares of our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein.

This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. In addition, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares of our common stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of our common stock are acquired pursuant to the DRIP, holders who intend to sell their shares of our common stock pursuant to the share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Opinion of Counsel

Our counsel, Morris, Manning & Martin, LLP, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will continue to qualify to be taxed as a REIT under the Internal Revenue Code, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we have made to counsel concerning our business, assets and operations.

We must emphasize, however, that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions relating to our organization and operation and are conditioned upon those assumptions and factual representations we have made to counsel, including representations regarding our organization, assets, income, and the past, present and future conduct of our business. In addition, our continued qualification for taxation as a REIT depends on our ability to continue to meet the various qualification tests imposed under the Internal Revenue Code described below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. In addition, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation of Our Company

We believe that we are organized and operate in a manner so as to continue to qualify as a REIT under the federal income tax laws. If we remain qualified for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we continue to qualify for taxation as a REIT, however, we will be subject to federal income taxation as described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (as described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (as described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75.0% or 95.0% gross income tests (as described below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to distinguish qualifying net income from non-qualifying income.

•	If we fail to satisfy the REIT Asset Tests (as described below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the Asset Tests. If we fail to satisfy other REIT requirements (other than the Gross Income and Asset Tests), we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure.

•	If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our TRSs, if any, will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of a TRS to deduct interest payments made to the REIT in excess of a certain amount. In addition, the REIT must pay a 100% tax on some payments that it receives from, or on certain expenses deducted by, the TRS if the economic arrangements between it, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. Any TRS we may utilize in the future may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our TRSs, if any, will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by any such TRS for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, any such TRS.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below.

Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test. However, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to continue to conduct our operations in such a manner:

•	so that no asset we own, directly or through any subsidiary entities (other than TRSs), will be held for sale to customers in the ordinary course of our trade or business; or,

•	in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.

However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than TRSs, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus for further discussion of this issue.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must continue to meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

The Internal Revenue Code defines a REIT as a domestic corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7)	which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of condition (6), the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Conditions (5) and (6), which do not apply to a REIT until the second calendar year in which the REIT qualifies as such, now apply to us, as we qualified and elected to be taxed as a REIT commencing with our taxable year ended December 31, 2006, and we intend to continue to be taxed as a REIT.

We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus.

We are a Maryland corporation that would be taxable as a domestic corporation, but for the REIT provisions of the Internal Revenue Code, and we have previously filed an election to be taxed as a REIT with the IRS, which election has not been revoked or terminated. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

For purposes of the REIT qualification requirements, any corporation that is a “qualified REIT subsidiary” of ours is not treated as a corporation separate from us. All assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this section of the prospectus. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the “75.0% Gross Income Test.”

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the “95.0% Gross Income Test.”

Rents from Real Property

Rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met. These requirements include the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	In general, neither we nor an owner of 10.0% or more of our shares of stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•	We may, however, provide services with respect to our properties, and the income derived from the properties will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income so derived will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% and 95.0% Gross Income Tests.

•	In addition, our TRSs may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRSs to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. We cannot assure you that our TRSs will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by TRSs for tenants of ours (or on a portion of the payments received by us from, or expenses deducted by, our TRSs).

Compliance with 75.0% and 95.0% Gross Income Tests

We will be paid interest on the mortgage loans that we make or acquire, and all interest qualifies under the 95.0% Gross Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75.0% Gross Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

For purposes of the 75.0% and 95.0% Gross Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person, but not an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75.0% and 95.0% Gross Income Tests. However, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75.0% Gross Income Test.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95.0% Gross Income Test.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Gross Income Test and the 95.0% Gross Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Gross Income Test.

We may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests and the Asset Tests described below.

We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income and 95.0% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals for generally terms of one year or less and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income and the 95.0% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failure to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed in “— Taxation of Our Company” above, even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the Asset Tests, relating to the nature and diversification of our assets:

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding debt and equity securities. The 10.0% value limitation will not apply, however, to:

(1)	“straight debt” securities (i.e., generally, debt payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor, although a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies; a security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our TRSs hold no more than 1.0% of the outstanding non-qualifying securities of such issuer);

(2)	loans to an individual or an estate;

(3)	certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Internal Revenue Code, other than with a “related person”;

(4)	obligations to pay qualifying rents from real property;

(5)	securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity;

(6)	securities issued by another qualifying REIT; and

(7)	other arrangements identified in Treasury Regulations (which have not yet been issued or proposed).

Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a TRS.

•	Fourth, no more than 25.0% of the value of our total assets may consist of the securities of one or more TRSs. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT Asset Tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable Asset Test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirements

The Internal Revenue Code requires us to pay distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(a) the sum of:

(1)	90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain); and

(2)	90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property; minus

(b) the sum of certain items of non-cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if:

(a)	we declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

(b)	we declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of our stock in order to meet our distribution requirements.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares of our stock would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

We use the accrual method of accounting and depreciate depreciable property under the modified accelerated cost recovery system to calculate our REIT taxable income. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Recently, the IRS ruled that a distribution of stock by a publicly-traded REIT will be treated as a distribution of property that qualifies for the 90.0% annual distribution requirement, provided that, among other things, the distribution must be declared on or after January 1, 2008, and with respect to a taxable year ending on or before December 31, 2009. Unless the IRS extends the application of this new ruling to non-traded REITs and to taxable years beyond the taxable year ending on or before December 31, 2009, which we do not expect it to do, we will not be able to meet the 90.0% annual distribution requirement by making a distribution of shares of our common stock.

Failure to Maintain Qualification as a REIT

If we fail to satisfy one or more requirements to maintain our REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. However, it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to remain qualified as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to remain qualified as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. The phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to the DRIP, see the “Distribution Reinvestment Plan — Federal Income Tax Considerations” section of this prospectus.

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 15.0% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions:

•	distributions received from a REIT may be treated as “qualified dividend income” to the extent that the REIT itself has received qualified dividend income from other corporations (such as TRSs) in which the REIT has invested; and

•	distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year.

Otherwise, so long as we remain qualified as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income”). In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of our stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of our stock will be taxable as gain realized from the sale of its shares of our stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares of stock and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Shares of our Common Stock

In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of our common stock have been held for more than 12 months and as short-term capital gain or loss if the shares of our common stock have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares of our common stock, any loss realized upon a taxable disposition of the shares of our common stock held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares of our common stock, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares of our common stock or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than eighty percent of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us; the IRS has published a ruling indicating that a repurchase which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (for an individual, this would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares of stock in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10.0% (by value) of the shares of stock of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares of stock held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or qualified trusts, each owning more than 10.0% by value of the REIT interests, hold in the aggregate more than 50.0% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. We will attempt to monitor the concentration of ownership of qualified trusts in shares of our common stock, and we do not expect the shares of our common stock to be deemed to be “predominately held” by qualified trusts, to the extent required to trigger the treatment of our income as to such trusts.

Taxation of Non-U.S. Stockholders

The following discussion is intended only as a summary of the complex rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders). Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in shares of our common stock, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in shares of our common stock if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax. The following discussion will apply to non-U.S. stockholders whose income derived from ownership of shares of our common stock is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares of our common stock (but not below zero) and then as gain from the disposition of those shares of our common stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares of our common stock.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

•	30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Shares of our Common Stock by a Non-U.S. Stockholder

A sale of shares of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless the shares of our common stock constitute a United States real property interest. Shares of our common stock will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares of stock held directly or indirectly by non-U.S. stockholders.

We currently are a domestically controlled REIT. Therefore, sales of shares of our common stock should not be subject to taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of shares of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether shares of our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Shares of our common stock currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares of our common stock and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of shares of our common stock may be required to withhold 10.0% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of our common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of our common stock is required to include specified information relating to his or her shares of our common stock in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, generally known as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes, however, if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption.

Under applicable Treasury Regulations regarding publicly traded partnerships, or PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-

through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.

Our operating partnership currently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to maintain our qualification as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under Section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.  Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in real estate and real estate-related investments. To the extent that our operating partnership acquires real estate and real estate-related investments for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price it paid. Our operating partnership plans to depreciate each such depreciable real estate or real estate-related investments for federal income tax purposes under the modified accelerated cost recovery system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 27.5-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method. Qualified leasehold improvements and land improvements will be depreciated over a 15-year recovery period using a straight-line method.

To the extent that our operating partnership acquires real estate and real estate-related investments in exchange for its units, its initial basis in each such real estate or real estate-related investments for federal income tax purposes should be the same as the transferor’s basis in that real estate or real estate-related investments on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable real estate or real estate-related investments for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to generally as Benefit Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans and church plans that are exempt from ERISA, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

In considering an investment in shares of our common stock, those involved with making investment decisions for Benefit Plans or IRAs should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Benefit Plans and IRAs, each fiduciary or other person responsible for the investment of the assets of a Benefit Plan or IRA seeking to invest plan assets in shares of our common stock should, taking into account the facts and circumstances of such Benefit Plan or IRA, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether the investment will be in accordance with the documents and instruments governing such Benefit Plan or IRA;

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan or IRA investor;

•	whether the investment will result in UBTI to the Benefit Plan or IRA;

•	whether there is sufficient liquidity for the Benefit Plan or IRA considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Benefit Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Benefit Plan or IRA annually;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable; and

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable.

ERISA also requires that the assets of an employee benefit plan subject to ERISA generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Benefit Plan or IRA investors who intend to purchase shares of our common stock should consider the limited liquidity of an investment in shares of our common stock as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares of our common stock are held in a Benefit Plan or IRA and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such Benefit Plan or IRA, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares of our common stock be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Benefit Plan or IRA. Even if permissible, a distribution of shares of our common stock in kind must be included in the taxable income of the recipient for the year in which the shares of our common stock are received at the then current fair market value of the shares of our common stock, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares of our common stock. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share of our common stock because no public market for shares of our common stock exists or is likely to develop. See “— Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do no necessarily indicate the price at which shares of our common stock could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Benefit Plan may have an obligation, even in situations involving in-kind distributions of shares of our common stock, to liquidate a portion of the in-kind shares of our common stock distributed in order to satisfy such withholding obligations, although there might be no market for such shares of our common stock. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Benefit Plans are required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until the shares of our common stock are listed for trading on a national securities exchange, we do not expect that a public market for the shares of our common stock will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in shares of our common stock, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of this and any subsequent offering of shares of our common stock, we intend to use the offering price of shares of our common stock in our most recent offering as the per share net asset value; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per share of our common stock will be equal to the offering price of shares of our common stock in our most recent offering less the amount of net sale proceeds per share distributed to investors prior to the repurchase date as a result of the sale of such property. Beginning eighteen months after the last offering of shares of our common stock, the value of the properties and our other assets will be determined as our board deems appropriate.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares of our common stock, because no public market for shares of our common stock exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Benefit Plan incurs duties and obligations under ERISA as discussed herein. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan. Further, many transactions between Benefit Plans or IRAs and any person that is a “party in interest” or “disqualified person” are prohibited by ERISA and/or the Internal Revenue Code, regardless of how beneficial they may be for the Benefit Plan or IRA. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan or IRA and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan or IRA is also prohibited. A fiduciary of a Benefit Plan or IRA also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund. ERISA also generally requires that the assets of Benefit Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Benefit Plan.

In the event that our properties and other assets were deemed to be assets of a Benefit Plan or IRA, referred to herein as Plan Assets, our directors would, and other of our employees might, be deemed fiduciaries of any Benefit Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Benefit Plans would extend to our directors and possibly other employees as Benefit Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans or IRAs creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in shares of our common stock by Benefit Plans or IRAs will cause our assets to be treated as Plan Assets. Section 3(42) of ERISA now defines the term “Plan Assets” in accordance with previously issued Department of Labor regulations, or the Plan Asset Rules, with certain express exceptions. The Plan Asset Rules provide guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Rules, the assets of an entity in which a Benefit Plan or IRA makes an equity investment will generally be deemed to be assets of such Benefit Plan or IRA unless the entity satisfies one of certain expressly enumerated exceptions. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly-offered securities,” defined generally as interests that are “freely-transferable,” “widely held,” and registered with the SEC;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”

In the event our assets could be characterized as “plan assets” of Benefit Plan or IRA investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan or IRA will not include the underlying assets of an entity in which the Benefit Plan or IRA invests if equity participation in the entity by “benefit plan investors” is not “significant.”

The Plan Asset Rules provide that equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The term “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(e)(1) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Our charter prohibits benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. As a result, we anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to repurchase shares of our common stock and to refuse to give effect to a transfer of shares of our common stock. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan or IRA that invests in our common stock.

Publicly Offered Securities Exemption

As noted above, if a Benefit Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Rules. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although we intend to satisfy the registration requirements under this definition by offering shares of our common stock in connection with an effective registration statement under the Securities Act of 1933, as amended, the determinations of whether a security is “widely held” and freely transferable are inherently factual matters.

Under the Plan Asset Rules, a class of securities is considered “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering the shares of our common stock will be “widely held,” the shares of our common stock will not be widely held until we sell shares of our common stock to 100 or more independent investors.

Assuming that the shares of our common stock are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Rules provide that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provide several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment in a public offering of securities is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed upon shares of our common stock in order to maintain our status as a REIT should not prevent the shares of our common stock from being deemed “freely transferable.”

Shares of our common stock are being sold in connection with an effective registration statement under the Securities Act of 1933, as amended. We expect to be exempt from registration as an investment company under the Investment Company Act.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “benefit plan investors,” the “registered investment company,” or the “publicly offered securities” exemption, the Plan Asset Rules also provide an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Rules, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

An example in the Plan Asset Rules indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Rules and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Benefit Plan or IRA stockholder and an investment in shares of our common stock might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Benefit Plan or IRA in shares of our common stock might be deemed to result in an impermissible commingling of Benefit Plan and/or IRA assets with other property.

In addition, if our management or affiliates were treated as fiduciaries with respect to Benefit Plan and IRA stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan or IRA stockholders with the opportunity to sell their shares of our common stock to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans, or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and “disqualified persons”

under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan or IRA, as well as employer sponsors of the Benefit Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock, and that person regularly provides investment advice to the Benefit Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan or IRA based on its particular needs.

Thus, if we are deemed to hold Plan Assets under the Plan Asset Rules, our advisor, any selected dealer or any of their affiliates could be characterized as a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to such Plan Assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Benefit Plan or an IRA investor, we might be a disqualified person or a party-in-interest with respect to such Benefit Plan or IRA investors, resulting in a prohibited transaction merely upon investment by such Benefit Plan or IRA in shares of our common stock. Accordingly, unless an administrative or statutory exemption applies, shares of our common stock should not be purchased by a Benefit Plan or IRA with respect to which any of the above persons is a fiduciary.

Prohibited Transactions — Consequences

As we previously described, ERISA prohibits Benefit Plans and IRAs from engaging in prohibited transactions. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction.

In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits realized by these fiduciaries as a result of the transaction or breach and make whole the Benefit Plan for any losses it incurred as a result of the transaction or breach. ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in prohibited transactions. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan or IRA is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 105,000,000 shares of our common stock to the public through Grubb & Ellis Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, 100,000,000 shares of our common stock are allocated to be offered pursuant to the primary offering and 5,000,000 shares of our common stock are allocated to be offered pursuant to the DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP remain after meeting anticipated obligations pursuant to the DRIP, we may decide to sell some or all of such shares of our common stock to the public pursuant to the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the DRIP have been purchased and we anticipate additional demand for shares of our common stock pursuant to the DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered pursuant to the primary offering to the DRIP. The shares of our common stock in the primary offering are being offered for $10.00 per share. Shares of our common stock pursuant to the DRIP will be offered for $9.50 per share during this offering.

We will sell shares of our common stock pursuant to the primary offering until the earlier of          , 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or the date on which the maximum offering has been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares of common stock offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares of our common stock.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Grubb & Ellis Securities, an indirect wholly owned subsidiary of Grubb & Ellis, an affiliate of our advisor, and a registered broker-dealer, is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our common stock and it has no firm commitment or obligation to purchase any of the shares of our common stock. Our dealer manager may authorize certain other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell shares of our common stock. In addition, we may sell shares of our common stock through non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers. Except as provided below, we generally will pay to our dealer manager selling commissions of up to 7.0% of the gross offering proceeds from sales of shares of our common stock pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. We also generally will pay to our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. No selling commissions, dealer manager fee or other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

In addition to the compensation described above, we also will reimburse our dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered by this prospectus. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

			Percentage of
	Amount		Primary Offering

Selling commissions		70,000,000	7.0%
Dealer manager fee		30,000,000	3.0%
Expense reimbursement, including for wholesaling travel and expenses
Broker-dealer conference fees and training and education meetings
Legal fees of the dealer manager

Total(1)	$		%

(1)	Of this amount, $70,000,000 and $30,000,000 will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. Subject to the cap on underwriting compensation described below, and in our accordance with our limits on reimbursement and payment of organization and offering expenses as disclosed elsewhere in this prospectus, we will reimburse our sponsor or its affiliates for certain expenses that constitute underwriting compensation. In some cases, these payments will serve to reimburse our sponsor or its affiliates for amounts it has paid to participating broker-dealers. Any remaining amounts will be paid by our sponsor without reimbursement by us.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. FINRA and certain states also limit our total organizational and offering expenses to 15.0% of gross offering proceeds.

We and our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned upon the achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

Our advisor will receive up to 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering to reimburse it for our cumulative other organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and generally coordinating the marketing process for us. Our advisor will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. Our total organizational and offering expenses are capped at 11.0% of the gross proceeds of our primary offering. No organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of our common stock will be sold pursuant to this offering.

Our executive officers and directors, as well as officers and employees of our advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of our common stock in this offering at a discount. We expect that a limited number of shares of our common stock will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares of our common stock that may be sold to those individuals at this discount. The purchase price for such shares of our common stock will be as low as $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares of our common stock at a discount. Our advisor and its affiliates have agreed to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

No selling commissions are payable (and the price will be correspondingly reduced) with respect to sales of shares of our common stock pursuant to the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee for service or assets under management basis by the investor. In addition, no selling commissions are payable (and the price will be correspondingly reduced) with respect to sales of shares of our common stock to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities. Furthermore, we, the dealer manager and/or the participating broker-dealer may agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable (and the price will be correspondingly reduced), generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer.

In connection with sales of certain minimum numbers of shares of our common stock to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price per
Shares Purchased	Commission Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares of our common stock falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares of our common stock as follows:

•	50,000 shares of our common stock at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares of our common stock at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	51,530 shares of our common stock at $9.80 per share (total: $504,994) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. All investors will be paid the same distributions per share without regard to any discounts on investment. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares of our common stock are purchased through the same broker-dealer. The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares of our common stock, and must set forth the basis for such request. Any request for volume discounts will be subject to verification by the dealer manager that all of the combined subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the subscription agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares of our common stock for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares of our common stock purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. If we agree to combine the orders, any volume discount in selling commissions will be prorated among the separate subscribers. Except as provided above, separate subscriptions will not be cumulated, combined or aggregated.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering and a dealer manager fee of 3.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering.

In the event you purchase shares of our common stock that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for selling commissions of less than 7.0% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of one percent then will be approved at each tranche as described in the table. The aggregate of the discounted selling commissions and the dealer manager fee for each particular volume discount will not be affected by this change.

Admission of Stockholders

We intend to admit stockholders periodically as subscriptions for shares of our common stock are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus. If your subscription is accepted, we will send you a confirmation of your purchase after you are admitted as a stockholder.

Subscription Process

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as Exhibit C. You should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock payable to “Grubb & Ellis Apartment REIT, Inc.,” provided such funds are accompanied by a subscription agreement similar to the one contained in this prospectus as Exhibit B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the suitability standards described in this prospectus.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The proceeds from your subscription will be deposited in a segregated account and will be held in trust for your benefit, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

Minimum Investment

The minimum purchase is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts; provided, however, that the minimum purchase for residents of New York is 250 shares of our common stock, which generally equals a minimum investment of at least $2,500, unless such purchase is made by an IRA, in which case the minimum purchase is 100 shares of our common stock, which generally equals a minimum investment of at least $1,000.

Our sponsor, dealer manager and each participating broker-dealer who sells shares of our common stock have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock is appropriate for the investor and that the requisite suitability standards are met. See the “Suitability Standards” section of this prospectus. In making this determination, our sponsor, dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.

Our sponsor, dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

REPORTS TO STOCKHOLDERS

We furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by an independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934, as amended, to file with the SEC an Annual Report on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Quarterly Report on Form 10-Q upon request. We will also provide quarterly distribution reports. We will mail appropriate tax information to our stockholders by January 31 of each year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing the advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, a power point presentation that provides information regarding our company and our offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements in the “Federal Income Tax Considerations” section of this prospectus as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in shares of our common stock. Morris, Manning & Martin, LLP has also represented our advisor as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. See the “Conflicts of Interest” section of this prospectus.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Grubb & Ellis Apartment REIT, Inc. and subsidiaries incorporated in this prospectus by reference from Grubb & Ellis Apartment REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Canyon Ridge Apartments for the year ended December 31, 2007 incorporated by reference herein has been audited by KMJ Corbin & Company LLP, an independent audit firm, as indicated in their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or “documents,” electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request by contacting us at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705. Such request will not constitute revocation of your consent to receive required documents electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.gbe-reits.com/apartment/. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 24, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 12, 2009;

•	Definitive Proxy Statement filed with the SEC on April 30, 2009 in connection with our Annual Meeting of Stockholders to be held on June 23, 2009; and

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on November 26, 2008, February 12, 2009, March 18, 2009 and April 6, 2009.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 1551 N. Tustin Avenue, Suite, 300, Santa Ana, California 97205, (714) 667-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For additional information relating to us, we refer you to the registration statement. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or document and in each instance each such statement is qualified in all respects by such reference and the schedules and exhibits to this prospectus.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, under that act, we file reports, proxy statements and other information with the SEC.

The registration statement and the schedules and exhibits forming a part of the registration statement and the reports, proxy statements and other information filed by us with the SEC can be inspected and copies obtained from the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also read or copy the documents we file with the SEC from its public reference room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site or from our website, www.gbe-reits.com/apartment/. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus. We also will provide you with paper copies at any time upon request.

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by NNN Realty Advisors, Inc. our former sponsor and a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, or Grubb & Ellis, and Grubb & Ellis Realty Investors, LLC, an indirect wholly owned subsidiary of Grubb & Ellis, or collectively, the Grubb & Ellis Group, through December 31, 2008. Beginning in April 1998 through December 31, 2008, the Grubb & Ellis Group has served as advisor, sponsor or manager of 222 real estate investment programs, consisting of: (i) six public programs required to file public reports with the SEC; and (ii) 213 private real estate investment programs and three institutional private programs that have no public reporting requirements. Beginning in April 1998 through December 31, 2008, the Grubb & Ellis Group has also sponsored four private notes programs. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT, Inc. focused on government-oriented office properties; T REIT, Inc. focused on commercial properties located in tax free states; Grubb & Ellis Healthcare REIT, Inc. focuses on medical office buildings, healthcare-related facilities and quality commercial office properties; NNN 2002 Value Fund, LLC focused on investments in three office properties; and NNN 2003 Value Fund, LLC focused on value-added properties in asset classes that include office properties and undeveloped land. Our focus is on apartment communities.

The private real estate programs sponsored by the Grubb & Ellis Group also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to continue to qualify as a REIT that invests in a diversified portfolio of real estate and real estate-related investments, the private real estate programs were either structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company or structured to acquire one or more properties, generally through a limited liability company formed by an extremely high net worth individual or group.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the prior programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the prior programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs.

Our advisor is owned and managed by Grubb & Ellis Realty Investors, LLC. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with strategic decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the prior programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Operating Results of Prior Programs by Year (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)

Past performance is not necessarily indicative of future performance.

Additional information relating to the acquisition of properties by the prior programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the prior programs at no charge upon request.

The Grubb & Ellis Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by the Grubb & Ellis Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. The Grubb & Ellis Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four notes programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by the Grubb & Ellis Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50.0% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow the Grubb & Ellis Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash method of accounting and accrual method (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2008

Table II presents the types of compensation paid to the Grubb & Ellis Group and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2008. As of December 31, 2008, there were six public programs which paid compensation to the Grubb & Ellis Group and its affiliates. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

	Other Programs
			NNN 2003			NNN 2002		Grubb & Ellis Apartment		Grubb & Ellis Healthcare		Total
	G REIT, Inc.(1)		Value Fund, LLC	T REIT, Inc(2)		Value Fund, LLC		REIT, Inc.		REIT, Inc.		All Programs

Date Offering Commenced	7/22/2002		7/11/2003	2/22/2000		5/15/2002		7/19/2006		9/20/2006
Dollar Amount Raised	$437,315,000		$50,000,000	$46,395,000		$29,799,000		$149,905,000	(3)	$737,398,000	(3)	$1,450,812,000

Amounts Paid to Sponsor from Proceeds of Offering(4):
Selling Commissions to Selling Group Members	$30,443,000		$3,898,000	$3,576,000		$2,089,000		$10,364,000		$50,875,000		$101,245,000
Marketing Support & Due Diligence Reimbursement	10,818,000		1,251,000	671,000		2,005,000		3,749,000		18,410,000		36,904,000
Organization & Offering Expenses	3,036,000		1,394,000	860,000		249,000		2,251,000		8,800,000		16,590,000
Due Diligence Allowance	—		—	—		—		141,000		181,000		322,000
Loan Fees	—		—	—		1,000		—		—		1,000
Acquisition Fees	—		1,783,000	—		1,192,000		—		—		2,975,000

Totals	$44,297,000		$8,326,000	$5,107,000		$5,536,000		$16,505,000		$78,266,000		$158,037,000

Amounts Paid to Sponsor at Acquisition for Real Estate
Acquisition Fees	$—		$1,612,000	$—		$—		$10,217,000		$28,479,000		$40,308,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$11,997,000	(5)	$(7,755,000)	$493,000	(6)	$—	(7)	$9,218,000		$39,925,000		$53,878,000

Amounts Paid to Sponsor from Operations — Year 2006:
Property Management Fees	$4,811,000		$596,000	$84,000		$—		$24,000		$—		$5,515,000
Asset Management Fees	—		—	265,000		—		—		—		265,000
Leasing Commissions	3,705,000		947,000	—		—		—		—		4,652,000

Totals	$8,516,000		$1,543,000	$349,000		$—		$24,000		$—		$10,432,000

Amounts Paid to Sponsor from Operations — Year 2007:
Property Management Fees	$1,658,000		$403,000	$—		$—		$489,000		$591,000		$3,141,000
Asset Management Fees	—		—	82,000		—		950,000		$1,590,000		2,622,000
Leasing Commissions	1,114,000		856,000	—		—		—		$265,000		2,235,000

Totals	$2,772,000		$1,259,000	$82,000		$—		$1,439,000		$2,446,000		$7,998,000

Amounts Paid to Sponsor from Operations — Year 2008:
Property Management Fees	$466,000		$547,000	$—		$—		$1,129,000		$2,372,000		$4,514,000
Asset Management Fees	—		—	62,000		—		2,563,000		$6,177,000		8,802,000
Leasing Commissions	243,000		303,000	—		—		—		$1,248,000		1,794,000

Totals	$709,000		$850,000	$62,000		$—		$3,692,000		$9,797,000		$15,110,000

Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$12,399,000		$982,000	$1,317,000		$—		$—		$—		$14,698,000
Incentive Fees	—		—	—		—		—		—		—
Construction Management Fees	—		89,000	—		—		—		—		89,000
Refinancing Fees	—		118,000	—		—		—		—		118,000

Totals	$12,399,000		$1,189,000	$1,317,000		$—		$—		$—		$14,905,000

(1)	Includes amounts paid by G REIT Liquidating Trust, successor of G REIT, Inc. as of January 22, 2008.

(2)	Includes amounts paid by T REIT Liquidating Trust, successor of T REIT, Inc. as of July 20, 2007.

(3)	Amount is as of December 31, 2008 as the offering has not closed. Such amount excludes amounts issued under the distribution reinvestment plan.

(4)	These figures are cumulative from inception through December 31, 2008.

(5)	Amount for G REIT, Inc. represents no cash generated from operations due to the adoption of the liquidation basis of accounting as of December 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2008.

(6)	Amount for T REIT, Inc. represents no cash generated from operations due to the adoption of the liquidation basis of accounting as of June 30, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2008.

(7)	Amount for NNN 2002 Value Fund, LLC represents no cash generated from operations due to the adoption of liquidation basis of accounting as of August 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2008.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2008.

	Years Ended December 31,
	2005(4)	2004	Total

Gross Revenues	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	11,662,000
Interest, Dividends & Other Income	445,000	332,000	777,000
Gain on Sale of Marketable Securities	440,000	251,000	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	733,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	(2,990,000)
Less:
Operating Expenses	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	6,425,000
Interest Expense(1)	2,054,000	1,243,000	3,297,000
Depreciation & Amortization	—	—	—
Minority Interest	—	—	—
Income Taxes	—	398,000	398,000

Net Income (Loss) — GAAP Basis	$2,629,000	$(1,876,000)	$753,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	13,784,000
Gain on Sale	11,963,000	251,000	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	59,602,000
Investing Activities	80,432,000	(563,218,000)	(482,786,000)
Financing Activities(2)	(76,789,000)	552,058,000	475,269,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	52,085,000
Less: Cash Distributions From:
Operating Activities — to Investors	19,023,000	26,335,000	45,358,000
Operating Activities — to Minority Interest	674,000	376,000	1,050,000
Investing & Financing Activities	—	—	—
Other (return of capital)	13,865,000	—	13,865,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	(8,188,000)
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$(8,188,000)

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
G REIT, INC.

	Years Ended December 31,
	2005(4)	2004

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19
— from recapture	—	—
Capital Gain (Loss)	27.27	0.67
Cash Distributions to Investors(3):
Sources (on GAAP basis):
— Operating Activities	43.37	70.54
— Investing & Financing Activities	—	—
— Other (Return of Capital)	31.61	—
Sources (on Cash basis):
— Sales	—	—
— Investing & Financing Activities	—	—
— Operations	43.37	70.54
— Other (Return of Capital)	$31.61	$—

(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net of $236,109,000 for the year ended December 31, 2004.
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2008.

	Years Ended December 31,
	2008		2007	2006	2005	2004	Total

Gross Revenues	$3,087,000		$2,965,000	$766,000	$776,000	$653,000	$8,247,000
Profit on Sale of Properties	—		9,702,000	7,056,000	5,802,000	—	22,560,000
Interest, Dividends & Other Income	(697,000	)(1)	545,000	523,000	416,000	86,000	873,000
(Loss) Gain on Sale of Marketable Securities	(808,000)		12,000	134,000	344,000	—	(318,000)
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,031,000)		(1,421,000)	(1,139,000)	2,510,000	(682,000)	(1,763,000)
Income (Loss) from Discontinued Operations	(16,163,000)		(4,164,000)	(4,431,000)	253,000	(145,000)	(24,650,000)
Less:
Operating Expenses	8,458,000	(2)	1,871,000	909,000	971,000	1,084,000	13,293,000
General and Administrative Expenses	788,000		1,050,000	709,000	1,272,000	339,000	4,158,000
Interest Expense(3)	2,314,000		2,046,000	560,000	447,000	638,000	6,005,000
Depreciation & Amortization	1,956,000		1,950,000	342,000	332,000	286,000	4,866,000
Minority Interest	(246,000)		(107,000)	8,000	166,000	(133,000)	(312,000)
Income Taxes	—		—	—	—	—	—

Net Income (Loss) — GAAP Basis	$(28,882,000)		$829,000	$381,000	$6,913,000	$(2,302,000)	$(23,061,000)

Taxable Income (Loss) From:
Operations	5,267,000		(6,336,000)	(1,954,000)	95,000	680,000	(2,248,000)
(Loss) Gain on Sale	(814,000)		8,540,000	5,952,000	3,354,000	—	17,032,000
Cash Generated From (Used By):
Operating Activities	(2,600,000)		(4,018,000)	(4,789,000)	238,000	2,476,000	(8,693,000)
Investing Activities	352,000		(17,530,000)	15,867,000	(64,529,000)	(45,158,000)	(110,998,000)
Financing Activities	(1,591,000)		33,255,000	(12,015,000)	70,050,000	52,269,000	141,968,000

Cash Generated From (Used By) Operations, Investing & Financing	(3,839,000)		11,707,000	(937,000)	5,759,000	9,587,000	22,277,000
Less: Cash Distributions From:
Operating Activities — to Investors	—		—	—	—	1,908,000	1,908,000
Operating Activities — to Minority Interest	—		—	—	238,000	408,000	646,000
Investing & Financing Activities	—		—	—	—	—	—
Other (return of capital)(4),(5)	2,910,000		4,143,000	9,179,000	4,657,000	—	20,889,000

Cash Generated (Deficiency) after Cash Distributions	(6,749,000)		7,564,000	(10,116,000)	864,000	7,271,000	(1,166,000)
Less: Special Items (not including Sales & Refinancing)	—		—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(6,749,000)		$7,564,000	$(10,116,000)	$864,000	$7,271,000	$(1,166,000)

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

	Years Ended December 31,
	2008	2007	2006	2005	2004

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$105.66	$(127.10)	$(39.17)	$1.90	$22.09
— from recapture	—	—	—	—	—
Capital Gain (Loss)	(16.33)	171.31	119.33	67.08	—
Cash Distributions to Investors(6):
Sources (on GAAP basis):
— Operating Activities	—	—	—	—	61.97
— Investing & Financing Activities	—	—	—	—	—
— Other (Return of Capital)	58.34	82.05	120.23	69.86	—
Sources (on Cash basis):
— Sales	—	—	—	—	—
— Investing & Financing Activities	—	—	—	—	—
— Operations	—	—	—	—	61.97
— Other (Return of Capital)	$58.34	$82.05	$120.23	$69.86	$—

(1)	Includes $900,000 of investment related impairments.

(2)	Includes $6,400,000 of real estate related impairments.

(3)	Includes amortization of deferred financing costs.

(4)	Includes cash distributions of $2,000, $53,000, $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2008, 2007, 2006 and 2005, respectively.

(5)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

(6)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2008

Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2008.

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				of Property
			Received		Mortgage	Resulting			Costs, Capital				Operating
			Net of	Mortgage	Taken	from		Original	Improvements,		Gain (loss)		Cash Receipts
	Date	Date	Closing	Balance at	Back By	Application		Mortgage	Closing &		on sale of		Over Cash
Property	Acquired	of Sale(1)	Costs(2)	Time of Sale	Program(3)	of GAAP	Total(14)	Financing	Soft Costs(4)	Total	Investment		Expenditures

T REIT, Inc.
Reno Trademark Building(5)	Sep-01	Jan-06	$2,310,000	$1,778,000	N/A	N/A	$4,088,000	$1,080,000	$1,728,000	$2,808,000	$1,280,000	(13)	N/A
Oakey Building(6)	Apr-04	Jan-06	$917,000	$863,000	N/A	N/A	$1,780,000	$392,000	$808,000	$1,200,000	$580,000	(13)	N/A
University Heights	Aug-02	Jan-06	$2,765,000	$4,209,000	N/A	N/A	$6,974,000	$—	$6,518,000	$6,518,000	$456,000	(13)	N/A
AmberOaks Corporate Center(7)	Jan-04	Jun-06	$12,167,000	$11,229,000	N/A	N/A	$23,396,000	$11,250,000	$2,260,000	$13,510,000	$9,886,000	(13)	N/A
Titan Building & Plaza(8)	Apr-02	Jul-06	$3,725,000	$2,862,000	N/A	N/A	$6,587,000	$2,910,000	$1,279,000	$4,189,000	$2,398,000	(13)	N/A
Enclave Parkway	Dec-03	Jun-07	$725,000	$743,000	N/A	N/A	$1,468,000	$779,000	$302,000	$1,081,000	$387,000	(13)	N/A

G REIT, Inc.
600 B Street (Comerica)(9)	Jun-04	Jul-06	$91,730,000	$—	N/A	N/A	$91,730,000	$56,057,000	$11,638,000	$67,695,000	$24,035,000	(13)	N/A
Hawthorne Plaza	Apr-04	Sep-06	$68,261,000	$51,719,000	N/A	N/A	$119,980,000	$62,750,000	$27,274,000	$90,024,000	$29,956,000	(13)	N/A
AmberOaks Corporate Center	Jan-04	Sep-06	$27,584,000	$18,050,000	N/A	N/A	$45,634,000	$14,250,000	$20,455,000	$34,705,000	$10,929,000	(13)	N/A
Brunswig Square	Apr-04	Oct-06	$9,639,000	$15,543,000	N/A	N/A	$25,182,000	$15,830,000	$7,327,000	$23,157,000	$2,025,000	(13)	N/A
Centerpoint Corporate Park	Dec-03	Oct-06	$33,707,000	$40,000,000	N/A	N/A	$73,707,000	$25,029,000	$28,139,000	$53,168,000	$20,539,000	(13)	N/A
5508 Highway 290 West	Sep-02	Nov-06	$(862,000)	$9,588,000	N/A	N/A	$8,726,000	$6,700,000	$2,026,000	$8,726,000	$—	(13)	N/A
Department of Children and Families Campus	Apr-03	Nov-06	$2,898,000	$8,881,000	N/A	N/A	$11,779,000	$7,605,000	$3,004,000	$10,609,000	$1,170,000	(13)	N/A
Public Ledger Building	Feb-04	Nov-06	$13,933,000	$24,520,000	N/A	N/A	$38,453,000	$25,000,000	$12,171,000	$37,171,000	$1,282,000	(13)	N/A
Atrium Building	Jan-03	Dec-06	$(219,000)	$3,448,000	N/A	N/A	$3,229,000	$2,200,000	$2,171,000	$4,371,000	$(1,142,000	)(13)	N/A
Gemini Plaza	May-03	Dec-06	$5,633,000	$10,089,000	N/A	N/A	$15,722,000	$9,815,000	$3,178,000	$12,993,000	$2,729,000	(13)	N/A
Two Corporate Plaza	Nov-02	Jan-07	$7,127,000	$9,633,000	N/A	N/A	$16,760,000	$10,160,000	$3,051,000	$13,211,000	$3,549,000	(13)	N/A
One World Trade Center	Dec-03	Mar-07	$54,165,000	$90,000,000	N/A	N/A	$144,165,000	$77,000,000	$33,144,000	$110,144,000	$34,021,000	(13)	N/A
One Financial Plaza	Aug-04	Mar-07	$11,487,000	$23,870,000	N/A	N/A	$35,357,000	$23,870,000	$8,657,000	$32,527,000	$2,830,000	(13)	N/A
824 Market Street	Oct-03	Jun-07	$16,636,000	$18,230,000	N/A	N/A	$34,866,000	$—	$35,813,000	$35,813,000	$(947,000	)(13)	N/A
North Belt Corporate Center	Apr-04	Jun-07	$6,952,000	$9,731,000	N/A	N/A	$16,683,000	$—	$14,208,000	$14,208,000	$2,475,000	(13)	N/A
Opus Plaza at Ken Caryl	Sep-05	Jul-07	$3,207,000	$6,700,000	N/A	N/A	$9,907,000	$6,700,000	$3,612,000	$10,312,000	$(405,000	)(13)	N/A
Madrona Buildings	Mar-04	Aug-07	$15,034,000	$32,901,000	N/A	N/A	$47,935,000	$28,458,000	$16,907,000	$45,365,000	$2,570,000	(13)	N/A
Eaton Freeway Industrial Park	Oct-05	Sep-07	$2,326,000	$5,000,000	N/A	N/A	$7,326,000	$5,000,000	$2,885,000	$7,885,000	$(559,000	)(13)	N/A
North Pointe Corporate Center(10)	Aug-03	Sep-07	$23,007,000	$—	N/A	N/A	$23,007,000	$15,600,000	$8,213,000	$23,813,000	$(806,000	)(13)	N/A
Bay View Plaza	Jul-03	Nov-07	$3,828,000	$5,577,000	N/A	N/A	$9,405,000	$—	$11,602,000	$11,602,000	$(2,197,000	)(13)	N/A
Pax River Office Park	Aug-04	Mar-08	$13,984,000	$—	N/A	N/A	$13,984,000	$—	$13,934,000	$13,934,000	$50,000	(13)	N/A

NNN 2003 Value Fund, LLC
Oakey Building(11)	Apr-04	Jan-06	$7,052,000	$6,639,000	N/A	N/A	$13,691,000	$3,016,000	$5,132,000	$8,148,000	$5,543,000		N/A
3500 Maple(12)	Dec-05	Oct-06	$21,726,000	$46,530,000	N/A	N/A	$68,256,000	$57,737,000	$9,346,000	$67,083,000	$1,173,000		N/A
Interwood	Jan-05	Mar-07	$4,900,000	$5,500,000	N/A	N/A	$10,400,000	$5,500,000	$2,223,000	$7,723,000	$2,677,000		N/A
Daniels Road land parcel	Oct-05	Mar-07	$1,193,000	$—	N/A	N/A	$1,193,000	$—	$736,000	$736,000	$457,000		N/A
Woodside Corporate Park	Sep-05	Dec-07	$11,257,000	$16,754,000	N/A	N/A	$28,011,000	$15,915,000	$5,528,000	$21,443,000	$6,568,000		N/A

(1)	No sales were to affiliated parties.

(2)	Net cash received plus assumption of certain liabilities by buyer.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

(3)	The amounts shown are the face amounts and do not represent discounted current value.

(4)	Does not include pro-rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.

(5)	Represents results only for T REIT’s 40.0% tenant in common interest.

(6)	Represents results only for T REIT’s 9.8% interest.

(7)	Represents results only for T REIT’s 75.0% tenant in common interest.

(8)	Represents results only for T REIT’s 48.5% tenant in common interest.

(9)	The mortgage associated with 600 B Street (Comerica) was paid off in connection with a prior property sale.

(10)	The debt associated with North Pointe Corporate Center was paid off in connection with a prior property sale.

(11)	Represents results only for NNN 2003 Value Fund, LLC’s 75.4% interest.

(12)	Date of sale represents the date of sale of NNN 2003 Value Fund, LLC’s last remaining interest in the property. Represents results only for NNN 2003 Value Fund, LLC’s 99.0% interest.

(13)	Represents the book value gain (loss). Under liquidation accounting, adopted as of June 30, 2005 for T REIT, Inc. and December 31, 2005 for G REIT, Inc., an investment is carried at its estimated fair value less costs to sell.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

(14)	The allocation of the taxable gain between ordinary and capital is as follows:

		Ordinary
	Capital Gain/(Loss)	Income/(Loss)	Total

T REIT, Inc.
Reno Trademark Building	$1,425,000	$—	$1,425,000
Oakey Building	$365,000	$—	$365,000
University Heights	$1,470,000	$—	$1,470,000
AmberOaks Corporate Center	$9,974,000	$—	$9,974,000
Titan Building & Plaza	$3,314,000	$—	$3,314,000
Enclave Parkway	$369,000	$—	$369,000

G REIT, Inc.
600 B Street (Comerica)	$24,919,000	$—	$24,919,000
Hawthorne Plaza	$26,026,000	$—	$26,026,000
AmberOaks Corporate Center	$10,259,000	$—	$10,259,000
Brunswig Square	$1,641,000	$—	$1,641,000
Centerpoint Corporate Park	$20,997,000	$—	$20,997,000
5508 Highway West 290	$1,446,000	$—	$1,446,000
Department of Children and Families Campus	$818,000	$—	$818,000
Public Ledger Building	$4,465,000	$—	$4,465,000
Atrium Building	$665,000	$—	$665,000
Gemini Plaza	$2,125,000	$—	$2,125,000
Two Corporate Plaza	$5,651,000	$—	$5,651,000
One World Trade Center	$36,854,000	$—	$36,854,000
One Financial Plaza	$6,970,000	$—	$6,970,000
824 Market Street	$2,795,000	$—	$2,795,000
North Belt Corporate Center	$2,797,000	$—	$2,797,000
Opus Plaza at Ken Caryl	$6,000	$—	$6,000
Madrona Buildings	$7,307,000	$—	$7,307,000
Eaton Freeway Industrial Park	$(210,000)	$—	$(210,000)
North Pointe Corporate Center	$952,000	$—	$952,000
Bay View Plaza	$(1,345,000)	$—	$(1,345,000)
Pax River Office Park	$397,000	$—	$397,000

NNN 2003 Value Fund, LLC
Oakey Building	$2,816,000	$—	$2,816,000
3500 Maple	$—	$1,440,000	$1,440,000
Interwood	$1,952,000	$—	$1,952,000
Daniels Road land parcel	$459,000	$—	$459,000
Woodside Corporate Park	$3,824,000	$—	$3,824,000

TABLE I
EXPERIENCE IN RAISING AND INVESTING IN FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2008

Table I presents the experience of the Grubb & Ellis Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2008. As of December 31, 2008, there were 92 private programs which closed in the preceding three years. Our advisor is the advisor and sponsor to four public programs which have invested as LLC members or TICs in certain private programs. As of December, 31 2008, there were no affiliated investments by public programs in a private program where the offering closed in the preceding three years. Table I further reflects the impact of the aggregate affiliated ownership on offering proceeds by excluding the affiliated program ownerships.

There is one notes program, NNN Collateralized Senior Notes Program, LLC, for which the offering closed in the preceding three years. This program is not aggregated as the investment objective differs from the other private programs. An investor in the notes program is making an investment in note units, which is a loan to the company, not an equity investment. The company is owned by Grubb & Ellis Realty Investors which intends to use the net proceeds to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated real estate programs. Grubb & Ellis Realty Investors, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

In addition, eleven prior programs remained open as of December 31, 2008. As of December 31, 2008, the Dollar Amount Raised for open programs was $132,946,000, representing 77.2% of the aggregate Dollar Amount Offered totaling $172,295,000.

TABLE I
EXPERIENCE IN RAISING AND INVESTING IN FUNDS (UNAUDITED) — (Continued)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2008

	NNN	NNN	3	87	92
	Opportunity	Collateralized	Institutional	TIC	Total Private
	Fund VIII, LLC	Senior Notes, LLC	Programs	Programs	Programs

Dollar Amount Offered	$20,000,000	$50,000,000	$193,290,000	$1,145,122,000	$1,408,412,000

Dollar Amount Raised	$11,806,000	$16,277,000	$193,290,000	$1,144,765,000	$1,366,138,000

Percentage Amount Raised	59.0%	32.6%	100%	100%	97.0%

Less Offering Expenses:
Selling Commissions	7.0%	5.8%	0.2%	6.9%	5.9%
Marketing Support & Due Diligence Reimbursement	3.5%	1.5%	0.2%	3.3%	2.8%
Organization & Offering Expenses(1)	2.5%	1.0%	0.1%	2.5%	2.1%
Reserves	8.0%	—%	1.2%	4.7%	4.2%

Percent Available for Investment	79.0%	91.7%	98.3%	82.6%	85.0%
Acquisition Cost:
Cash Down Payment	76.5%	91.7%	98.1%	77.8%	80.8%
Loan Fees(2)	2.5%	—%	0.2%	4.8%	4.2%
Acquisition Fees Paid to Affiliates	—	—%	—%	—%	—%

Total Acquisition Cost	79.0%	91.7%	98.3%	82.6%	85.0%

Percent Leveraged	92.1%	n/a	12.0%	73.0%	69.3%
Date Offering Began	December 13, 2004	August 1, 2006	January 29, 2008	May 22, 2005 to February 28, 2008
Date Offering Ended	June 16, 2006	March 26, 2007	June 25, 2008	January 3, 2006 to August 25, 2008
Length of Offering (months)	18 months	8 months	1 day	1 to 18 months
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	n/a	n/a	n/a	1 to 12 months
Number of Investors
Note Unit Holders	—	222	—	—	222
LLC Members	336	—	3	1,756	2,095
Tenants In Common (TICs)	—	—	—	2,395	2,395

Total	336	222	3	4,151	4,712

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Includes amounts paid to the Grubb & Ellis Group, its affiliates and third parties.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2008

Table II presents the types of compensation paid to the Grubb & Ellis Group in connection with prior programs during the three years prior to December 31, 2008. As of December 31, 2008, there were 213 private programs which paid compensation to the Grubb & Ellis Group during the preceding three years. 91 private program offerings closed in the past three years. At December 31, 2008, there were 14 affiliated investments by public programs in private programs, three of which closed in the three years prior to December 31, 2008. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs. 122 Other Programs made payments to the Grubb & Ellis Group in the three years prior to December 31, 2008, 111 of the Other Programs closed prior to December 31, 2005 and 11 of the Other Programs remained open as of December 31, 2008.

					Total Private
					Programs
	91	122	213	Less	Excluding
	Private	Other	Private	14 Affiliated	Affiliated
	Programs	Programs	Programs	Programs	Ownership

	June 24, 2005 to	July 1, 1998 to
Date Offering Commenced	June 25, 2008	September 27, 2008
Dollar Amount Raised	$1,349,861,000	$1,202,225,000	$2,552,086,000	$61,635,000	$2,490,451,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$63,145,000	$8,449,000	$71,594,000	$—	$71,594,000
Marketing Support & Due Diligence Reimbursement	33,217,000	4,457,000	37,674,000	—	37,674,000
Organization & Offering Expenses	20,148,000	1,914,000	22,062,000	—	22,062,000
Loan Fees	11,532,000	234,000	11,766,000	—	11,766,000
Acquisition Fees	—	—	—	—	—
Prepaid Management Fees(1)	1,637,000	202,000	1,839,000	—	1,839,000

Totals	$129,679,000	$15,256,000	$144,935,000	$—	$144,935,000

Amounts Paid to Sponsor at Acquisition for Real Estate Acquisition Fees	$70,639,000	$4,551,000	$75,190,000	$—	$75,190,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$189,997,000	$223,052,000	$413,049,000	$8,160,000	$404,889,000

Amounts Paid to Sponsor from Operations — Year 2006:
Property Management Fees(2)	$4,208,000	$13,980,000	$18,188,000	$697,000	$17,491,000
Asset Management Fees	—	—	—	—	—
Leasing Commissions(2)	2,368,000	8,447,000	10,815,000	269,000	10,546,000

Totals	$6,576,000	$22,427,000	$29,003,000	$966,000	$28,037,000

Amounts Paid to Sponsor from Operations — Year 2007:
Property Management Fees(2)	$10,070,000	$9,113,000	$19,183,000	$236,000	$18,947,000
Asset Management Fees	64,000	—	64,000	—	64,000
Leasing Commissions(2)	3,928,000	5,719,000	9,647,000	67,000	9,580,000

Totals	$14,062,000	$14,832,000	$28,894,000	$303,000	$28,591,000

Amounts Paid to Sponsor from Operations — Year 2008:
Property Management Fees(2)	$10,205,000	$7,844,000	$18,049,000	$5,000	$18,044,000
Asset Management Fees	126,000	—	126,000	—	126,000
Leasing Commissions(2)	5,617,000	10,101,000	15,718,000	184,000	15,534,000

Totals	$15,948,000	$17,495,000	$33,893,000	$189,000	$33,704,000

Amounts Paid to Sponsor from property sales and refinancings:
Real Estate Commissions	$9,427,000	$25,268,000	$34,695,000	$1,289,000	$33,406,000
Incentive Fees	22,000	3,039,000	3,061,000	501,000	2,560,000
Construction Management Fees(2)	410,000	1,495,000	1,905,000	197,000	1,708,000
Refinancing Fees(2)	361,000	447,000	808,000	—	808,000

Totals	$10,220,000	$30,249,000	$40,469,000	$1,987,000	$38,482,000

(1)	Prepaid Management Fees are amounts paid to the sponsor as proceeds are raised from the offerings and represent up to the first two years of budgeted property management fees.

(2)	Includes amounts paid to the sponsor which were then subsequently paid to third parties.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2008. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2008	2007	2006	2005	2004
	132	136	104	69	29
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$454,839,000	$438,548,000	$316,191,000	$170,427,000	$64,141,000
Profit on Sale of Properties	17,337,000	42,985,000	24,963,000	23,957,000	—
Less: Operating Expenses	152,781,000	163,711,000	111,808,000	58,895,000	17,909,000
Owners Expenses	35,056,000	14,792,000	8,083,000	2,487,000	493,000
Interest Expense	171,950,000	161,609,000	117,575,000	54,394,000	14,353,000
Depreciation & Amortization(1)

Net Income(1)	$112,389,000	$141,421,000	$103,688,000	$78,608,000	$31,386,000

Taxable Income (Loss)(1):
Cash Generated From:
Operations	$95,052,000	$105,617,000	$79,221,000	$55,263,000	$31,386,000
Sales	70,973,000	142,430,000	70,766,000	87,035,000	—
Refinancing	—	4,025,000	2,929,000	2,108,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	166,025,000	252,072,000	152,916,000	144,406,000	31,386,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	5,288,000	5,489,000	4,481,000	4,989,000	2,515,000

Cash Generated From Operations, Sales & Refinancing	160,737,000	246,583,000	148,435,000	139,417,000	28,871,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	76,224,000	87,245,000	63,627,000	38,167,000	14,367,000
Sales & Refinancing	69,315,000	144,023,000	72,029,000	84,795,000	—
Other (return of capital)(2)	20,643,000	7,040,000	3,833,000	325,000	—

Cash Generated (Deficiency) after Cash Distributions	(5,445,000)	8,275,000	8,946,000	16,130,000	14,504,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(5,445,000)	$8,275,000	$8,946,000	$16,130,000	$14,504,000

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results(1):
Cash Distributions to Investors:
Sources (on Tax basis):
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	12.62	4.18	2.94	0.37	—
Sources (on Cash basis):
— Sales and Refinancing	42.39	85.44	55.19	96.74	—
— Operations	$46.61	$51.76	$48.75	$43.54	$37.40

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled common area maintenance, or CAM, and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2008. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Grubb & Ellis Realty Investors have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2008	2007	2006	2005	2004
	1 Affiliated	2 Affiliated	8 Affiliated	8 Affiliated	8 Affiliated
	Program	Programs	Programs	Programs	Programs

Gross Revenues	$603,000	$748,000	$2,303,000	$6,850,000	$7,649,000
Profit on Sale of Properties	—	271,000	7,151,000	2,595,000	—
Less: Operating Expenses	349,000	399,000	1,264,000	3,245,000	1,910,000
Owners Expenses	27,000	17,000	102,000	92,000	23,000
Interest Expense	190,000	224,000	854,000	1,604,000	1,334,000
Depreciation & Amortization(1)

Net Income(1)	$37,000	$379,000	$7,234,000	$4,504,000	$4,382,000

Taxable Income (Loss)(1):
Cash Generated From:
Operations	$37,000	$144,000	$506,000	$1,936,000	$4,382,000
Sales	—	724,000	20,676,000	10,028,000	—
Refinancing	—	—	—	(10,000)	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	37,000	868,000	21,182,000	11,954,000	4,382,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	62,000	62,000	86,000	61,000	37,000

Cash Generated From Operations, Sales & Refinancing	(25,000)	806,000	21,096,000	11,893,000	4,345,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	155,000	510,000	1,732,000	1,523,000
Sales & Refinancing	—	723,000	21,727,000	9,826,000	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(25,000)	(72,000)	(1,141,000)	335,000	2,822,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(25,000)	$(72,000)	$(1,141,000)	$335,000	$2,822,000

Tax and Distribution Data Per $1,000 Invested(2)
Federal Income Tax Results(1):
Cash Distributions to Investors:
Sources (on Tax basis):
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis):
— Sales and Refinancings	—	224.01	776.17	351.02	—
— Operations	$—	$47.96	$18.22	$61.87	$54.41

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2008. The programs presented are aggregated, having similar investment objectives providing TIC interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Grubb & Ellis Realty Investors have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2008	2007	2006	2005	2004
	132	136	104	69	29
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$454,236,000	$437,800,000	$313,888,000	$163,577,000	$56,492,000
Profit on Sale of Properties	17,337,000	42,714,000	17,812,000	21,362,000	—
Less: Operating Expenses	152,432,000	163,312,000	110,544,000	55,650,000	15,999,000
Owners Expenses	35,029,000	14,775,000	7,981,000	2,395,000	470,000
Interest Expense	171,760,000	161,385,000	116,721,000	52,790,000	13,019,000
Depreciation & Amortization(1)

Net Income(1)	$112,352,000	$141,042,000	$96,454,000	$74,104,000	$27,004,000

Taxable Income (Loss)(1):
Cash Generated From:
Operations	$95,015,000	$105,473,000	$78,715,000	$53,327,000	$27,004,000
Sales	70,973,000	141,706,000	50,090,000	77,007,000	—
Refinancing	—	4,025,000	2,929,000	2,118,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	165,988,000	251,204,000	131,734,000	132,452,000	27,004,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	5,226,000	5,427,000	4,395,000	4,928,000	2,478,000

Cash Generated From Operations, Sales & Refinancing	160,762,000	245,777,000	127,339,000	127,524,000	24,526,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	76,224,000	87,090,000	63,117,000	36,435,000	12,844,000
Sales & Refinancing	69,315,000	143,300,000	50,302,000	74,969,000	—
Other (return of capital)(2)	20,643,000	7,040,000	3,833,000	325,000	—

Cash Generated (Deficiency) after Cash Distributions	(5,420,000)	8,347,000	10,087,000	15,795,000	11,682,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(5,420,000)	$8,347,000	$10,087,000	$15,795,000	$11,682,000

Tax and Distribution Data Per $1,000 Invested(3)
Federal Income Tax Results(1):
Cash Distributions to Investors:
Sources (on Tax basis):
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	12.64	4.18	3.00	0.38	—
Sources (on Cash basis):
— Sales and Refinancings	42.46	85.17	39.39	88.35	—
— Operations	$46.69	$51.76	$49.42	$42.94	$36.06

(1)	For the TIC programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled CAM and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2008. The multiple property investment fund offers LLC units of interest to investors. The program was formed for the purpose of acquiring a number of unspecified properties selected by its manager, Grubb & Ellis Realty Investors.

	NNN Opportunity	NNN Opportunity	NNN Opportunity	NNN Opportunity
	Fund VIII, LLC	Fund VIII, LLC	Fund VIII, LLC	Fund VIII, LLC
	2008	2007	2006	2005

Gross Revenues	$5,809,000	$5,229,000	$2,514,000	$5,000
Profit on Sale of Properties	—	—	848,000	—
Less: Operating Expenses	3,462,000	2,482,000	880,000	—
Owners Expenses	25,000	133,000	77,000	1,000
Interest Expense	2,715,000	3,338,000	1,577,000	—
Depreciation & Amortization	1,820,000	1,318,000	606,000	—

Net Income — Tax Basis	$(2,213,000)	$(2,042,000)	$222,000	$4,000

Taxable Income (Loss) From:
Operations	$(2,213,000)	$(2,042,000)	$(626,000)	$4,000
Gain on Sale	—	—	848,000	—
Cash Generated From:
Operations	(393,000)	(724,000)	(20,000)	4,000
Sales	—	—	1,614,000	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	(393,000)	(724,000)	1,594,000	4,000
Additional Cash Adjustments	—	—	—	—
Less: Monthly Mortgage Principal Repayments	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(393,000)	(724,000)	1,594,000	4,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	—
Sales & Refinancing	—	525,000	346,000	—
Other (return of capital)(1)	246,000	65,000	—	—

Cash Generated (Deficiency) after Cash Distributions	(639,000)	(1,314,000)	1,248,000	4,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(639,000)	$(1,314,000)	$1,248,000	$4,000

Tax and Distribution Data Per $1,000 Invested(2)
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(187.45)	$(172.96)	$(53.02)	$0.34
— from recapture	—	—	—	—
Capital Gain (Loss)	—	—	71.83	—
Cash Distributions to Investors:
Sources (on Tax basis):
— Investment Income	—	—	—	—
— Return of Capital	20.84	5.51	—	—
Sources (on Cash basis):
— Sales	—	44.47	29.31	—
— Refinancing	—	—	—	—
— Operations	$—	$—	$—	$—

(1)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled CAM and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(2)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAMS

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2008. The notes program presented offers units of interest in the company’s collateralized notes offering. The program was formed for the purpose of making loans to affiliates of Grubb & Ellis Realty Investors. Investors are making loans to the program. Grubb & Ellis Realty Investors, as the sole member of the company, has guarantied the note unit holders’ payment of all principal and interest on the note units. The results presented in this table are those of the company, not the note unit holders.

	NNN Collateralized	NNN Collateralized	NNN Collateralized
	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	2008	2007	2006

Gross Revenues	$1,144,000 (1)	$676,000 (1)	$15,000 (1)
Profit on Sale of Properties	—	—
Less: Operating Expenses	—	—	—
Owners Expenses	4,000	2,000	—
Interest Expense	1,424,000 (2)	1,404,000 (2)	100,000 (2)
Depreciation & Amortization	290,000	288,000	31,000

Net Income — Tax Basis	$(574,000)	$(1,018,000)	$(116,000)

Taxable Income (Loss) From:
Operations	$(574,000)	$(1,018,000)	$(116,000)
Gain on Sale	—	—
Cash Generated From:	—	—
Operations	(284,000)	(730,000)	(85,000)
Sales	—	—	—
Refinancing	—	—	—

Cash Generated From Operations, Sales & Refinancing	(284,000)	(730,000)	(85,000)
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—
Sales & Refinancing	—	—	—
Other (return of capital)	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(284,000)	(730,000)	(85,000)
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(284,000)	$(730,000)	$(85,000)

Tax and Distribution Data Per $1,000 Invested(3)
Cash Distributions to Investors:
Sources (on Tax basis):
— Investment Income	$8.75	$8.75	$8.75
— Return of Capital	—	—	—
Sources (on Cash basis):
— Sales and Refinancing	—	—	—
— Operations	$—	$—	$—

(1)	Gross Revenue represents interest income from loans made to other affiliated programs of Grubb & Ellis Realty Investors.

(2)	Cash distributions to the note unit holders are included in Interest Expense above.

(3)	Based on the total offering raised at the close of the program.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
INSTITUTIONAL PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2008.

2008
3
Institutional Programs

Gross Revenues	$13,314,000
Profit on Sale of Properties	—
Less: Operating Expenses	2,706,000
Owners Expenses	227,000
Interest Expense	380,000
Depreciation & Amortization	—

Net Income — Tax Basis	$10,001,000

Taxable Income From:
Operations	$10,001,000
Gain on Sale	—
Cash Generated From:
Operations	10,001,000
Sales	—
Refinancing	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	10,001,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—

Cash Generated From Operations, Sales & Refinancing	10,001,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	8,018,000
Sales & Refinancing	—
Other (return of capital)	—

Cash Generated (Deficiency) after Cash Distributions	1,983,000
Less: Special Items (not including Sales & Refinancing)	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,983,000

Tax and Distribution Data Per $1,000 Invested(1)
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$51.74
— from recapture	—
Capital Gain (Loss)	—
Cash Distributions to Investors:
Sources (on Tax basis):
— Investment Income	—
— Return of Capital	—
Sources (on Cash basis):
— Sales	—
— Refinancing	—
— Operations	$41.48

(1)	Based on total offering raised at the close of the program.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Table IV presents the results of completed programs for prior programs which have sold properties and completed operations, or completed operations in the case of no property ownership, during the five years prior to December 31, 2008.

		NNN				NNN		NNN
	NNN	Town	NNN	NNN	Yerington	Tech	NNN	County
	Fund	&	Bryant	Saddleback	Shopping	Fund	Alamosa	Center
	VIII,	Country,	Ranch,	Financial,	Center,	III,	Plaza,	Drive,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$8,000,000	$7,200,000	$5,000,000	$3,866,000	$1,625,000	$3,699,000	$6,650,000	$3,094,000
Number of Properties Purchased	3	1	1	1	1	3	1	1
Date of Closing of Offering	7-Mar-00	29-Mar-00	12-Nov-02	29-Oct-02	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02
Date of First Sale of Property	26-Mar-02	25-Jun-04	2-Nov-04	27-Dec-04	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05
Date of Final Sale of Property	6-Jan-04	25-Jun-04	2-Nov-04	27-Dec-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$125.22	$71.23	$—	$11.83	$54.24	$—	$13.82	$—
Sources (on Cash basis)
— Sales	$1,305.19	$1,221.31	$1,206.17	$1,384.96	$1,132.76	$1,293.88	$1,266.59	$1,206.37
— Refinancing	$—	$68.33	$—	$—	$—	$—	$—	$—
— Operations	$129.11	$268.98	$184.74	$181.08	$496.14	$446.45	$210.94	$247.48

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

	Truckee		(2)
	River		NNN	NNN	NNN		NNN
	Office	NNN	Rocky Mountain	Jefferson	City Center	NNN	LV 1900
	Tower,	North Reno,	Exchange,	Square,	West A,	801 K Street,	Aerojet Way,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$5,550,000	$2,750,000	$2,670,000	$9,200,000	$1,238,000	$29,600,000	$2,000,000
Number of Properties Purchased	1	1	1	2	1	1	1
Date of Closing of Offering	15-Jul-99	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Mar-04	31-Aug-01
Date of First Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	26-Aug-05	27-Sep-05
Date of Final Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	26-Aug-05	27-Sep-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$24.79	$—	$13.68	$—	$—
Sources (on Cash basis)
— Sales	$953.00	$1,758.24	$829.87	$1,308.76	$1,300.67	$1,124.72	$1,123.45
— Refinancing	$—	$—	$—	$—	$—	$—	$—
— Operations	$619.55	$323.12	$187.30	$189.41	$262.83	$113.57	$319.50

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(2)	The investors received a note from Buyer as distributed proceeds from the sale.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

		NNN	NNN	NNN	NNN	NNN		NNN	NNN
	NNN	Springtown	Emerald	Kahana	Exchange	Park	NNN	1851 E 1st	Reno
	Timberhills,	Mall,	Plaza,	Gateway,	Fund III,	Sahara,	PCP 1,	Street,	Trademark,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$3,695,000	$2,550,000	$42,800,000	$8,140,000	$6,300,000	$4,953,000	$5,800,000	$20,500,000	$3,850,000
Number of Properties Purchased	1	1	1	3	1	5	6	1	1
Date of Closing of Offering	27-Nov-01	21-Mar-03	20-Jan-05	6-Mar-03	31-May-00	17-Mar-03	25-Jun-02	29-Jul-03	29-Sep-01
Date of First Sale of Property	19-Oct-05	2-Nov-05	10-Nov-05	15-Nov-05	9-Dec-05	20-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06
Date of Final Sale of Property	19-Oct-05	2-Nov-05	10-Nov-05	15-Nov-05	9-Dec-05	20-Dec-05	28-Dec-05	9-Jan-06	23-Jan-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$—	$—	$14.36	$35.18	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,387.80	$1,206.35	$1,203.34	$1,638.63	$427.98	$1,102.58	$1,016.63	$1,262.45	$1,256.62
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$36.59	$283.64
— Operations	$305.43	$439.16	$92.28	$252.29	$235.35	$128.07	$283.85	$238.01	$361.45

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

	NNN					NNN
	Oakey	NNN	NNN	NNN	NNN	901	NNN	NNN
	Building	City Center	Amber Oaks	Titan Building	Las Cimas	Corporate	Sacramento	Parkwood
	2003,	West B,	III,	and Plaza,	II and III,	Center,	Corporate,	Complex,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$8,270,000	$8,200,000	$10,070,000	$2,220,000	$32,250,000	$6,292,000	$12,000,000	$7,472,000
Number of Properties Purchased	1	1	1	1	2	1	1	2
Date of Closing of Offering	19-May-04	15-Jun-02	20-Jan-04	28-May-02	9-Dec-04	3-Oct-03	21-May-01	23-Apr-03
Date of First Sale of Property	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06	7-Aug-06	22-Aug-06	17-Nov-06	27-May-05
Date of Final Sale of Property	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06	7-Aug-06	22-Aug-06	17-Nov-06	27-Dec-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$—	$—	$—	$—	$10.89	$—	$—
Sources (on Cash basis)
— Sales	$1,343.87	$1,882.87	$1,622.67	$1,582.58	$1,328.68	$1,190.72	$1,396.11	$1,319.02
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$136.48	$306.07	$190.19	$589.44	$199.70	$172.94	$405.69	$377.68

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

					NNN
		NNN			Arapahoe		NNN	NNN	NNN
	NNN	Wolf Pen	NNN	NNN	Service	NNN	Parkway	Enclave	Fountain
	Twain,	Plaza,	Financial Plaza,	4 Hutton,	Center II,	Buschwood,	Towers,	Parkway,	Square,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$2,925,000	$5,500,000	$3,625,000	$21,250,000	$4,000,000	$3,200,000	$7,343,000	$15,350,000	$19,600,000
Number of Properties Purchased	1	1	1	1	1	1	1	1	1
Date of Closing of Offering	20-May-04	23-Oct-02	30-Aug-04	11-Apr-05	20-Jun-02	25-Mar-03	18-Aug-03	27-May-04	17-Feb-05
Date of First Sale of Property	16-Mar-07	30-Mar-07	30-Mar-07	19-Apr-07	10-May-07	16-May-07	8-Jun-07	14-Jun-07	25-Jun-07
Date of Final Sale of Property	16-Mar-07	30-Mar-07	30-Mar-07	19-Apr-07	10-May-07	16-May-07	8-Jun-07	14-Jun-07	25-Jun-07
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$47.72	$2.33	$—	$—	$—	$—	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,265.15	$1,432.80	$961.21	$1,302.83	$1,356.47	$1,266.69	$1,079.97	$1,447.06	$1,125.83
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$273.03	$370.44	$175.53	$128.37	$742.95	$317.62	$367.82	$355.73	$184.45

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

			Western
	NNN	NNN	Real						NNN
	Washington	4241	Estate	NNN		NNN	NNN	NNN	2800
	Square	Bowling	Investment	633 17th	NNN	Brookhollow	Caledon	Meadows	East
	Center,	Green,	Trust,	Street,	Bay View Plaza,	Park,	Wood,	Apartments,	Commerce,
	LLC	LLC	Inc.	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$3,000,000	$2,850,000	$14,051,000	$34,000,000	$330,000	$6,550,000	$8,840,000	$10,525,000	$8,000,000
Number of Properties Purchased	1	1	7	1	1	1	1	1	1
Date of Closing of Offering	21-Nov-01	27-Dec-02	27-Apr-00	30-Mar-06	31-Jul-03	5-Jul-02	9-May-06	23-May-06	13-May-05
Date of First Sale of Property	26-Jul-07	28-Aug-07	14-Apr-00	28-Sep-07	6-Nov-07	20-Dec-07	27-Dec-07	27-Dec-07	7-Feb-08
Date of Final Sale of Property	26-Jul-07	28-Aug-07	11-Sep-07	28-Sep-07	6-Nov-07	20-Dec-07	27-Dec-07	27-Dec-07	7-Feb-08
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$7.45	$29.65	$—	$—	$13.66	$—	$5.79	$13.55	$—
Sources (on Cash basis)
— Sales	$1,170.16	$1,062.43	$1,110.35	$1,244.42	$274.41	$977.33	$1,141.64	$1,076.55	$1,102.98
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$431.79	$357.04	$259.05	$137.14	$117.48	$443.44	$107.64	$91.22	$226.50

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

			NNN	NNN			NNN	NNN
		NNN	Pueblo	Westway	NNN	NNN	Great	2004
	NNN	Reserve at	Shopping	Shopping	Maitland	1410	Oaks	Notes
	Fountainhead,	Maitland,	Center,	Center,	Promenade,	Renner,	Center,	Program,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$11,000,000	$10,800,000	$2,500,000	$3,278,000	$15,000,000	$7,300,000	$11,000,000	$5,000,000
Number of Properties Purchased	1	1	1	1	1	1	1	N/A
Date of Closing of Offering	12-May-05	13-Sep-04	12-Feb-01	6-Feb-01	3-Jan-06	8-Dec-03	22-Oct-04	14-Aug-01
Date of First Sale of Property	16-May-08	13-Jun-08	17-Jun-08	18-Jun-08	25-Jun-08	9-Jul-08	18-Jul-08	N/A
Date of Final Sale of Property	16-May-08	13-Jun-08	17-Jun-08	18-Jun-08	25-Jun-08	9-Jul-08	18-Jul-08	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$66.00
— Return of Capital	$—	$—	$20.36	$—	$—	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,150.53	$1,574.63	$387.43	$372.37	$1,260.37	$667.41	$1,083.98	$—
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$299.36	$374.50	$360.06	$413.75	$193.25	$182.72	$339.69	$—

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

	NNN	NNN
	2005	2006
	Notes	Notes
	Program,	Program,	Program
	LLC	LLC	Totals

Dollar Amount Raised	$2,300,000	$1,045,000	$517,666,000
Number of Properties Purchased	N/A	N/A	81
Date of Closing of Offering	14-Aug-01	22-May-03
Date of First Sale of Property	N/A	N/A
Date of Final Sale of Property	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results(1)
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$33.00	$30.00
— Return of Capital	$—	$—
Sources (on Cash basis)
— Sales	$—	$—
— Refinancing	$—	$—
— Operations	$—	$—

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2008

Table V presents 36 sales or disposals of properties in prior programs during the three years prior to December 31, 2008

Cost of Properties
Selling Price, Net of Closing Costs & GAAP Adjustments	Including Closing & Soft Costs	Excess
Total	(Deficiency)
Purchase	Acquisition	of Property
Money	Adjustments	Costs, Capital	Operating
Cash Received	Mortgage	Mortgage	Resulting from	Original	Improvements,	Gain (loss) on	Cash Receipts
Date	Date	Net of Closing	Balance at	Taken Back	Application	Mortgage	Closing	sale of	Over Cash
Property(1)	Acquired	of Sale	Costs(2)	Time of Sale	by Program	of GAAP	Total	Financing	& Soft Costs(3)	Total	Investment	Expenditures(4)

1851 E 1st Street, Santa Ana, CA	Jun-03	Jan-06	$24,141,000	$49,000,000	N/A	N/A	$73,141,000	$45,375,000	$18,588,000	$63,963,000	$9,178,000	$(977,000)
Reno Trademark, Reno, NV(5)	Sep-01	Jan-06	$5,743,000	$4,445,000	N/A	N/A	$10,188,000	$2,700,000	$4,920,000	$7,620,000	$2,568,000	$78,000
Oakey Building, Las Vegas, NV(6)	Apr-04	Jan-06	$7,428,000	$10,650,000	N/A	N/A	$18,078,000	$4,000,000	$11,441,000	$15,441,000	$2,637,000	$1,626,000
Kress Entergy Center, Wichita, KS	Jul-98	Jan-06	$769,000	$1,200,000	N/A	N/A	$1,969,000	$925,000	$1,298,000	$2,223,000	$(254,000)	N/A	(11)
City Center West ’B’, Las Vegas, NV	Jan-02	Apr-06	$18,319,000	$14,116,000	N/A	N/A	$32,435,000	$14,650,000	$7,516,000	$22,166,000	$10,269,000	$(3,257,000)
Amber Oaks III, Austin, TX(7)	Jan-04	Jun-06	$16,253,000	$15,000,000	N/A	N/A	$31,253,000	$15,000,000	$9,737,000	$24,737,000	$6,516,000	$1,412,000
Titan Building and Plaza, San Antonio, TX(8)	Apr-02	Jul-06	$6,522,000	$6,900,000	N/A	N/A	$13,422,000	$6,000,000	$4,130,000	$10,130,000	$3,292,000	$1,565,000
Las Cimas II and III, Austin, TX	Sep-04	Aug-06	$44,215,000	$45,218,000	N/A	N/A	$89,433,000	$46,800,000	$27,046,000	$73,846,000	$15,587,000	$(569,000)
901 Corporate Center, Monterey Park, CA	Aug-03	Aug-06	$8,602,000	$10,906,000	N/A	N/A	$19,508,000	$11,310,000	$5,362,000	$16,672,000	$2,836,000	$(918,000)
Sacramento Corporate Center, Sacramento, CA	Mar-01	Nov-06	$22,735,000	$21,213,000	N/A	N/A	$43,948,000	$22,250,000	$14,334,000	$36,584,000	$7,364,000	$(255,000)
Parkwood I and II, Woodlands, TX	Dec-02	Dec-06	$10,198,000	$14,531,000	N/A	N/A	$24,729,000	$13,922,000	$8,535,000	$22,457,000	$2,272,000	$3,218,000
Twain Business Bank of Nevada, Las Vegas, NV	Dec-03	Mar-07	$3,756,000	$3,507,000	N/A	N/A	$7,263,000	$3,750,000	$2,024,000	$5,774,000	$1,489,000	$(268,000)
Wolf Pen Plaza, College Station, TX	Sep-02	Mar-07	$8,184,000	$11,617,000	N/A	N/A	$19,801,000	$12,265,000	$4,612,000	$16,877,000	$2,924,000	$342,000
One Financial Plaza, Saint Louis, MO(9)	Aug-04	Mar-07	$15,031,000	$30,750,000	N/A	N/A	$45,781,000	$30,750,000	$12,934,000	$43,684,000	$2,097,000	$206,000
4 Hutton Centre, Santa Ana, CA	Jan-05	Apr-07	$28,358,000	$31,971,000	N/A	N/A	$60,329,000	$32,250,000	$19,038,000	$51,288,000	$9,041,000	$(178,000)
Arapahoe Service Center II, Englewood, CO	Apr-02	May-07	$6,414,000	$4,574,000	N/A	N/A	$10,988,000	$5,000,000	$3,329,000	$8,329,000	$2,659,000	$(621,000)
Buschwood III, Tampa, FL	Mar-03	May-07	$4,648,000	$4,372,000	N/A	N/A	$9,020,000	$4,600,000	$2,841,000	$7,441,000	$1,579,000	$(167,000)
Parkway Towers, Nashville, TN	May-03	Jun-07	$8,631,000	$8,307,000	N/A	N/A	$16,938,000	$8,700,000	$6,247,000	$14,947,000	$1,991,000	$(161,000)
Enclave Parkway, Houston, TX	Dec-03	Jun-07	$23,287,000	$22,525,000	N/A	N/A	$45,812,000	$23,600,000	$13,879,000	$37,479,000	$8,333,000	$1,070,000

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2008

Cost of Properties
Selling Price, Net of Closing Costs & GAAP Adjustments	Including Closing & Soft Costs	Excess
Total	(Deficiency)
Purchase	Acquisition	of Property
Money	Adjustments	Costs, Capital	Operating
Cash Received	Mortgage	Mortgage	Resulting from	Original	Improvements,	Gain (loss)	Cash Receipts
Date	Date	Net of Closing	Balance at	Taken Back	Application	Mortgage	Closing	on sale of	Over Cash
Property(1)	Acquired	of Sale	Costs(2)	Time of Sale	by Program	of GAAP	Total	Financing	& Soft Costs(3)	Total	Investment	Expenditures(4)

Fountain Square, Boca Raton, FL	Oct-04	Jun-07	$24,181,000	$35,209,000	N/A	N/A	$59,390,000	$35,476,000	$18,427,000	$53,903,000	$5,487,000	$(914,000)
Washington Square, Stephenville, TX	Nov-01	Jul-07	$4,339,000	$4,618,000	N/A	N/A	$8,957,000	$4,890,000	$2,727,000	$7,617,000	$1,340,000	$(343,000)
4241 Bowling Green, Sacramento, CA	Sep-02	Aug-07	$3,056,000	$2,814,000	N/A	N/A	$5,870,000	$3,092,000	$2,205,000	$5,297,000	$573,000	$77,000
Brookings Mall, Brookings, SD(10)	May-00	Sep-07	$2,603,000	$976,000	N/A	N/A	$3,579,000	$962,000	$3,542,000	$4,504,000	$(925,000)	N/A	(11)
633 17th Street, Denver, CO	Dec-05	Sep-07	$44,645,000	$63,331,000	N/A	N/A	$107,976,000	$67,500,000	$27,231,000	$94,731,000	$13,245,000	$(1,591,000)
Bay View Plaza, Alameda, CA(12)	Jul-03	Nov-07	$3,532,000	$5,710,000	N/A	N/A	$9,242,000	$6,200,000	$6,035,000	$12,235,000	$(2,993,000)	$915,000
Brookhollow Park, San Antonio, TX	Jul-02	Dec-07	$7,069,000	$9,542,000	N/A	N/A	$16,611,000	$10,250,000	$6,275,000	$16,525,000	$86,000	$1,115,000
Caledon Wood Apartments, Greenville, SC	Jan-06	Dec-07	$10,037,000	$17,000,000	N/A	N/A	$27,037,000	$17,000,000	$7,911,000	$24,911,000	$2,126,000	$(106,000)
The Meadows Apartments, Asheville, NC	Mar-06	Dec-07	$11,306,000	$21,300,000	N/A	N/A	$32,606,000	$21,300,000	$8,513,000	$29,813,000	$2,793,000	$(167,000)
2800 E. Commerce Center Place, Tucson, AZ	Nov-04	Feb-08	$9,695,000	$10,859,000	N/A	N/A	$20,554,000	$11,375,000	$7,495,000	$18,870,000	$1,684,000	$195,000
Fountainhead, San Antonio, TX	Dec-04	May-08	$14,451,000	$18,007,000	N/A	N/A	$32,458,000	$18,900,000	$10,187,000	$29,087,000	$3,371,000	$(410,000)
Reserve at Maitland, Keller, Maitland, FL	Aug-04	Jun-08	$17,070,000	$20,585,000	N/A	N/A	$37,655,000	$21,750,000	$9,639,000	$31,389,000	$6,266,000	$1,764,000
Pueblo Shopping Center, Pueblo, CO	Nov-99	Jun-08	$1,688,000	$4,818,000	N/A	N/A	$6,506,000	$5,306,000	$2,490,000	$7,796,000	$(1,290,000)	$222,000
Westway Shopping Center Wichita, KS	Aug-00	Jun-08	$1,445,000	$6,668,000	N/A	N/A	$8,113,000	$7,125,000	$3,046,000	$10,171,000	$(2,058,000)	$865,000
Maitland Promenade Orlando, FL	Sep-05	Jun-08	$17,915,000	$32,250,000	N/A	N/A	$50,165,000	$32,250,000	$12,911,000	$45,161,000	$5,004,000	$992,000
1410 Renner Road, Richardson, TX	Oct-03	Jul-08	$3,520,000	$7,858,000	N/A	N/A	$11,378,000	$8,740,000	$5,315,000	$14,055,000	$(2,677,000)	$1,875,000
Great Oaks, Alpharetta, GA	Jul-04	Jul-08	$11,842,000	$19,002,000	N/A	N/A	$30,844,000	$20,000,000	$9,832,000	$29,832,000	$1,012,000	$1,650,000

(1)	No sales were to affiliated parties except as noted below.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	Does not include pro-rata share of original offering costs.

(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing.

(5)	A Private Program owned 60.0% of the property. TREIT, Inc., an affiliate owned 40.0% of the property. The above reflects property level sale results, or 100% ownership.

(6)	NNN 2003 Value Fund, LLC and TREIT, Inc., affiliates, respectively owned a 75.4% and 9.8% membership interests in NNN Oakey 2003, LLC which owned 100% of the property.

(7)	TREIT, Inc, an affiliate owned a 75.0% tenant in common interest in NNN Amber Oaks, LLC. The private program owned 100% of the property.

(8)	A Private Program owned 51.5% of the property. TREIT, Inc., an affiliate, owned 48.5% of the property. The above reflects property level sale results, or 100% ownership.

(9)	A Private Program owned 22.375% of the property. GREIT, Inc., an affiliate, owned 77.625% of the property. The above reflects property level sale results, or 100% ownership.

(10)	A Private Program owned 68.5% of the property. An unaffiliated TIC owned 31.5% of the property outside of program. The above reflects property level sale results, or 100% ownership.

(11)	Excess cash flow was distributed to Western Real Estate Investment Trust, Inc. for distributions to its shareholders. No excess or deficiency existed at the property level.

(12)	A Private Program owned 2.32% of the property. GREIT, Inc., an affiliate owned 97.68% of the property outside of program. The above reflects the property level sale results, or 100% ownership.

*	Partial sales of the White Lakes Mall, Netpark and Camelot Plaza have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of.

EXHIBIT B

GRUBB & ELLIS. Realty Investors

GRUBB & ELLIS APARTMENT REIT, INC.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED ______________, 2009

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Apartment REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS APARTMENT REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS.

(1) INVESTMENT

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Grubb & Ellis Apartment REIT, Inc." Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is 100 shares ($1,000); provided however, that the minimum required initial investment for residents of New York is 250 shares ($2,500) unless such purchase is made by an individual retirement account, or IRA, in which case the minimum required initial purchase is 100 shares ($1,000). All additional investments in the Company must be in increments of 10 shares ($100). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the applicable suitability standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO GRUBB & ELLIS APARTMENT REIT, INC.

MAIL TO: Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death (T.O.D.) Form in order to effect the designation.

Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate address if different than the home address in item 4(b).

(4)d Enter the home telephone, business telephone, date of birth of investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if either the investor or joint investor is an employee of Grubb & Ellis Company, Grubb & Ellis Realty Investors, LLC, Grubb & Ellis Securities, Inc., an affiliate or a Board Member of the Company.

PAGE 1 OF 5

GRUBB & ELLIS. Realty Investors

GRUBB & ELLIS APARTMENT REIT, INC.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED ______________, 2009

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Apartment REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS APARTMENT REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of Grubb & Ellis Apartment REIT, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Grubb & Ellis Company and Grubb & Ellis Realty Investors, LLC programs may be used to purchase shares of common stock of Grubb & Ellis Apartment REIT, Inc. (the minimum investment of $1,000 has been waived) if the payee endorses the check and writes:

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-888-7348.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 5

GRUBB & ELLIS. Realty Investors

GRUBB & ELLIS APARTMENT REIT, INC.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED ______________, 2009

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 877-888-7348

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

Please make investment check payable to: **Grubb & Ellis Apartment REIT, Inc.**

NUMBER OF SHARES ___,___ x $10.00 = TOTAL INVESTED $ ___,___,___

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ Individual — One signature required & initial

☐ Joint Tenants with Right of Survivorship — All parties must sign & initial

☐ Tenants in Common — All parties must sign & initial

☐ Community Property — All parties must sign & initial

☐ Pension or Profit Sharing Plan — Trustee or custodian signature required

☐ Trust — Trustee or Grantor signature(s) required ________ DATE ESTABLISHED
- ☐ Currently Revocable
- ☐ Irrevocable

☐ Company or Corporation — Authorized signature required

☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act — Custodian signature required

☐ Partnership — Authorized signature required

☐ Other: ________ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan ☐ Non-Qualified Custodial Account

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY | STATE | ZIP CODE

BUSINESS PHONE ___ – ___ – ___

SECTION (3)a

CUSTODIAN TAX ID # ___ – ___ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

SECTION (4)b

STREET ADDRESS **(REQUIRED) NO P.O. BOX**

CITY | STATE | ZIP CODE

E-MAIL ADDRESS

SECTION (4)c

ALTERNATE ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (4)d

HOME PHONE **(REQUIRED)** ___ – ___ – ___ BUSINESS PHONE ___ – ___ – ___ EXTENSION

REQUIRED →

INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ JOINT INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ INVESTOR TAX ID# __ – ____

INVESTOR SSN ___ – __ – ____ JOINT INVESTOR SSN ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(REQUIRED)**

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

PAGE 3 OF 5

- [ ] Mail to Street Address (4b)
- [ ] Distribution Reinvestment Plan
  Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution
- [ ] Distributions Directed to:
- [ ] Mail to Alternate Address (4c)
- [ ] Via Electronic Deposit (ACH)
  Complete information below. See ACH Language in Section 5 of the instructions.
  - [ ] **Checking** (must enclose voided check)
  - [ ] **Savings** (verification from bank must be provided)

(5) DISTRIBUTION OPTIONS

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4. **Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS | INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

INITIALS | INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS | INITIALS **(C)** If I am a (we are) resident(s) of Alabama, this investment and investments in other similar programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Kentucky or Pennsylvania, this investment does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Ohio or Oregon, this investment and investments in affiliated programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Kansas, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other similar investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of my (our) total net worth which consists of cash, cash equivalents and readily marketable securities.

INITIALS | INITIALS **(D)** I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing of funds.

INITIALS | INITIALS **(E)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS | INITIALS **(F)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Apartment REIT, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS | INITIALS **(G)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS | INITIALS **(H)** I (we) acknowledge that if the investor name or registration used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, the Company may request documents or other evidence as it may reasonably require to correlate the Registration to the Payor on the check.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.
BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X

SIGNATURE OF INVESTOR | DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR **(if applicable)**

X

AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN

(GRUBB & ELLIS APARTMENT REIT, INC. AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX PHONE# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX# – – | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

- [ ] **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE **(REQUIRED)**

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 4 OF 5

ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of the Company's prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, investors may elect to receive electronic delivery of stockholder communications from the Company. If you would like to consent to electronic delivery, including delivery by CD-ROM or electronic mail, please sign and return this election with the Subscription Agreement/Signature Page. Electronic delivery is not available to residents of Nebraska.

By signing below, I (we) acknowledge and agree that I (we) will not receive paper copies of any stockholder communications unless (i) I (we) notify the Company that I am (we are) revoking this election with respect to all stockholder communications or (ii) I (we) specifically request that the Company send a paper copy of a particular stockholder communication to me (us). The Company has advised me (us) that I (we) have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I (we) also understand that I (we) have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I (we) understand that I (we) may incur certain costs associated with spending time on the internet ("on-line") and downloading and printing stockholder communications and I (we) may be required to download certain software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my (our) timely receipt of or access to stockholder communications.

X		
SIGNATURE OF INVESTOR	DATE	E-MAIL
X		
SIGNATURE OF JOINT INVESTOR **(IF APPLICABLE)**	DATE	E-MAIL
X		
AUTHORIZED SIGNATURE **(CUSTODIAN OR TRUSTEE)**	DATE	E-MAIL

PAGE 5 OF 5

GRUBB & ELLIS.
Realty Investors

GRUBB & ELLIS APARTMENT REIT, INC.

WIRING INSTRUCTIONS

Thank you for choosing to invest in Grubb & Ellis Apartment REIT, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Grubb & Ellis Apartment REIT, Inc.

Prior to wiring funds, please notify:
Our Money Desk via e-mail at **gbe-moneydesk@grubb-ellis.com**
or via fax at 866-508-4619 that funds will be sent via wire.

Please include the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered Representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement Signature Page prior to receiving the funds. If we receive the funds without a Subscription Agreement Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Wiring Instructions for Grubb & Ellis Apartment REIT, Inc.

Bank:	Wells Fargo Bank
City:	San Francisco, CA
Account#:	4121824494
ABA#:	121-000-248
Account Name:	Grubb & Ellis Apartment REIT, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 877-888-7348, option #2.

We look forward to serving your investment needs.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
877.888.7348

GRUBB & ELLIS. Realty Investors

GRUBB & ELLIS APARTMENT REIT, INC.

OPTIONAL

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Grubb & Ellis Apartment REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may not be named as a beneficiary.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Grubb & Ellis Apartment REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER ON DEATH DESIGNATION

I (we) authorize Grubb & Ellis Apartment REIT, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

PRIMARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

SECONDARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

THIRD BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Apartment REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Apartment REIT, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Apartment REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Apartment REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Apartment REIT, Inc.

X ____________________ __________

SIGNATURE OF PRIMARY INVESTOR **(required)** DATE

X ____________________ __________

SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

PAGE 1 OF 1

GRUBB & ELLIS. Realty Investors

GRUBB & ELLIS APARTMENT REIT, INC.

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN – – OR REGISTERED OWNER'S TAX ID# –

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(IF DIFFERENT FROM REGISTERED OWNER)**

ACCOUNT NUMBER

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER – –

PLEASE NOTE: Grubb & Ellis Apartment REIT, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

Grubb & Ellis Apartment REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Apartment REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Apartment REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X
SIGNATURE

DATE

X
JOINT INVESTOR SIGNATURE

DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

NOTE: Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348

EXHIBIT C

GRUBB & ELLIS APARTMENT REIT, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

EFFECTIVE           , 2009

The Amended and Restated Distribution Reinvestment Plan (the “DRIP”) for Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all shares of common stock reserved for issuance pursuant to the DRIP (the “DRIP Shares”) have been purchased or until the termination of the DRIP, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of Common Stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all shares of common stock reserved for issuance pursuant to the DRIP have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance pursuant to the DRIP.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes and share repurchases.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration. The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Administration

As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased pursuant to the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the last day of the month to which the distribution relates. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases pursuant to the DRIP will not be subject to selling commissions, dealer manager fees or other organizational and offering expenses. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased pursuant to the DRIP as of the Investment Date. Distributions paid on shares held pursuant to the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

Optional Cash Purchases.  Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock pursuant to the DRIP.

Distributions on Shares Held Pursuant to the DRIP

Distributions paid on shares held pursuant to the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares pursuant to the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased pursuant to the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions pursuant to the DRIP with respect to all, but not less than all, of your shares (including shares held for your account pursuant to the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the last day of the month to which the distribution relates. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

Amendment and Termination of the DRIP

The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof and provided that the Board of Directors may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Pursuant to the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account pursuant to the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held pursuant to the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Pursuant to the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased pursuant to the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares pursuant to the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account pursuant to the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

ENROLLMENT FORM

GRUBB & ELLIS APARTMENT REIT, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

EFFECTIVE          , 2009

To Join the Distribution Reinvestment Plan:

Complete and return this form. Be sure to include your signature in order to indicate your participation in the DRIP.

I hereby appoint Grubb & Ellis Apartment REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the applicable prospectus, and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

EXHIBIT D

GRUBB & ELLIS APARTMENT REIT, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares.  The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.

2.	Share Repurchases.

Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the prices per Share at which the Company will repurchase Shares will be as follows:

(1)	For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire Shares from the Company;

(2)	For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire Shares from the Company;

(3)	For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire Shares from the Company; and

(4)	For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire Shares from the Company.

At any time the repurchase price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sales proceeds per share distributed to investors prior to the repurchase date.

Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (i) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (ii) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one-year holding period, as described in Section 4, for Shares to be repurchased in connection with a stockholder’s death or qualifying disability.

Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from cumulative proceeds we receive from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements.  Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will repurchase Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will repurchase Shares held by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25.0%, and a maximum of 100% of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.

Repurchase Request Withdrawal.  A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Ineffective Withdrawal.  In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of our directors, including a majority of our independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5.	Miscellaneous.

Advisor Ineligible.  The Advisor to the Company, Grubb & Ellis Apartment REIT Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result of the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability.  If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST

The undersigned stockholder of Grubb & Ellis Apartment REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of Shares presented for repurchase must be equal to or exceed 25.0% of total Shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Grubb & Ellis Securities, Inc.
Grubb & Ellis Apartment REIT Repurchase Agent
4 Hutton Centre Drive, Suite 700
Santa Ana, California 92707
(877) 888-7348

Date:

Stockholder Signature:

Office Use Only

Date Request Received:

GRUBB & ELLIS APARTMENT REIT, INC.

Maximum Offering of
105,000,000 Shares
of Common Stock

PROSPECTUS

                    , 2009

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Grubb & Ellis Apartment REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Grubb & Ellis Securities, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosure About Market Risk

Incorporated by reference from “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which are incorporated into this prospectus pursuant to Part I, “Incorporation of Certain Information by Reference.”

Item 31.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the shares of its common stock.

SEC registration fee	$41,167
FINRA filing fee	75,500
Printing and postage	2,000,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	500,000
Advertising	2,000,000
Blue Sky Expenses	350,000
Transfer agent fees	833,333
Miscellaneous	770,000

Total	$7,570,000

Item 32.	Sales to Special Parties

The Registrant’s executive officers and directors, as well as officers and employees of Grubb & Ellis Apartment REIT Advisor, LLC, the Registrant’s advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of its common stock pursuant to the primary offering at a discount. The purchase price for such shares of its common stock will be as low as $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales.

The Registrant will sell shares of its common stock pursuant to the primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions, resulting in a purchase price of $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.

The Registrant will not pay any selling commissions with respect to the sale of shares of its common stock pursuant to the primary offering if the investor has engaged the services of a registered investment advisor paid on a fee-for-service or assets under management basis by the investor.

The Registrant, the dealer manager and/or the participating broker-dealer may agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer.

In connection with sales of certain minimum numbers of shares of its common stock to a purchaser, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available.

Item 33.	Recent Sales of Unregistered Securities

On July 19, 2006, the Registrant issued 1,000 shares of restricted common stock to each of the four independent directors, of which 800 were forfeited in November 2006, pursuant to the Registrant’s 2006 Incentive Award Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 12, 2007, the Registrant issued an additional 1,000 shares of restricted common stock to each of the three independent directors pursuant to the Registrant’s 2006 Incentive Award Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 25, 2008, the Registrant issued an additional 1,000 shares of restricted common stock to each of the independent directors pursuant to the Registrant’s 2006 Incentive Award Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

Item 34.	Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the requirements of the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

None.

Item 36.	Financial Statements and Exhibits

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as the Registrant’s sponsor, with and into a wholly owned subsidiary of the Registrant’s current sponsor, Grubb & Ellis Company, on December 7, 2007, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC and NNN Apartment Management, LLC changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, and Grubb & Ellis Apartment Management, LLC, respectively.

(a)  Index to Financial Statements

The consolidated financial statements and financial statement schedules of Grubb & Ellis Apartment REIT, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Grubb & Ellis Apartment REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, Grubb & Ellis Apartment REIT, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as well as the financial statements contained in Grubb & Ellis Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on November 26, 2008. The financial statements incorporated herein refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

(b)  Exhibits

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933; (ii) any free writing prospectus relating to the offering prepared by the Registrant or on its behalf or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by the Registrant or on its behalf; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period for which audited financial statements have been filed or are required to have been filed on Form 8-K; and

(9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2008

Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2008. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s LLC. Additional information can be found in the Prior Performance Summary and Tables I through V.

Program: Name, location, type of property	NNN 2003 Value Fund, LLC 901 Civic Center Drive(1) Santa Ana, CA Office	NNN 2003 Value Fund, LLC Chase Tower(2) Austin, TX Office
Gross leasable square footage	99,000	386,000
Date of purchase:	4/24/2006	7/3/2006
Mortgage financing at date of purchase	$—	$54,800,000
Cash down payment	$15,147,000	$17,700,000
Contract purchase price plus acquisition fee	$15,147,000	$72,500,000
Other cash expenditures expensed/(credited)	$—	$—
Other cash expenditures capitalized	$(281,000)	$397,000
Total acquisition cost	$14,866,000	$72,897,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Tiffany Square Colorado Springs, CO Office	NNN 2003 Value Fund, LLC Four Resource Square Charlotte, NC Office
Gross leasable square footage	184,000	152,000
Date of purchase:	11/15/2006	3/7/2007
Mortgage financing at date of purchase	$—	$21,150,000
Cash down payment	$11,052,000	$2,514,000
Contract purchase price plus acquisition fee	$11,052,000	$23,664,000
Other cash expenditures expensed/(credited)	$—	$—
Other cash expenditures capitalized	$540,000	$(158,000)
Total acquisition cost	$11,592,000	$23,506,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC The Sevens Building St. Louis, MO Office
Gross leasable square footage	197,000
Date of purchase:	10/25/2007
Mortgage financing at date of purchase	$23,500,000
Cash down payment	$5,598,000
Contract purchase price plus acquisition fee	$29,098,000
Other cash expenditures expensed/(credited)	$—
Other cash expenditures capitalized	$94,000
Total acquisition cost	$29,192,000

(1)	NNN 2003 Value Fund, LLC owns 96.9% of the property as the sole member of NNN VF 901 Civic, LLC.

(2)	NNN 2003 Value Fund, LLC owns a 14.8% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Walker Ranch Apartment Homes San Antonio, TX Apartment		Grubb & Ellis Apartment REIT, Inc. Hidden Lake Apartment Homes San Antonio, TX Apartment
Number of units and total square feet of units	325/285,000		380/304,000
Date of purchase:	10/31/2006		12/28/2006
Mortgage financing at date of purchase	$—	(1)	$19,218,000	(2)
Cash down payment	$31,673,000		$13,773,000
Contract purchase price plus acquisition fee	$31,673,000		$32,991,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$99,000		$112,000
Total acquisition cost	$31,772,000		$33,103,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Park at Northgate Spring, TX Apartment		Grubb & Ellis Apartment REIT, Inc. Residences at Braemar Charlotte, NC Apartment
Number of units and total square feet of units	248/202,000		160/169,000
Date of purchase:	6/12/2007		6/29/2007
Mortgage financing at date of purchase	$—	(3)	$9,722,000	(4)
Cash down payment	$17,098,000		$5,728,000
Contract purchase price plus acquisition fee	$17,098,000		$15,450,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$50,000		$112,000
Total acquisition cost	$17,148,000		$15,562,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $22,120,000 under its line of credit and $4,740,000 under its mezzanine line of credit to finance the purchase price. The property obtained a $20,000,000 mortgage loan payable subsequent to acquisition in April 2007.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $2,500,000 under its line of credit and $10,000,000 under an unsecured note from an affiliate to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The property obtained a $10,295,000 mortgage loan payable subsequent to acquisition in August 2007.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $3,300,000 under an unsecured note from an affiliate to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Baypoint Resort Corpus Christi, TX Apartment		Grubb & Ellis Apartment REIT, Inc. Towne Crossing Apartments Mansfield, TX Apartment
Number of units and total square feet of units	350/313,000		268/232,000
Date of purchase:	8/2/2007		8/29/2007
Mortgage financing at date of purchase	$21,612,000	(1)	$15,366,000	(2)
Cash down payment	$12,636,000		$6,882,000
Contract purchase price plus acquisition fee	$34,248,000		$22,248,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$59,000		$104,000
Total acquisition cost	$34,307,000		$22,352,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Villas of El Dorado McKinney, TX Apartment		Grubb & Ellis Apartment REIT, Inc. The Heights at Olde Towne Portsmouth, VA Apartment
Number of units and total square feet of units	248/193,000		148/118,000
Date of purchase:	11/2/2007		12/21/2007
Mortgage financing at date of purchase	$13,600,000	(3)	$10,475,000	(4)
Cash down payment	$4,940,000		$7,035,000
Contract purchase price plus acquisition fee	$18,540,000		$17,510,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$96,000		$205,000
Total acquisition cost	$18,636,000		$17,715,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $13,200,000 under an unsecured note from an affiliate to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $5,400,000 under an unsecured note from an affiliate to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $3,195,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $3,205,000 under its line of credit and $3,208,000 under an unsecured note from an affiliate to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. The Myrtles at Olde Towne Portsmouth, VA Apartment		Grubb & Ellis Apartment REIT, Inc. Arboleda Apartments Cedar Park, TX Apartment
Number of units and total square feet of units	246/222,000		312/251,000
Date of purchase:	12/21/2007		3/31/2008
Mortgage financing at date of purchase	$20,100,000	(1)	$17,651,000	(2)
Cash down payment	$16,980,000		$12,477,000
Contract purchase price plus acquisition fee	$37,080,000		$30,128,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$325,000		$111,000
Total acquisition cost	$37,405,000		$30,239,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Creekside Crossing Lithonia, GA Apartment		Grubb & Ellis Apartment REIT, Inc. Kedron Village Peachtree City, GA Apartment
Number of units and total square feet of units	280/281,000		216/252,000
Date of purchase:	6/26/2008		6/27/2008
Mortgage financing at date of purchase	$17,000,000	(3)	$20,000,000	(4)
Cash down payment	$9,162,000		$10,488,000
Contract purchase price plus acquisition fee	$26,162,000		$30,488,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$108,000		$78,000
Total acquisition cost	$26,270,000		$30,566,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $6,788,000 under its line of credit and $6,792,000 under an unsecured note from an affiliate to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $11,550,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $9,487,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $6,513,000 under its line of credit and $3,700,000 under an unsecured note from an affiliate to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Canyon Ridge Apartments Hermitage, TN Apartment
Number of units and total square feet of units	350/341,000
Date of purchase:	9/15/2008
Mortgage financing at date of purchase	$24,000,000	(1)
Cash down payment	$13,132,000
Contract purchase price plus acquisition fee	$37,132,000
Other cash expenditures expensed/(credited)	$—
Other cash expenditures capitalized	$274,000
Total acquisition cost	$37,406,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Southpointe Office Parke and Epler Parke 1 Indianapolis, IN Medical Office		Grubb & Ellis Healthcare REIT, Inc. Crawfordsville Medical Office Park and Athens Surgery Center Crawfordsville, IN Medical Office
Gross leasable square footage	97,000		29,000
Date of purchase:	1/22/2007		1/22/2007
Mortgage financing at date of purchase	$9,146,000	(2)	$4,264,000	(3)
Cash down payment	$6,098,000		$2,843,000
Contract purchase price plus acquisition fee	$15,244,000		$7,107,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$425,000		$140,000
Total acquisition cost	$15,669,000		$7,247,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $7,300,000 under its line of credit and $5,400,000 under an unsecured note from an affiliate to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $5,115,000 under an unsecured note from an affiliate to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $2,385,000 under an unsecured note from an affiliate to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. The Gallery Professional Building St. Paul, MN Medical Office		Grubb & Ellis Healthcare REIT, Inc. Lenox Office Park, Building G Memphis, TN Office
Gross leasable square footage	106,000		98,000
Date of purchase:	3/9/2007		3/23/2007
Mortgage financing at date of purchase	$6,000,000	(1)	$12,000,000
Cash down payment	$3,064,000		$7,055,000
Contract purchase price plus acquisition fee	$9,064,000		$19,055,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$53,000		$(512,000)
Total acquisition cost	$9,117,000		$18,543,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Commons V Medical Office Building Naples, FL Medical Office		Grubb & Ellis Healthcare REIT, Inc. Yorktown Medical Center and Shakerag Medical Center Fayetteville and Peachtree City, GA Medical Office
Gross leasable square footage	55,000		115,000
Date of purchase:	4/24/2007		5/2/2007
Mortgage financing at date of purchase	$—	(2)	$13,530,000
Cash down payment	$14,523,000		$8,615,000
Contract purchase price plus acquisition fee	$14,523,000		$22,145,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$350,000		$76,000
Total acquisition cost	$14,873,000		$22,221,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $1,000,000 under an unsecured note from an affiliate to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The property obtained a $10,000,000 mortgage loan payable subsequent to acquisition in May 2007 and such net proceeds from the mortgage loan payable were used to purchase Thunderbird Medical Plaza.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Thunderbird Medical Plaza Glendale, AZ Medical Office		Grubb & Ellis Healthcare REIT, Inc. Triumph Hospital Northwest and Triumph Hospital Southwest Houston and Sugar Land, TX Healthcare-Related Facility
Gross leasable square footage	110,000		151,000
Date of purchase:	5/15/2007		6/8/2007
Mortgage financing at date of purchase	$—	(1)	$—	(2)
Cash down payment	$25,750,000		$37,595,000
Contract purchase price plus acquisition fee	$25,750,000		$37,595,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$65,000		$67,000
Total acquisition cost	$25,815,000		$37,662,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Gwinnett Professional Center Lawrenceville, GA Medical Office		Grubb & Ellis Healthcare REIT, Inc. 1 & 4 Market Exchange Columbus, OH Medical Office
Gross leasable square footage	60,000		116,000
Date of purchase:	7/27/2007		8/15/2007
Mortgage financing at date of purchase	$5,734,000		$—	(3)
Cash down payment	$3,845,000		$22,557,000
Contract purchase price plus acquisition fee	$9,579,000		$22,557,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$140,000		$(35,000)
Total acquisition cost	$9,719,000		$22,522,000

(1)	Represents the mortgage loan payable on the date of purchase. The property obtained a $14,000,000 mortgage loan payable subsequent to acquisition in June 2007 and such net proceeds from the mortgage loan payable were used to purchase Triumph Hospital Northwest and Triumph Hospital Southwest.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $4,000,000 under an unsecured note from an affiliate to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The property obtained a $14,500,000 mortgage loan payable subsequent to acquisition in September 2007.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Kokomo Medical Office Park Kokomo, IN Medical Office		Grubb & Ellis Healthcare REIT, Inc. St. Mary Physicians Center Long Beach, CA Medical Office
Gross leasable square footage	87,000		67,000
Date of purchase:	08/30/07		09/05/07
Mortgage financing at date of purchase	$—	(1)	$8,280,000	(2)
Cash down payment	$13,751,000		$5,934,000
Contract purchase price plus acquisition fee	$13,751,000		$14,214,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$34,000		$85,000
Total acquisition cost	$13,785,000		$14,299,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. 2750 Monroe Boulevard Valley Forge, PA Office		Grubb & Ellis Healthcare REIT, Inc. East Florida Senior Care Portfolio Jacksonville, Winter Park and Sunrise, FL Healthcare-Related Facility
Gross leasable square footage	109,000		355,000
Date of purchase:	9/10/2007		9/28/2007
Mortgage financing at date of purchase	$—	(3)	$26,000,000	(4)
Cash down payment	$27,501,000		$27,560,000
Contract purchase price plus acquisition fee	$27,501,000		$53,560,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$315,000		$316,000
Total acquisition cost	$27,816,000		$53,876,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $1,300,000 under an unsecured note from an affiliate to finance the purchase price. The property obtained a $8,300,000 mortgage loan payable subsequent to acquisition in December 2007.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $6,100,000 under an unsecured note from an affiliate to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $27,870,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable of $30,500,000, net of a lender holdback of $4,500,000, on the date of purchase. The lender holdback was received in October 2007. The applicable REIT also borrowed $11,000,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Northmeadow Medical Center Roswell, GA Medical Office		Grubb & Ellis Healthcare REIT, Inc. Tucson Medical Office Portfolio Tucson, AZ Medical Office
Gross leasable square footage	51,000		111,000
Date of purchase:	11/15/2007		11/20/2007
Mortgage financing at date of purchase	$—	(1)	$—	(2)
Cash down payment	$12,206,000		$21,682,000
Contract purchase price plus acquisition fee	$12,206,000		$21,682,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(67,000)		$125,000
Total acquisition cost	$12,139,000		$21,807,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Lima Medical Office Portfolio Lima, OH Medical Office		Grubb & Ellis Healthcare REIT, Inc. Highlands Ranch Medical Plaza Highlands Ranch, CO Medical Office
Gross leasable square footage	195,000		79,000
Date of purchase:	12/7/2007		12/19/2007
Mortgage financing at date of purchase	$—	(3)	$8,853,000	(4)
Cash down payment	$26,008,000		$6,082,000
Contract purchase price plus acquisition fee	$26,008,000		$14,935,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$344,000		$109,000
Total acquisition cost	$26,352,000		$15,044,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,400,000 under its line of credit to finance the purchase price. The property obtained a $8,000,000 mortgage loan payable subsequent to acquisition in November 2007.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $22,000,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $26,000,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $2,901,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Chesterfield Rehabilitation Center(1) Chesterfield, MO Healthcare-Related Facility		Grubb & Ellis Healthcare REIT, Inc. Park Place Office Park Dayton, OH Medical Office
Gross leasable square footage	112,000		133,000
Date of purchase:	12/19/2007		12/20/2007
Mortgage financing at date of purchase	$22,000,000	(2)	$10,943,000	(3)
Cash down payment	$15,533,000		$5,743,000
Contract purchase price plus acquisition fee	$37,533,000		$16,686,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(641,000)		$530,000
Total acquisition cost	$36,892,000		$17,216,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Medical Portfolio 1 Overland, KS and Largo, Brandon and Lakeland, FL Medical Office		Grubb & Ellis Healthcare REIT, Inc. Fort Road Medical Building St. Paul, Minnesota Medical Office
Gross leasable square footage	163,000		50,000
Date of purchase:	2/1/2008		3/6/2008
Mortgage financing at date of purchase	$22,000,000	(4)	$5,800,000	(5)
Cash down payment	$16,059,000		$3,110,000
Contract purchase price plus acquisition fee	$38,059,000		$8,910,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(562,000)		$98,000
Total acquisition cost	$37,497,000		$9,008,000

(1)	Grubb & Ellis Healthcare REIT, Inc. owns 80.0% of the property.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,800,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $500,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $16,000,000 under its line of credit to finance the purchase price.

(5)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $3,000,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Liberty Falls Medical Plaza Liberty Township, OH Medical Office		Grubb & Ellis Healthcare REIT, Inc. Epler Parke Building B Indianapolis, IN Medical Office
Gross leasable square footage	44,000		34,000
Date of purchase:	3/19/2008		3/24/2008
Mortgage financing at date of purchase	$—	(1)	$—	(2)
Cash down payment	$8,395,000		$6,026,000
Contract purchase price plus acquisition fee	$8,395,000		$6,026,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(772,000)		$355,000
Total acquisition cost	$7,623,000		$6,381,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Cypress Station Medical Office Building Houston, TX Medical Office		Grubb & Ellis Healthcare REIT, Inc. Vista Professional Center Lakeland, FL Medical Office
Gross leasable square footage	52,000		32,000
Date of purchase:	3/25/2008		3/27/2008
Mortgage financing at date of purchase	$7,300,000	(3)	$—	(4)
Cash down payment	$4,236,000		$5,408,000
Contract purchase price plus acquisition fee	$11,536,000		$5,408,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$104,000		$(100,000)
Total acquisition cost	$11,640,000		$5,308,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $7,600,000 under its line of credit to finance the purchase price.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $6,100,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $3,861,000 subsequent to acquisition in June 2008.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $4,500,000 under its line of credit to finance the purchase price.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $5,300,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Senior Care Portfolio 1 Arlington, Galveston, Port Arthur and Texas City, TX and Lomita and El Monte, CA Healthcare-Related Facility		Grubb & Ellis Healthcare REIT, Inc. Amarillo Hospital Amarillo, TX Healthcare-Related Facility
Gross leasable square footage	226,000		65,000
Date of purchase:	3/31/2008 and 6/30/2008		5/15/2008
Mortgage financing at date of purchase	$18,000,000	(1)	$—	(2)
Cash down payment	$22,788,000		$20,600,000
Contract purchase price plus acquisition fee	$40,788,000		$20,600,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$193,000		$79,000
Total acquisition cost	$40,981,000		$20,679,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. 5995 Plaza Drive Cypress, CA Office		Grubb & Ellis Healthcare REIT, Inc. Nutfield Professional Center Derry, NH Medical Office
Gross leasable square footage	104,000		70,000
Date of purchase:	5/29/2008		6/3/2008
Mortgage financing at date of purchase	$—	(3)	$—	(4)
Cash down payment	$26,471,000		$14,626,000
Contract purchase price plus acquisition fee	$26,471,000		$14,626,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(900,000)		$(343,000)
Total acquisition cost	$25,571,000		$14,283,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $14,800,000 under its line of credit and $6,000,000 under an unsecured note from an affiliate to finance the purchase price. The property obtained an additional amount of $6,800,000 under the mortgage loan payable in July 2008.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $20,000,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $26,050,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $16,830,000 subsequent to acquisition in June 2008.

(4)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $14,800,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $8,808,000 subsequent to acquisition in June 2008.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. SouthCrest Medical Plaza Stockbridge, GA Medical Office	Grubb & Ellis Healthcare REIT, Inc. Medical Portfolio 2 O’Fallon and St. Louis, MO and Keller and Wichita Falls, TX Medical Office
Gross leasable square footage	81,000	173,000
Date of purchase:	6/24/2008	6/24/08, 6/27/08 and 6/30/08
Mortgage financing at date of purchase	$12,870,000	$30,304,000	(1)
Cash down payment	$8,942,000	$15,840,000
Contract purchase price plus acquisition fee	$21,812,000	$46,144,000
Other cash expenditures expensed/(credited)	$—	$—
Other cash expenditures capitalized	$(470,000)	$7,000
Total acquisition cost	$21,342,000	$46,151,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Medical Portfolio 3 Indianapolis, IN Medical Office	Grubb & Ellis Healthcare REIT, Inc. Academy Medical Center Tucson, AZ Medical Office
Gross leasable square footage	689,000	41,000
Date of purchase:	6/26/2008	6/26/2008
Mortgage financing at date of purchase	$58,000,000 (2)	$—	(3)
Cash down payment	$34,803,000	$8,343,000
Contract purchase price plus acquisition fee	$92,803,000	$8,343,000
Other cash expenditures expensed/(credited)	$—	$—
Other cash expenditures capitalized	$(84,000)	$76,000
Total acquisition cost	$92,719,000	$8,419,000

(1)	Represents the mortgage loan payable on the date of purchase. $15,807,000 of this amount is secured by a pool loan.

(2)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $32,735,000 under its line of credit to finance the purchase price.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $8,200,000 under its line of credit to finance the purchase price. The property was secured by a pool loan in the amount of $5,016,000 subsequent to acquisition in June 2008.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Decatur Medical Plaza Decatur, GA Medical Office		Grubb & Ellis Healthcare REIT, Inc. Renaissance Medical Centre Bountiful, UT Medical Office
Gross leasable square footage	43,000		112,000
Date of purchase:	6/27/2008		6/30/2008
Mortgage financing at date of purchase	$—	(1)	$20,495,000
Cash down payment	$12,360,000		$10,611,000
Contract purchase price plus acquisition fee	$12,360,000		$31,106,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$(343,000)		$144,000
Total acquisition cost	$12,017,000		$31,250,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Medical Portfolio 4 Phoenix, AZ, Parma and Jefferson West, OH Waxahachie, Greenville and Cedar Hill, TX Medical Office		Grubb & Ellis Healthcare REIT, Inc. Mountain Empire Portfolio Kingsport and Bristol, TN and Pennington Gap and Norton, VA Medical Office
Gross leasable square footage	227,000		277,000
Date of purchase:	8/29/2008, 9/9/2008 and 9/23/2008		9/12/2008
Mortgage financing at date of purchase	$29,989,000	(2)	$—	(3)
Cash down payment	$19,451,000		$26,265,000
Contract purchase price plus acquisition fee	$49,440,000		$26,265,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$20,000		$374,000
Total acquisition cost	$49,460,000		$26,639,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,600,000 under its line of credit to finance the purchase price. The property obtained a $7,900,000 mortgage loan payable subsequent to acquisition in September 2008.

(2)	Represents the assumption of an existing mortgage loan payable of $8,589,000 and a new mortgage loan payable of $21,400,000 obtained on September 24, 2008 in connection with the purchase. Due to the multiple closing dates for the various buildings within this property, the applicable REIT also borrowed $40,750,000 under its line of credit, of which $39,750,000 was applied towards the closing of these particular buildings and $1,000,000 was refunded for a building that was not purchased.

(3)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $12,000,000 under its line of credit to finance the purchase price. The property obtained a $17,304,000 mortgage loan payable subsequent to acquisition in September 2008.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2008

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Oklahoma City Medical Portfolio Oklahoma City, OK Medical Office		Grubb & Ellis Healthcare REIT, Inc. Mountain Plains Portfolio San Antonio and Webster, TX Medical Office
Gross leasable square footage	186,000		170,000
Date of purchase:	9/16/2008		12/18/2008
Mortgage financing at date of purchase	$—	(1)	$—
Cash down payment	$30,128,000		$44,075,000
Contract purchase price plus acquisition fee	$30,128,000		$44,075,000
Other cash expenditures expensed/(credited)	$—		$—
Other cash expenditures capitalized	$97,000		$123,000
Total acquisition cost	$30,225,000		$44,198,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Marietta Health Park Marietta, GA Medical Office
Gross leasable square footage	81,000
Date of purchase:	12/22/2008
Mortgage financing at date of purchase	$7,200,000
Cash down payment	$8,483,000
Contract purchase price plus acquisition fee	$15,683,000
Contract purchase price plus acquisition fee	$—
Other cash expenditures capitalized	$114,000
Total acquisition cost	$15,797,000

(1)	Represents the mortgage loan payable on the date of purchase. The applicable REIT also borrowed $29,700,000 under its line of credit to finance the purchase price.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2008. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.

PRIVATE REAL ESTATE PROGRAMS

Program: Name, location, type of property	NNN Caledon Wood, LLC Caledon Wood Apartments Greenville, SC Apartment		NNN Mission Square, LLC Misson Square Riverside, CA Office
Gross leasable square footage	350/348,000	*	128,000
Date of purchase:	1/3/2006		1/10/2006
Mortgage financing at date of purchase	$17,000,000		$24,225,000
Cash down payment	$6,816,000		$9,275,000
Contract purchase price plus acquisition fee	$23,816,000		$33,500,000
Other cash expenditures expensed/(credited)	$51,000		$(10,000)
Other cash expenditures capitalized	$89,000		$365,000
Total acquisition cost	$23,956,000		$33,855,000

Program: Name, location, type of property	NNN Highbrook Apartments, LLC Highbrook Apartments High Point, NC Apartment		NNN Gateway One, LLC 701 Market Street St. Louis, MO Office
Gross leasable square footage	312/280,000	*	410,000
Date of purchase:	1/19/2006		2/9/2006
Mortgage financing at date of purchase	$16,925,000		$50,000,000
Cash down payment	$6,466,000		$16,600,000
Contract purchase price plus acquisition fee	$23,391,000		$66,600,000
Other cash expenditures expensed/(credited)	$(4,000)		$(139,000)
Other cash expenditures capitalized	$330,000		$753,000
Total acquisition cost	$23,717,000		$67,214,000

Program: Name, location, type of property	NNN 1818 Market Street, LLC 1818 Market Street Philadelphia, PA Office		NNN Meadows Apartments, LLC The Meadows Apartments Asheville, NC Apartment
Gross leasable square footage	983,000		392/387,000 *
Date of purchase:	2/21/2006		3/15/2006
Mortgage financing at date of purchase	$132,000,000		$21,300,000
Cash down payment	$25,384,000		$7,100,000
Contract purchase price plus acquisition fee	$157,384,000		$28,400,000
Other cash expenditures expensed/(credited)	$1,943,000		$(73,000)
Other cash expenditures capitalized	$5,384,000		$121,000
Total acquisition cost	$164,711,000		$28,448,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Enclave at Deep River, LLC The Enclave at Deep River Plantation High Point, NC Apartment		NNN OF8 Executive Center, LLC Executive Center VI Brookfield, WI Office
Gross leasable square footage	220/224,000	*	102,000
Date of purchase:	3/17/2006		4/18/2006
Mortgage financing at date of purchase	$13,725,000		$8,750,000
Cash down payment	$5,307,000		$950,000
Contract purchase price plus acquisition fee	$19,032,000		$9,700,000
Other cash expenditures expensed/(credited)	$(81,000)		$35,000
Other cash expenditures capitalized	$112,000		$232,000
Total acquisition cost	$19,063,000		$9,967,000

Program: Name, location, type of property	NNN 901 Civic, LLC 901 West Civic Drive Santa Ana, CA Office		NNN Aventura Harbour, LLC Harbour Centre Aventura, FL Office
Gross leasable square footage	104,000		214,000
Date of purchase:	4/24/2006		4/28/2006
Mortgage financing at date of purchase	$—		$51,180,000
Cash down payment	$15,000,000		$20,015,000
Contract purchase price plus acquisition fee	$15,000,000		$71,195,000
Other cash expenditures expensed/(credited)	$111,000		$(660,000)
Other cash expenditures capitalized	$155,000		$5,276,000
Total acquisition cost	$15,266,000		$75,811,000

Program: Name, location, type of property	NNN Arbor Trace Apartments, LLC Arbor Trace Apartments Virginia Beach, VA Apartment		NNN Lake Center, LLC Lake Center Four Marlton, NJ Office
Gross leasable square footage	148/125,000	*	89,000
Date of purchase:	5/1/2006		5/18/2006
Mortgage financing at date of purchase	$11,063,000		$14,830,000
Cash down payment	$4,129,000		$4,969,000
Contract purchase price plus acquisition fee	$15,192,000		$19,799,000
Other cash expenditures expensed/(credited)	$108,000		$(56,000)
Other cash expenditures capitalized	$290,000		$791,000
Total acquisition cost	$15,590,000		$20,534,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN 3050 Superior, LLC 3050 Superior Drive NW Rochester, MN Office	NNN Las Colinas Highlands, LLC Las Colinas Highlands Irving, TX Office
Gross leasable square footage	205,000	199,000
Date of purchase:	5/18/2006	6/27/2006
Mortgage financing at date of purchase	$28,100,000	$32,000,000
Cash down payment	$8,775,000	$12,148,000
Contract purchase price plus acquisition fee	$36,875,000	$44,148,000
Other cash expenditures expensed/(credited)	$(441,000)	$(235,000)
Other cash expenditures capitalized	$873,000	$784,000
Total acquisition cost	$37,307,000	$44,697,000

Program: Name, location, type of property	NNN 220 Virginia Avenue, LLC 220 Virginia Avenue Indianapolis, IN Office	NNN Chase Tower, LLC(1) Chase Tower Austin, TX Office
Gross leasable square footage	562,000	389,000
Date of purchase:	6/29/2006	7/3/2006
Mortgage financing at date of purchase	$84,405,000	$54,800,000
Cash down payment	$16,395,000	$17,700,000
Contract purchase price plus acquisition fee	$100,800,000	$72,500,000
Other cash expenditures expensed/(credited)	$(594,000)	$5,000
Other cash expenditures capitalized	$420,000	$1,475,000
Total acquisition cost	$100,626,000	$73,980,000

Program: Name, location, type of property	NNN Villa Apartments, LLC Villas by the Lakes Apartments Jonesboro, GA Apartment	NNN 2716 North Tenaya, LLC Sierra Health Building Las Vegas, NV Office
Gross leasable square footage	256/283,000 *	204,000
Date of purchase:	7/7/2006	7/25/2006
Mortgage financing at date of purchase	$14,925,000	$50,750,000
Cash down payment	$5,572,000	$23,500,000
Contract purchase price plus acquisition fee	$20,497,000	$74,250,000
Other cash expenditures expensed/(credited)	$(41,000)	$(42,000)
Other cash expenditures capitalized	$598,000	$1,892,000
Total acquisition cost	$21,054,000	$76,100,000

(1)	This program owns 26.8% of the property. The balance of the property is owned by two affiliated programs, NNN Opportunity Fund VIII, LLC with 47.5% ownership and NNN 2003 Value Fund, LLC with 14.8% ownership. The remaining 10.9% of the property is owned by an unaffiliated entity.

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Westlake Villa, LLC Westlake Villas Apartments San Antonio, TX Apartment	NNN 400 Capitol, LLC The Regions Center Little Rock, AR Office
Gross leasable square footage	325/223,000 *	532,000
Date of purchase:	8/8/2006	8/18/2006
Mortgage financing at date of purchase	$11,325,000	$32,000,000
Cash down payment	$4,228,000	$6,368,000
Contract purchase price plus acquisition fee	$15,553,000	$38,368,000
Other cash expenditures expensed/(credited)	$(313,000)	$(167,000)
Other cash expenditures capitalized	$373,000	$1,746,000
Total acquisition cost	$15,613,000	$39,947,000

Program: Name, location, type of property	NNN Southcreek Corporate, LLC Southcreek Corporate Center II Overland Park, KS Office	NNN Chatham Court/Reflections, LLC Chatham Court Dallas, TX Apartment
Gross leasable square footage	56,000	494/378,000 *
Date of purchase:	9/1/2006	9/8/2006
Mortgage financing at date of purchase	$6,000,000	$18,938,000
Cash down payment	$2,000,000	$7,070,000
Contract purchase price plus acquisition fee	$8,000,000	$26,008,000
Other cash expenditures expensed/(credited)	$(48,000)	$(207,000)
Other cash expenditures capitalized	$59,000	$826,000
Total acquisition cost	$8,011,000	$26,627,000

Program: Name, location, type of property	NNN Arbors at Fairview, LLC Arbors at Fairview Apartments Simpsonville, SC Apartment	NNN 1 & 2 Met Center, LLC Met Center 1 & 2 Austin, TX Office
Gross leasable square footage	168/181,000 *	95,000
Date of purchase:	10/12/2006	10/13/2006
Mortgage financing at date of purchase	$10,500,000	$8,600,000
Cash down payment	$3,920,000	$3,420,000
Contract purchase price plus acquisition fee	$14,420,000	$12,020,000
Other cash expenditures expensed/(credited)	$(53,000)	$(234,000)
Other cash expenditures capitalized	$834,000	$104,000
Total acquisition cost	$15,201,000	$11,890,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN 250 East 5th Street, LLC 250 East 5th Street Cincinnati, OH Office	One Northlake Place, LLC 11500 Northlake Drive Cincinnati, OH Office
Gross leasable square footage	537,000	177,000
Date of purchase:	10/25/2006	10/27/2006
Mortgage financing at date of purchase	$65,000,000	$13,350,000
Cash down payment	$27,756,000	$4,100,000
Contract purchase price plus acquisition fee	$92,756,000	$17,450,000
Other cash expenditures expensed/(credited)	$(153,000)	$4,000
Other cash expenditures capitalized	$805,000	$272,000
Total acquisition cost	$93,408,000	$17,726,000

Program: Name, location, type of property	NNN DCF Campus, LLC Department of Children and Families Plantation, FL Office	NNN Beechwood Apartments, LLC Beechwood Apartments Greensboro, NC Apartment
Gross leasable square footage	118,000	208/173,000	*
Date of purchase:	11/15/2006	11/17/2006
Mortgage financing at date of purchase	$10,090,000	$8,625,000
Cash down payment	$3,300,000	$3,220,000
Contract purchase price plus acquisition fee	$13,390,000	$11,845,000
Other cash expenditures expensed/(credited)	$(229,000)	$(7,000)
Other cash expenditures capitalized	$369,000	$268,000
Total acquisition cost	$13,530,000	$12,106,000

Program: Name, location, type of property	NNN Westpoint, LLC 1255 Corporate Drive Irving, TX Office	NNN Castaic Town Center, LLC Castaic Town Center Castaic, CA Retail
Gross leasable square footage	150,000	40,000
Date of purchase:	11/29/2006	11/30/2006
Mortgage financing at date of purchase	$15,125,000	$11,250,000
Cash down payment	$5,675,000	$4,150,000
Contract purchase price plus acquisition fee	$20,800,000	$15,400,000
Other cash expenditures expensed/(credited)	$(11,000)	$26,000
Other cash expenditures capitalized	$269,000	$572,000
Total acquisition cost	$21,058,000	$15,998,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Northwoods, LLC Northwoods II Columbus, OH Office		NNN 50 Lake Center, LLC Lake Center V Marlton, NJ Office
Gross leasable square footage	116,000		89,000
Date of purchase:	12/8/2006		12/15/2006
Mortgage financing at date of purchase	$8,200,000		$16,425,000
Cash down payment	$2,770,000		$6,075,000
Contract purchase price plus acquisition fee	$10,970,000		$22,500,000
Other cash expenditures expensed/(credited)	$(43,000)		$(634,000)
Other cash expenditures capitalized	$186,000		$628,000
Total acquisition cost	$11,113,000		$22,494,000

Program: Name, location, type of property	NNN Mt. Moriah Apartments, LLC The Trails at Mt. Moriah Apartments Memphis, TN Apartment		NNN 1600 Parkwood, LLC 1600 Parkwood Circle Atlanta, GA Office
Gross leasable square footage	630/539,000	*	151,000
Date of purchase:	12/28/2006		12/28/2006
Mortgage financing at date of purchase	$22,875,000		$18,250,000
Cash down payment	$8,540,000		$9,275,000
Contract purchase price plus acquisition fee	$31,415,000		$27,525,000
Other cash expenditures expensed/(credited)	$57,000		$2,000
Other cash expenditures capitalized	$2,691,000		$704,000
Total acquisition cost	$34,163,000		$28,231,000

Program: Name, location, type of property	NNN Royal 400, LLC Royal 400 Business Park Alpharetta, GA Office		NNN Lenox Park, LLC Lenox Office Park (Bldg A and B) Memphis, TN Office
Gross leasable square footage	140,000		193,000
Date of purchase:	12/29/2006		1/3/2007
Mortgage financing at date of purchase	$9,400,000		$17,300,000
Cash down payment	$4,400,000		$6,925,000
Contract purchase price plus acquisition fee	$13,800,000		$24,225,000
Other cash expenditures expensed/(credited)	$19,000		$133,000
Other cash expenditures capitalized	$942,000		$342,000
Total acquisition cost	$14,761,000		$24,700,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Advanced Orthopaedic, LLC Advanced Orthopaedic Center Richmond, VA Medical Office	NNN Woodbridge Apartments, LLC Woodbridge Apartments San Antonio, TX Apartment
Gross leasable square footage	60,000	253/224,000 *
Date of purchase:	1/5/2007	1/16/2007
Mortgage financing at date of purchase	$12,500,000	$9,750,000
Cash down payment	$4,238,000	$3,640,000
Contract purchase price plus acquisition fee	$16,738,000	$13,390,000
Other cash expenditures expensed/(credited)	$63,000	$(25,000)
Other cash expenditures capitalized	$298,000	$344,000
Total acquisition cost	$17,099,000	$13,709,000

Program: Name, location, type of property	NNN Hunter Plaza, LLC Hunter Plaza Irving, TX Retail	NNN Three Resource Square, LLC Three Resource Square Charlotte, NC Office
Gross leasable square footage	106,000	122,000
Date of purchase:	2/27/2007	3/7/2007
Mortgage financing at date of purchase	$22,500,000	$16,250,000
Cash down payment	$7,500,000	$7,283,000
Contract purchase price plus acquisition fee	$30,000,000	$23,533,000
Other cash expenditures expensed/(credited)	$31,000	$54,000
Other cash expenditures capitalized	$461,000	$505,000
Total acquisition cost	$30,492,000	$24,092,000

Program: Name, location, type of property	NNN Durham Office Portfolio, LLC Durham Office Portfolio Durham, NC Office	NNN 4101 Interwood, LLC Interwood Office Park Houston, TX Office
Gross leasable square footage	276,000	80,000
Date of purchase:	3/12/2007	3/14/2007
Mortgage financing at date of purchase	$26,000,000	$8,250,000
Cash down payment	$9,225,000	$3,080,000
Contract purchase price plus acquisition fee	$35,225,000	$11,330,000
Other cash expenditures expensed/(credited)	$(71,000)	$(47,000)
Other cash expenditures capitalized	$348,000	$107,000
Total acquisition cost	$35,502,000	$11,390,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Vineyard Springs Apartments, LLC Vineyard Springs Apartments San Antonio, TX Apartment		NNN Parkway 400, LLC Parkway 400 Alpharetta, GA Office
Gross leasable square footage	364/338,000	*	193,000
Date of purchase:	3/20/2007		3/26/2007
Mortgage financing at date of purchase	$21,825,000		$25,500,000
Cash down payment	$8,148,000		$9,280,000
Contract purchase price plus acquisition fee	$29,973,000		$34,780,000
Other cash expenditures expensed/(credited)	$(11,000)		$40,000
Other cash expenditures capitalized	$978,000		$401,000
Total acquisition cost	$30,940,000		$35,221,000

Program: Name, location, type of property	NNN Springfield Apartments, LLC Springfield Apartments Durham, NC Apartment		NNN North Scottsdale Medical Office, LLC North Scottsdale Medical Office Portfolio Scottsdale, AZ Medical Office
Gross leasable square footage	288/204,000	*	154,000
Date of purchase:	3/29/2007		3/29/2007
Mortgage financing at date of purchase	$13,575,000		$36,500,000
Cash down payment	$5,068,000		$9,850,000
Contract purchase price plus acquisition fee	$18,643,000		$46,350,000
Other cash expenditures expensed/(credited)	$31,000		$69,000
Other cash expenditures capitalized	$1,264,000		$1,221,000
Total acquisition cost	$19,938,000		$47,640,000

Program: Name, location, type of property	NNN Culver Medical Plaza, LLC Culver Medical Plaza Culver City, CA Medical Office		NNN Northmark Business Center II, LLC Northmark Business Center II Cincinnati, OH Office
Gross leasable square footage	52,000		100,000
Date of purchase:	4/23/2007		5/15/2007
Mortgage financing at date of purchase	$14,120,000		$9,120,000
Cash down payment	$4,060,000		$2,622,000
Contract purchase price plus acquisition fee	$18,180,000		$11,742,000
Other cash expenditures expensed/(credited)	$24,000		$49,000
Other cash expenditures capitalized	$286,000		$58,000
Total acquisition cost	$18,490,000		$11,849,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Chartwell Court, LLC Chartwell Court Apartments Houston, TX Apartment		NNN Siena Office Park I, LLC Siena Office Park I Henderson, NV Office
Gross leasable square footage	243/254,000	*	101,000
Date of purchase:	5/25/2007		6/4/2007
Mortgage financing at date of purchase	$12,450,000		$28,620,000
Cash down payment	$4,648,000		$8,228,000
Contract purchase price plus acquisition fee	$17,098,000		$36,848,000
Other cash expenditures expensed/(credited)	$15,000		$52,000
Other cash expenditures capitalized	$487,000		$229,000
Total acquisition cost	$17,600,000		$37,129,000

Program: Name, location, type of property	NNN 8555 University Place, LLC Express Scripts St. Louis, MO Office		NNN San Marin Apartments, LLC San Marin Apartments Corpus Christi, TX Apartment
Gross leasable square footage	315,000		220/192,000 *
Date of purchase:	6/4/2007		6/5/2007
Mortgage financing at date of purchase	$45,000,000		$12,000,000
Cash down payment	$15,179,000		$4,480,000
Contract purchase price plus acquisition fee	$60,179,000		$16,480,000
Other cash expenditures expensed/(credited)	$76,000		$(66,000)
Other cash expenditures capitalized	$1,867,000		$444,000
Total acquisition cost	$62,122,000		$16,858,000

Program: Name, location, type of property	NNN Cypresswood Drive, LLC 9720 Cypresswood Drive Houston, TX Office / Restaurant		NNN Mainstreet at Flatiron, LLC Mainstreet at Flatiron Broomfield, CO Office / Retail
Gross leasable square footage	99,000		93,000
Date of purchase:	6/20/2007		6/21/2007
Mortgage financing at date of purchase	$17,500,000		$12,640,000
Cash down payment	$5,490,000		$3,634,000
Contract purchase price plus acquisition fee	$22,990,000		$16,274,000
Other cash expenditures expensed/(credited)	$1,000		$(8,000)
Other cash expenditures capitalized	$378,000		$96,000
Total acquisition cost	$23,369,000		$16,362,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN 824 North Market Street, LLC 824 North Market Street Wilmington, DE Office		NNN Century Hills, LLC Century Hills Apartments Augusta, GA Apartment
Gross leasable square footage	203,000		200/221,000	*
Date of purchase:	6/29/2007		6/29/2007
Mortgage financing at date of purchase	$29,280,000		$15,750,000
Cash down payment	$8,367,000		$5,880,000
Contract purchase price plus acquisition fee	$37,647,000		$21,630,000
Other cash expenditures expensed/(credited)	$12,000		$27,000
Other cash expenditures capitalized	$768,000		$401,000
Total acquisition cost	$38,427,000		$22,058,000

Program: Name, location, type of property	NNN Retreat at Stonecrest, LLC Retreat at Stonecrest Apartments Lithonia, GA Apartment		NNN Engineering Drive, LLC 3550 Engineering Drive Norcross, GA Office
Gross leasable square footage	276/288,000	*	99,000
Date of purchase:	7/2/2007		7/6/2007
Mortgage financing at date of purchase	$16,650,000		$13,522,000
Cash down payment	$6,216,000		$6,233,000
Contract purchase price plus acquisition fee	$22,866,000		$19,755,000
Other cash expenditures expensed/(credited)	$164,000		$58,000
Other cash expenditures capitalized	$619,000		$151,000
Total acquisition cost	$23,649,000		$19,964,000

Program: Name, location, type of property	NNN Sugar Land Medical Center, LLC Sugar Land Medical Center Sugar Land, TX Medical Office		NNN Harbour Landing, LLC Harbour Landing Apartments Corpus Christi, TX Apartment
Gross leasable square footage	80,000		284/193,000	*
Date of purchase:	7/26/2007		7/31/2007
Mortgage financing at date of purchase	$12,000,000		$11,063,000
Cash down payment	$3,347,000		$4,130,000
Contract purchase price plus acquisition fee	$15,347,000		$15,193,000
Other cash expenditures expensed/(credited)	$(7,000)		$(3,000)
Other cash expenditures capitalized	$957,000		$729,000
Total acquisition cost	$16,297,000		$15,919,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Church Street Office Center, LLC Church Street Office Center Evanston, IL Office	NNN River Ridge, LLC River Ridge Apartments Asheville, NC Apartment
Gross leasable square footage	153,000	252/270,000	*
Date of purchase:	8/16/2007	8/16/2007
Mortgage financing at date of purchase	$21,600,000	$19,646,000
Cash down payment	$5,400,000	$7,335,000
Contract purchase price plus acquisition fee	$27,000,000	$26,981,000
Other cash expenditures expensed/(credited)	$(110,000)	$60,000
Other cash expenditures capitalized	$1,049,000	$918,000
Total acquisition cost	$27,939,000	$27,959,000

Program: Name, location, type of property	NNN Riverwood Place, LLC One and Two Riverwood Place Pewaukee, WI Office	NNN Old Line Professional Centre, LLC Old Line Professional Centre Waldorf, MD Medical Office
Gross leasable square footage	196,000	81,000
Date of purchase:	8/17/2007	8/17/2007
Mortgage financing at date of purchase	$26,500,000	$9,400,000
Cash down payment	$10,745,000	$2,960,000
Contract purchase price plus acquisition fee	$37,245,000	$12,360,000
Other cash expenditures expensed/(credited)	$138,000	$95,000
Other cash expenditures capitalized	$1,195,000	$688,000
Total acquisition cost	$38,578,000	$13,143,000

Program: Name, location, type of property	NNN One Ridgmar Centre, LLC One Ridgmar Centre Fort Worth, TX Office	NNN Wesley Paces, LLC Wesley Paces Norcross, GA Apartment
Gross leasable square footage	177,000	260/296,000	*
Date of purchase:	8/17/2007	8/17/2007
Mortgage financing at date of purchase	$15,500,000	$20,089,000
Cash down payment	$6,020,000	$7,500,000
Contract purchase price plus acquisition fee	$21,520,000	$27,589,000
Other cash expenditures expensed/(credited)	$(46,000)	$(7,000)
Other cash expenditures capitalized	$855,000	$1,036,000
Total acquisition cost	$22,329,000	$28,618,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Biewend Building, LLC Biewend Building Boston, MA Medical Office	NNN Tupper Building, LLC Tupper Building Boston, MA Medical Office
Gross leasable square footage	155,000	98,000
Date of purchase:	9/5/2007	9/5/2007
Mortgage financing at date of purchase	$48,880,000	$43,920,000
Cash down payment	$13,676,000	$12,293,000
Contract purchase price plus acquisition fee	$62,556,000	$56,213,000
Other cash expenditures expensed/(credited)	$213,000	$191,000
Other cash expenditures capitalized	$1,554,000	$1,309,000
Total acquisition cost	$64,323,000	$57,713,000

Program: Name, location, type of property	NNN Darien Business Center, LLC Darien Business Center Darien, IL Office	NNN Ashley Overlook, LLC Ashley Overlook North Charleston, SC Office
Gross leasable square footage	176,000	107,000
Date of purchase:	9/25/2007	10/1/2007
Mortgage financing at date of purchase	$23,040,000	$15,100,000
Cash down payment	$6,406,000	$8,900,000
Contract purchase price plus acquisition fee	$29,446,000	$24,000,000
Other cash expenditures expensed/(credited)	$56,000	$12,000
Other cash expenditures capitalized	$1,003,000	$48,000
Total acquisition cost	$30,505,000	$24,060,000

Program: Name, location, type of property	NNN Park Central, LLC Park Central Atlanta, GA Office	NNN Emberwood Apartments, LLC Emberwood Apartments Lafayette, LA Apartment
Gross leasable square footage	212,000	296/267,000	*
Date of purchase:	11/29/2007	12/4/2007
Mortgage financing at date of purchase	$20,000,000	$16,050,000
Cash down payment	$9,865,000	$5,992,000
Contract purchase price plus acquisition fee	$29,865,000	$22,042,000
Other cash expenditures expensed/(credited)	$82,000	$41,000
Other cash expenditures capitalized	$1,779,000	$1,696,000
Total acquisition cost	$31,726,000	$23,779,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	NNN Exchange South, LLC Exchange South Jacksonville, FL Office	NNN Woodside, LLC Woodside Corporate Park Beaverton, OR Office
Gross leasable square footage	194,000	193,000
Date of purchase:	12/13/2007	12/13/2007
Mortgage financing at date of purchase	$16,800,000	$19,380,000
Cash down payment	$7,800,000	$12,865,000
Contract purchase price plus acquisition fee	$24,600,000	$32,245,000
Other cash expenditures expensed/(credited)	$146,000	$58,000
Other cash expenditures capitalized	$1,115,000	$1,025,000
Total acquisition cost	$25,861,000	$33,328,000

Program: Name, location, type of property	NNN Townley Business Park, LLC Townley Business Park Phoenix, AZ Office	NNN Eastern Wisconsin Medical Portfolio, LLC Aurora Health Care - Multi Site Milwaukee, WI Medical Office
Gross leasable square footage	122,000	153,000
Date of purchase:	12/21/2007	12/21/2007
Mortgage financing at date of purchase	$9,900,000	$32,300,000
Cash down payment	$4,726,000	$9,401,000
Contract purchase price plus acquisition fee	$14,626,000	$41,701,000
Other cash expenditures expensed/(credited)	$(20,000)	$(20,000)
Other cash expenditures capitalized	$541,000	$1,271,000
Total acquisition cost	$15,147,000	$42,952,000

Program: Name, location, type of property	Washington Park Office Center, LLC Washington Park Office Center Dayton, OH Office	Six Forks Station, LLC Six Forks Station Apartments Raleigh, NC Apartment
Gross leasable square footage	154,000	321/359,000	*
Date of purchase:	1/31/2008	3/31/2008
Mortgage financing at date of purchase	$14,700,000	$20,700,000
Cash down payment	$6,618,000	$8,472,000
Contract purchase price plus acquisition fee	$21,318,000	$29,172,000
Other cash expenditures expensed/(credited)	$(37,000)	$19,000
Other cash expenditures capitalized	$356,000	$365,000
Total acquisition cost	$21,637,000	$29,556,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	Jacksonville Medical Plaza, LLC Jacksonville Medical Plaza I & II Jacksonville, FL Medical Office		5001 Enclave, LLC Enclave on Golden Triangle Apartments Keller, TX Apartment
Gross leasable square footage	132,000		273/224,000	*
Date of purchase:	3/31/2008		4/7/2008
Mortgage financing at date of purchase	$19,100,000		$21,400,000
Cash down payment	$8,616,000		$8,633,000
Contract purchase price plus acquisition fee	$27,716,000		$30,033,000
Other cash expenditures expensed/(credited)	$31,000		$104,000
Other cash expenditures capitalized	$2,203,000		$511,000
Total acquisition cost	$29,950,000		$30,648,000

Program: Name, location, type of property	5200 Upper Metro, LLC 5200 Upper Metro Place Dublin, OH Office		3100 River Exchange Member, LLC AMLI at River Park Apartments Sandy Springs, GA Apartment
Gross leasable square footage	96,000		222/227,000	*
Date of purchase:	4/29/2008		6/26/2008
Mortgage financing at date of purchase	$6,370,000		$15,810,000
Cash down payment	$3,827,000		$10,200,000
Contract purchase price plus acquisition fee	$10,197,000		$26,010,000
Other cash expenditures expensed/(credited)	$1,000		$(23,000)
Other cash expenditures capitalized	$263,000		$312,000
Total acquisition cost	$10,461,000		$26,299,000

Program: Name, location, type of property	Plantations at Haywood, LLC Plantations at Haywood Apartments Greenville, SC Apartment		One Live Oak, LLC One Live Oak Atlanta, GA Office
Gross leasable square footage	562/662,000	*	199,000
Date of purchase:	6/27/2008		8/14/2008
Mortgage financing at date of purchase	$24,180,000		$24,115,000
Cash down payment	$15,600,000		$11,196,000
Contract purchase price plus acquisition fee	$39,780,000		$35,311,000
Other cash expenditures expensed/(credited)	$(9,000)		$(417,000)
Other cash expenditures capitalized	$894,000		$2,150,000
Total acquisition cost	$40,665,000		$37,044,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	1600 Barberry Lane, LLC AMLI at Peachtree City Apartments Peachtree City, GA Apartment	Oak Park Office Center, LLC Oak Park Office Center III Houston, TX Office
Gross leasable square footage	312/306,000 *	151,000
Date of purchase:	8/29/2008	10/30/2008
Mortgage financing at date of purchase	$23,790,000	$17,600,000
Cash down payment	$13,908,000	$15,040,000
Contract purchase price plus acquisition fee	$37,698,000	$32,640,000
Other cash expenditures expensed/(credited)	$(7,000)	$16,000
Other cash expenditures capitalized	$1,164,000	$665,000
Total acquisition cost	$38,855,000	$33,321,000

Program: Name, location, type of property	1650 Sunflower, LLC 1650 Sunflower Avenue Costa Mesa, CA Industrial
Gross leasable square footage	112,000
Date of purchase:	10/30/2008
Mortgage financing at date of purchase	$17,559,000
Cash down payment	$12,438,000
Contract purchase price plus acquisition fee	$29,997,000
Other cash expenditures expensed/(credited)	$(4,000)
Other cash expenditures capitalized	$1,067,000
Total acquisition cost	$31,060,000

INSTITUTIONAL PRIVATE PROGRAMS

Program: Name, location, type of property	NNN 5202 President’s Court, LLC 5202 President’s Court Frederick, MD Office	CSAA Portfolio - TIAA Building TIAA Building Broomfield, CO Office
Gross leasable square footage	233,000	93,000
Date of purchase:	1/29/2008	2/29/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$52,530,000	$16,565,000
Contract purchase price plus acquisition fee	$52,530,000	$16,565,000
Other cash expenditures expensed/(credited)	$(27,000)	$(3,000)
Other cash expenditures capitalized	$557,000	$28,000
Total acquisition cost	$53,060,000	$16,590,000

*	Represents the number of units and total square footage of units.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	CSAA Portfolio - Fifth Third Bank Fifth Third Bank Montgomery, IL Retail	CSAA Portfolio - CVS Pharmacy CVS Pharmacy (Decatur) Decatur, GA Retail
Gross leasable square footage	55,000	16,000
Date of purchase:	2/29/2008	2/29/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$3,238,000	$5,573,000
Contract purchase price plus acquisition fee	$3,238,000	$5,573,000
Other cash expenditures expensed/(credited)	$—	$2,000
Other cash expenditures capitalized	$24,000	$29,000
Total acquisition cost	$3,262,000	$5,604,000

Program: Name, location, type of property	CSAA Portfolio - Chase Bank Chase Bank (Carpentersville) Carpentersville, IL Retail	CSAA Portfolio - Chase Bank Chase Bank (Northlake) Northlake, IL Retail
Gross leasable square footage	4,000	4,000
Date of purchase:	2/29/2008	2/29/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$3,615,000	$4,208,000
Contract purchase price plus acquisition fee	$3,615,000	$4,208,000
Other cash expenditures expensed/(credited)	$(1,000)	$(1,000)
Other cash expenditures capitalized	$22,000	$24,000
Total acquisition cost	$3,636,000	$4,231,000

Program: Name, location, type of property	CSAA Portfolio - Home Depot Home Depot (Austell) Austell, GA Retail	CSAA Portfolio - Walgreens Walgreens (Austin) Austin, TX Retail
Gross leasable square footage	131,000	15,000
Date of purchase:	3/7/2008	3/28/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$9,816,000	$6,442,000
Contract purchase price plus acquisition fee	$9,816,000	$6,442,000
Other cash expenditures expensed/(credited)	$(42,000)	$(4,000)
Other cash expenditures capitalized	$44,000	$21,000
Total acquisition cost	$9,818,000	$6,459,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	Tech Hill 511, LLC Tech Hill I & II Silver Spring, MD Office	CSAA Portfolio - Walgreens Walgreens (Marysville) Marysville, OH Retail
Gross leasable square footage	143,000	15,000
Date of purchase:	3/28/2008	4/21/2008
Mortgage financing at date of purchase	$12,000,000	$—
Cash down payment	$27,140,000	$5,279,000
Contract purchase price plus acquisition fee	$39,140,000	$5,279,000
Other cash expenditures expensed/(credited)	$10,000	$—
Other cash expenditures capitalized	$771,000	$14,000
Total acquisition cost	$39,921,000	$5,293,000

Program: Name, location, type of property	CSAA Portfolio - Walgreens Walgreens (Upper Arlington) Columbus, OH Retail	CSAA Portfolio - Fifth Third Bank Fifth Third Bank (Schaumburg) Schaumburg, IL Retail
Gross leasable square footage	21,000	4,000
Date of purchase:	4/21/2008	5/5/2008
Mortgage financing at date of purchase	$—	$—
Cash down payment	$7,457,000	$4,370,000
Contract purchase price plus acquisition fee	$7,457,000	$4,370,000
Other cash expenditures expensed/(credited)	$(13,000)	$(18,000)
Other cash expenditures capitalized	$16,000	$28,000
Total acquisition cost	$7,460,000	$4,380,000

Program: Name, location, type of property	CSAA Portfolio - Walgreens Walgreens (Chelsea) Chelsea, AL Retail	NNN Fountainhead, LLC Shorecliff Investments, LLC San Antonio, TX Office
Gross leasable square footage	15,000	171,000
Date of purchase:	5/15/2008	5/16/2008
Mortgage financing at date of purchase	$—	$12,750,000
Cash down payment	$7,873,000	$21,313,000
Contract purchase price plus acquisition fee	$7,873,000	$34,063,000
Other cash expenditures expensed/(credited)	$(21,000)	$(131,000)
Other cash expenditures capitalized	$37,000	$1,461,000
Total acquisition cost	$7,889,000	$35,393,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2008

Program: Name, location, type of property	CSAA Portfolio - Walgreens Walgreens (Joliet) Joliet, IL Retail
Gross leasable square footage	14,000
Date of purchase:	6/25/2008
Mortgage financing at date of purchase	$—
Cash down payment	$4,960,000
Contract purchase price plus acquisition fee	$4,960,000
Other cash expenditures expensed/(credited)	$(1,000)
Other cash expenditures capitalized	$20,000
Total acquisition cost	$4,979,000

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 15th day of June, 2009.

GRUBB & ELLIS APARTMENT REIT, INC.

By:	/s/ Stanley J. Olander, Jr.
Stanley J. Olander, Jr.,
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Andrea R. Biller and Stanley J. Olander, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley J. Olander, Jr. Stanley J. Olander, Jr.	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	June 15, 2009

/s/ Shannon K S Johnson Shannon K S Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2009

/s/ Glenn W. Bunting Glenn W. Bunting	Director	June 15, 2009

/s/ Robert A. Gary, IV Robert A. Gary, IV	Director	June 15, 2009

/s/ W. Brand Inlow W. Brand Inlow	Director	June 15, 2009

/s/ Andrea R. Biller Andrea R. Biller	Director	June 15, 2009

EXHIBIT LIST

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company on December 7, 2007, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC and NNN Apartment Management, LLC changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC and Grubb & Ellis Apartment Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1	.1**	Form of Dealer Manager Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Securities, Inc.
3.1		Articles of Amendment and Restatement of the Registrant (included as Exhibit 3.1 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
3.2		Articles of Amendment to the Articles of Amendment and Restatement of the Registrant (included as Exhibit 3.1 to our Form 8-K filed on December 10, 2007 and incorporated herein by reference)
3.3		Amended and Restated Bylaws of the Registrant (included as Exhibit 3.2 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
3.4		Amendment to Amended and Restated Bylaws (included as Exhibit 3.6 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-130945) filed January 31, 2007 and incorporated herein by reference)
3.5		Agreement of Limited Partnership of NNN Apartment REIT Holdings, L.P. (included as Exhibit 3.3 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
4	.1*	Form of Subscription Agreement (included as Exhibit B to the prospectus)
5	.1*	Form of Opinion of Venable LLP, as to the legality of the shares being registered
8	.1*	Form of Opinion of Morris, Manning & Martin, LLP as to tax matters
10	.1*	Amended and Restated Distribution Reinvestment Plan (included as Exhibit C to the prospectus)
10	.2*	Share Repurchase Plan (included as Exhibit D to the prospectus)
10.3		2006 Incentive Award Plan (included as Exhibit 10.3 to our Registration Statement on Form S-11, Amendment No. 3 filed on April 21, 2006 (File No. 333-130945) and incorporated herein by reference)
10.4		First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to our Form 8-K filed on July 21, 2008 and incorporated herein by reference)
10	.4.1	Amendment No. 1 to the First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on December 2, 2008 and incorporated herein by reference)
10	.4.2*	Form of Amendment No. 2 to the First Amended and Restated Advisory Agreement between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC
10.5		Escrow Agreement (included as Exhibit 10.5 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
10.6		Amendment to 2006 Incentive Award Plan (included as Exhibit 10.6 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
10.7		Assignment of Contract dated October 30, 2006 by Triple Net Properties, LLC to Apartment REIT Walker Ranch, L.P. (included as Exhibit 10.8 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.8		Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.9		Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.10 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.10	Revolving Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.11 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.11	Swingline Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.12 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.12	Guaranty dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.13 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.13	Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.14 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.14	Mezzanine Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.15 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.15	Second Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.16 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.16	Note (Mezzanine Loan) for the Walker Ranch Property dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.17 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.17	Guaranty (Mezzanine Loan) dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.18 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.18	Second Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.19 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.19	Senior Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.20 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.20	Mezzanine Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.21 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.21	Assignment and Acceptance Agreement dated November 22, 2006 by and among Wachovia Bank, National Association, LaSalle Bank National Association and Wachovia Bank, National Association (included as Exhibit 10.1 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.22	First Amendment to Credit Agreement dated November 22, 2006 among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC, Wachovia Bank, National Association and the Lenders (included as Exhibit 10.2 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.23	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.3 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.24	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and LaSalle Bank National Association (included as Exhibit 10.4 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.25	Amendment to the Contract of Sale dated November 27, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.26	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents by El Dorado Apartments, LLC for the benefit of Royal Bank of Canada, dated November 29, 2006 (included as Exhibit 10.6 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.27	Assignment of Contract dated December 28, 2006 by Triple Net Properties, LLC to Apartment REIT Hidden Lakes, L.P. (included as Exhibit 10.8 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.28	Promissory Note dated December 28, 2006 issued by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.35	Unsecured Promissory Note dated December 28, 2006 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.16 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.36	Purchase and Sale Agreement by and between Northspring Park, LLC and Triple Net Properties, LLC entered into as of February 21, 2007 (included as Exhibit 10.1 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.37	Purchase and Sale Agreement dated February 21, 2007 by and between FS Towne Crossing, LTD and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.38	Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated February 21, 2007 (included as Exhibit 10.1 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.39	Deed of Trust, Security Agreement and Fixture Filing made and given by Braemar Housing Limited Partnership to J. Lindsay Stradley, Jr. as Trustee for Transamerica Occidental Life Insurance Company as of March 25, 2005 (included as Exhibit 10.5 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.40	Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.1 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.41	Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association (included as Exhibit 10.2 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.42	Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.3 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.43	Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.4 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.44	Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.5 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.45	Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.6 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.46	SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.7 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.47	Purchase and Sale Agreement by and between Braemar Housing Limited Partnership and Triple Net Properties, LLC entered into as of April 26, 2007 (included as Exhibit 10.1 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.48	Secured Promissory Note issued by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.4 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.49	Absolute Assignment of Leases and Rents by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.6 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.50	Sale Agreement dated June 8, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.51	Reinstatement of and First Amendment to and Joinder and Ratification of Purchase and Sale Agreement dated June 8, 2007 by and between FS Towne Crossing, LP, Fountain Green, LLC, and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.52	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between North Spring Park, LLC and Triple Net Properties, LLC made as of June 12, 2007 (included as Exhibit 10.2 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Park at North Gate, LP made as of June 12, 2007 (included as Exhibit 10.3 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.54	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.2 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.55	Amendment to Sale Agreement dated June 14, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.56	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Apartment REIT Residences at Braemar, LLC as of June 29, 2007 (included as Exhibit 10.2 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.57	Loan Assumption and Modification Agreement by and between Apartment REIT Residences at Braemar, LLC, and Transamerica Occidental Life Insurance Company and is joined by Braemar Housing Limited Partnership, et al. made and entered into and effective as of June 29, 2007 (included as Exhibit 10.3 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.58	Supplemental Carveout Guarantee and Indemnity Agreement by NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.7 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.59	Supplemental Environmental Indemnity Agreement by Apartment REIT Residences at Braemar, LLC and NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.8 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.60	Assignment and Subordination of Management Agreement by Apartment REIT Residences at Braemar, LLC, Triple Net Properties Realty, Inc. and Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.9 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.61	Unsecured Promissory Note dated June 29, 2007 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.10 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.62	Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association (included as Exhibit 10.1 to our Form 8-K filed July 13, 2007 and incorporated herein by reference)
10.63	Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association (included as Exhibit 10.2 to our Form 8-K filed July 13, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.64	Sale Agreement Assignment dated August 1, 2007 by and between Triple Net Properties, LLC and Apartment REIT Bay Point Resort, LLC (included as Exhibit 10.3 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.65	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC in favor of PNC ARCS LLC (included as Exhibit 10.4 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.66	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC to Lawyers Title Insurance Corporation for the benefit of PNC ARCS LLC (included as Exhibit 10.5 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.67	Unsecured Promissory Note dated August 1, 2007 by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.6 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.68	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Park at North Gate, LP in favor of PNC ARCS LLC (included as Exhibit 10.7 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.69	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Park at North Gate, LP to Lawyers Title Insurance Company for the benefit of PNC ARCS LLC (included as Exhibit 10.8 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.70	Assumption Agreement dated August 24, 2007 by and among FS Towne Crossing, LP, Bowler Holdings, LLC, Fountain Green, LLC, Apartment REIT Towne Crossing, LP, and the Federal Home Loan Mortgage Corporation acknowledged and consented to by Wendell A. Jacobson (included as Exhibit 10.4 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.71	Guaranty dated August 28, 2007 by NNN Apartment REIT, Inc. for the benefit of Federal Home Loan Mortgage Corporation (included as Exhibit 10.7 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.72	Assignment of Contract dated August 29, 2007 by Triple Net Properties, LLC to Apartment REIT Towne Crossing, LP (included as Exhibit 10.3 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.73	Unsecured Promissory Note dated August 29, 2007 by NNN Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.8 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.74	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Villas of El Dorado, LLC, dated November 1, 2007 (included as Exhibit 10.3 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.75	Agreement of Assumption and Modification of Security Instrument and Other Loan Documents by and among El Dorado Apartments, LLC; Wendell A. Jacobson; Apartment REIT Villas of El Dorado, LLC; NNN Apartment REIT, Inc.; and The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated as of November 1, 2007 (included as Exhibit 10.4 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.76	Limited Guaranty by NNN Apartment REIT, Inc. in favor of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.7 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by Apartment REIT Villas of El Dorado, LLC and NNN Apartment REIT, Inc. for the benefit of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.8 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.78	Loan Agreement by and between NNN Apartment REIT, Inc. and Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.9 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.79	Promissory Note by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.10 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.80	Pledge Agreement (Partnership Interests) by and between Wachovia Bank, National Association and NNN Apartment REIT Holdings, L.P., dated November 1, 2007 (included as Exhibit 10.11 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.81	Promissory Note by El Dorado Apartments, LLC in favor of Royal Bank of Canada, dated November 29, 2007 (included as Exhibit 10.5 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.82	Purchase and Sale Agreement by and between Fort Nelson Apartments, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.83	Purchase and Sale Agreement by and between The Myrtles at Old Towne, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.84	Amendment Letter by and between Triple Net Properties, LLC, Fort Nelson Apartments, L.L.C. and The Myrtles at Old Towne, L.L.C., dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.85	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.86	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.87	Multifamily Note by G&E Apartment REIT The Heights at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.88	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.89	Guaranty by G&E Apartment REIT The Heights at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.90	Multifamily Note by G&E Apartment REIT The Myrtles at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.91	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.92	Guaranty by G&E Apartment REIT The Myrtles at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.93	First Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated December 21, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.94	First Amended and Restated Pledge Agreement by and between Wachovia Bank, N.A. and Grubb and Ellis Apartment REIT Holdings, L.P., dated December 21, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.95	Unsecured Promissory Note issued by Grubb and Ellis Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated December 21, 2007 (included as Exhibit 10.14 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.96	Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated January 8, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.97	Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated February 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.98	Second Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 7, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.99	Third Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 27, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.100	Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Arboleda, LLC, dated March 27, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.101	Fixed+1 Multifamily Note by G&E Apartment REIT Arboleda, LLC in favor of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.102	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing by G&E Apartment REIT Arboleda, LLC for the benefit of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.103	Second Amendment to and Waiver of Loan Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.104	Amended and Restated Promissory Note by Grubb & Ellis Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.105	Second Amended and Restated Pledge Agreement (Membership and Partnership Interests) by and between Wachovia Bank, National Association and Grubb & Ellis Apartment REIT Holdings, L.P., dated March 31, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.106	Purchase and Sale Agreement by and between Atlanta Creekside Gardens Associates, LLC and Grubb & Ellis Realty Investors, LLC, dated June 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.107	First Amendment to Purchase and Sale Agreement by and between Atlanta Creekside Gardens Associates, LLC and Grubb & Ellis Realty Investors, LLC, dated June 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.108	Purchase and Sale Agreement by and between AMLI at Peachtree City-Phase I, LLC, AMLI at Peachtree City-Phase II, LLC and Grubb and Ellis Realty Investors, LLC, dated June 23, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.109	Purchase and Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Creekside Crossing, LLC, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.110	Multifamily Note by G&E Apartment REIT Creekside Crossing, LLC to the order of Capmark Bank for Freddie Mac, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.111	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Creekside Crossing, LLC and Capmark Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.112	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.113	Multifamily Note by G&E Apartment REIT Kedron Village, LLC to the order of Capmark Bank for Freddie Mac, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.114	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Kedron Village, LLC and Capmark Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.115	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated June 26, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.116	Third Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated June 26, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.117	Third Amended and Restated Pledge Agreement by and between Wachovia Bank, National Association and Grubb and Ellis Apartment REIT Holdings, L.P., dated June 26, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.118	Assignment and Assumption of Real Estate Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Kedron Village, LLC, dated June 27, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.119	Unsecured Promissory Note by Grubb & Ellis Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc., dated June 27, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed July 2, 2008 and incorporated herein by reference)
10.120	Real Estate Purchase and Sale Agreement by and between Apartments at Canyon Ridge, LLC and Grubb & Ellis Realty Investors, LLC, dated July 10, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.121	First Amendment to Real Estate Purchase and Sale Agreement by and between Apartments at Canyon Ridge, LLC and Grubb & Ellis Realty Investors, LLC, dated August 15, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.122	Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Canyon Ridge, LLC, dated September 15, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.123	Multifamily Note by G&E Apartment REIT Canyon Ridge, LLC to the order of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.124	Multifamily Deed of Trust, Assignment of Rents and Security Agreement by G&E Apartment REIT Canyon Ridge, LLC for the benefit of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.125	Guaranty by Grubb & Ellis Apartment REIT, Inc. for the benefit of Capmark Bank, dated September 15, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.126	Fourth Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated September 15, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.127		Fourth Amended and Restated Pledge Agreement by and between Wachovia Bank, National Association and Grubb and Ellis Apartment REIT Holdings, L.P., dated September 15, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.128		Unsecured Promissory Note by Grubb & Ellis Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc., dated September 15, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed September 19, 2008 and incorporated herein by reference)
10.129		Assignment and Assumption of Real Estate Purchase and Sale Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Canyon Ridge, LLC, dated September 15, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K/A filed September 25, 2008 and incorporated herein by reference)
21	.1**	Subsidiaries of Grubb & Ellis Apartment REIT, Inc.
23	.1*	Form of Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Form of Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
23	.4*	Consent of KMJ Corbin & Company LLP
24	.1*	Power of Attorney (included on Signature Page)

*	Filed herewith.

**	Previously filed.